MIDLAND REALTY ACCEPTANCE CORP.,
                                    DEPOSITOR


                          MIDLAND LOAN SERVICES, L.P.,
                                    SERVICER


                          MIDLAND LOAN SERVICES, L.P.,
                                SPECIAL SERVICER

                             LASALLE NATIONAL BANK,
                                     TRUSTEE

                                       and

                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT





              POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1996




       Commercial Mortgage Pass-Through Certificates

                                 Series 1996-C2

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS
         SECTION 1.1.      Defined Terms................  3
         SECTION 1.2.      Certain Calculations......... 40
         SECTION 1.3.      Certain Constructions........ 41

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS;
             ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.1.      Conveyance and Assignment
         of Mortgage Loans.............................. 41
         SECTION 2.2.      Acceptance by the
         Custodian and the Trustee...................... 46
         SECTION 2.3.      Representations and
         Warranties of the Depositor.................... 47
         SECTION 2.4.      Representations,
                           Warranties and Covenants
                           of the Servicer and the
                           Special Servicer............. 51
         SECTION 2.5.      Execution and Delivery of
                           Certificates; Issuance of
                           REMIC I Regular Interests.... 55
         SECTION 2.6.      Miscellaneous REMIC
                           Provisions................... 55
         SECTION 2.7.      Documents Not Delivered to
                           Custodian.................... 56

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

         SECTION 3.1.      Servicer to Act as
                           Servicer; Special Servicer
                           to Act as Special
                           Servicer; Administration
                           of the Mortgage Loans........ 56
         SECTION 3.2.      Liability of the Servicer.... 59
         SECTION 3.3.      Collection of Certain
                           Mortgage Loan Payments....... 60
         SECTION 3.4.      Collection of Taxes,
                           Assessments and Similar
                           Items........................ 60
         SECTION 3.5.      Collection Account;
                           Distribution Account......... 62
         SECTION 3.6.      Permitted Withdrawals from
                           the Collection Account....... 63
         SECTION 3.7.      Investment of Funds in the
                           Collection Account, the
                           Distribution Account and
                           the Reserve Accounts......... 65
         SECTION 3.8.      Maintenance of Insurance
                           Policies and Errors and
                           Omissions and Fidelity
                           Coverage..................... 67
         SECTION 3.9.      Enforcement of Due-On-Sale
                           Clauses; Assumption
                           Agreements................... 70
         SECTION 3.10.          Realization Upon
                                Mortgage Loans.......... 72
         SECTION 3.11.          Trustee to Cooperate;
                                Release of Mortgage
                                Files................... 76

                                                                            PAGE

         SECTION 3.12.          Servicing
                                Compensation and
                                Trustee Fees............ 77
         SECTION 3.13.          Reports to the
                                Trustee; Collection
                                Account Statements...... 79
         SECTION 3.14.          Annual Statement as
                                to Compliance........... 80
         SECTION 3.15.          Annual Independent
                                Public Accountants'
                                Servicing Report........ 80
         SECTION 3.16.          Access to Certain
                                Documentation........... 81
         SECTION 3.17.          Title and Management
                                of REO Properties....... 81
         SECTION 3.18.          Sale of Specially
                                Serviced Mortgage
                                Loans and REO
                                Properties.............. 85
         SECTION 3.19.          Inspections............. 87
         SECTION 3.20.          Available Information
                                and Notices............. 87
         SECTION 3.21.          Reserve Accounts........ 89
         SECTION 3.22.          Property Advances....... 89
         SECTION 3.23.          Appointment of
                                Special Servicer........ 90
         SECTION 3.24.          Transfer of Servicing
                                Between Servicer and
                                Special Servicer;
                                Record Keeping.......... 91
         SECTION 3.25.          Adjustment of
                                Servicing
                                Compensation in
                                Respect of Prepayment
                                Interest Shortfalls..... 92
         SECTION 3.26.          Consulting
                                Certificateholder....... 93

                                   ARTICLE IV

            DISTRIBUTIONS TO CERTIFICATEHOLDERS

         SECTION 4.1.      Distributions................ 93
         SECTION 4.2.      Statements to Rating
                           Agencies and
                           Certificateholders;
                           Available Information;
                           Information Furnished to
                           Financial Market Publisher...114
         SECTION 4.3.      Compliance with
                           Withholding Requirements.....117
         SECTION 4.4.      REMIC Compliance.............118
         SECTION 4.5.      Imposition of Tax on the
                           Trust Fund...................120
         SECTION 4.6.      Remittances; P&I Advances....121

                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.1.      The Certificates.............123
         SECTION 5.2.      Registration, Transfer and
                           Exchange of Certificates.....125
         SECTION 5.3.      Book-Entry Certificates......130
         SECTION 5.4.      Mutilated, Destroyed, Lost
                           or Stolen Certificates.......131
         SECTION 5.5.      Appointment of Paying Agent..131
         SECTION 5.6.      Access to
                           Certificateholders' Names
                           and Addresses................132

                                                                            PAGE

         SECTION 5.7.      Actions of
                           Certificateholders...........132

                                   ARTICLE VI

   THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

         SECTION 6.1.      Liability of the
                           Depositor, the Servicer
                           and the Special Servicer.....133
         SECTION 6.2.      Merger or Consolidation of
                           the Servicer and Special
                           Servicer.....................133
         SECTION 6.3.      Limitation on Liability
                           of the Depositor, the
                           Servicer and Others..........134
         SECTION 6.4.      Limitation on Resignation
                           of the Servicer and of the
                           Special Servicer.............135
         SECTION 6.5.      Rights of the Depositor
                           and the Trustee in Respect
                           of the Servicer and the
                           Special Servicer.............135

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.1.      Events of Default............136
         SECTION 7.2.      Trustee to Act;
                           Appointment of Successor.....138
         SECTION 7.3.      Notification to
                           Certificateholders...........140
         SECTION 7.4.      Other Remedies of Trustee....140
         SECTION 7.5.      Waiver of Past Events of
                           Default; Termination.........140

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.1.      Duties of Trustee............141
         SECTION 8.2.      Certain Matters Affecting
                           the Trustee..................143
         SECTION 8.3.      Trustee Not Liable for
                           Certificates or Mortgage
                           Loans........................145
         SECTION 8.4.      Trustee May Own
                           Certificates.................146
         SECTION 8.5.      Payment of Trustee's Fees
                           and Expenses;
                           Indemnification..............147
         SECTION 8.6.      Eligibility Requirements
                           for Trustee..................148
         SECTION 8.7.      Resignation and Removal of
                           the Trustee..................149
         SECTION 8.8.      Successor Trustee............150
         SECTION 8.9.      Merger or Consolidation of
                           Trustee......................151
         SECTION 8.10.          Appointment of
                                Co-Trustee or
                                Separate Trustee........151
         SECTION 8.11.          Authenticating Agent....152

         SECTION 8.12.          Appointment of
                                Custodians..............153
         SECTION 8.13.          Fiscal Agent
                                Appointed; Concerning
                                the Fiscal Agent........153

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.1.      Termination..................154
         SECTION 9.2.      Additional Termination
                           Requirements.................159

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1.          Counterparts............160
         SECTION 10.2.          Limitation on Rights
                                of Certificateholders...160
         SECTION 10.3.          Governing Law...........161
         SECTION 10.4.          Notices.................161
         SECTION 10.5.          Severability of
                                Provisions..............164
         SECTION 10.6.          Notice to the
                                Depositor and Each
                                Rating Agency...........164
         SECTION 10.7.          Amendment...............165
         SECTION 10.8.          Confirmation of Intent..167

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class A-EC Certificate
Exhibit A-4       Form of Class B Certificate
Exhibit A-5       Form of Class C Certificate
Exhibit A-6       Form of Class D Certificate
Exhibit A-7       Form of Class E Certificate
Exhibit A-8       Form of Class F Certificate
Exhibit A-9       Form of Class G Certificate
Exhibit A-10           Form of Class H Certificate
Exhibit A-11           Form of Class J Certificate
Exhibit A-12           Form of Class K Certificate
Exhibit A-13           Form of Class L-1 Certificate
Exhibit A-14           Form of Class L-2 Certificate
Exhibit A-15           Form of Class R-I Certificate
Exhibit A-16           Form of Class R-II Certificate
Exhibit B     Mortgage Loan Schedule
Exhibit C-1       Form of Transferee Affidavit
Exhibit C-2       Form of Transferor Letter
Exhibit D-1       Form of Investment Representation Letter
Exhibit D-2       Form of ERISA Representation Letter
Exhibit E     Form of Request for Release
Exhibit F     Form of Custodial Agreement
Exhibit G         Form of MCFC Mortgage Loan Purchase and
                  Sale Agreement
Exhibit H         Form of BCMC Mortgage Loan Purchase and
                  Sale Agreement
Exhibit I         Form of BCMC/MCFC Mortgage Loan
                           Purchase and Sale Agreement
             Exhibit J Form of GACC Mortgage Loan Purchase and Sale
              Agreement
Exhibit K     Privately Placed Securities Legend

         Pooling and Servicing Agreement, dated as of December 1, 1996 among Midland Realty Acceptance Corp., as Depositor, Midland Loan Services, L.P., as Servicer and Special Servicer, LaSalle National Bank, as Trustee and Custodian, and ABN AMRO Bank N.V., as Fiscal Agent of the Trustee.

                             PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I)

         The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect that the Trust Fund be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC I" and "REMIC II," respectively). The Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L-1 and Class L-2 Certificates constitute "regular interests" in REMIC II and the Classes R-II Certificates are the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions. The Class R-I Certificates are the sole class of "residual interest" in REMIC I for purposes of the REMIC Provisions. There are also eleven classes of uncertificated REMIC I Regular Interests issued under this Agreement (the Class A-L-1, Class A-L-2, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-L, Class H-L, Class J-L, Class K-L and Class L-L Interests), each of which will constitute a regular interest in REMIC I. All such REMIC I Regular Interests will be held by the Trustee as assets of REMIC II.

         The following table sets forth the designation and aggregate initial Certificate Balance (or, with respect to the Class A-EC and Class L-2 Certificates, the Class A-EC Notional Balance and the Class L-2 Notional Balance, respectively) for each Class of Certificates comprising interests in REMIC II.

                       Certificate Balance
      Class            or Notional Balance

      Class A-1         $145,744,000.00
      Class A-2         $210,167,000.00
      Class A-EC        $512,101,998.44   (1)
      Class B           $ 30,727,000.00
      Class C           $ 28,166,000.00
      Class D           $ 23,045,000.00
      Class E           $  7,682,000.00
      Class F           $ 15,364,000.00
      Class G           $ 12,803,000.00
      Class H           $  5,122,000.00
      Class J           $ 12,803,000.00
      Class K           $  7,682,000.00
      Class L-1         $ 12,796,998.44
      Class L-2         $ 12,796,998.44   (1)


(1)      The Class  A-EC and  Class  L-2  Certificates  are not  denominated  in
         Certificate Balance and accordingly will not receive principal distributions. The Class A-EC and Class L-2 Certificates have an initial Class A-EC Notional Balance and an initial Class L-2 Notional Balance, respectively, in the amounts shown in the above table.

         The initial Certificate Balance of each of the Class R-I and Class R-II Certificates will be zero. The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund.

         As of the Cut-off Date, the Mortgage Loans have an aggregate Scheduled Principal Balance equal to approximately $512,101,998.44.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1.      Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "Advance":  Any P&I Advance or Property Advance.

         "Advance Interest Amount": The sum for all Mortgage Loans as to which any Advance remains unreimbursed of interest at the related Advance Rate on the amount of any P&I Advances and Property Advances for which the Servicer, the Trustee or the Fiscal Agent, as applicable, has not been paid or reimbursed for the number of days from the date on which such Advance was made or, if interest has been previously paid on such Advance, from the date on which interest was last paid, through the date of payment or reimbursement of the related Advance (which in no event shall be later than the Determination Date following the date on which funds are available to reimburse such Advance with interest thereon at the Advance Rate).

         "Advance Rate": A per annum rate equal to the Prime Rate (as published in The Wall Street Journal, or, if The Wall Street Journal is no longer published, The New York Times, from time to time).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

         "Agreement":  This Pooling and Servicing
Agreement and all amendments hereof and supplements hereto.

         "Anticipated Loss":  As defined in Section
4.6(c).

         "Anticipated Loss Subordination Amount": With respect to any Distribution Date and any Seriously Delinquent Mortgage Loan for which the Servicer has made a reduced P&I Advance for such Distribution Date as a result of an Anticipated Loss, an amount equal to the product of (i) the Anticipated Loss for such Seriously Delinquent Loan and (ii) the excess of the Net Mortgage Rate for such Mortgage Loan over the Weighted Average Pass-Through Rate as of the first day of the related Interest Accrual Period.

         "Anticipated Termination Date": Any Distribution
Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.1(c), Section
9.1(d) or Section 9.1(e).

         "Applicable Monthly Payment":  As defined in
Section 4.6(a).

         "Applicant":  As defined in Section 5.6(a).

         "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered by the Borrower, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assignment of Mortgage": An assignment of mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the related Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Fiscal Agent, the Custodian, the Special Servicer or the Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

         "Assumed Scheduled Payment": An amount deemed due in respect of (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment and (ii) any REO Mortgage Loan, which shall be equal to the Monthly Payment that would have been due on the Mortgage Loan in accordance with the terms of the related Note if (a) the maturity date for such Mortgage Loan had not occurred, (b) the related Mortgaged Property had not become an REO Property, such Mortgage Loan was still outstanding and no acceleration of the Mortgage Loan had occurred and
(c) in the case of any Mortgage Loan that provided for amortization of principal prior to its maturity date, principal continued to amortize on the same amortization schedule.

         "Assumption Fees": Any fees collected by the Servicer or the Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Borrower thereunder permitted to be executed under the provisions of Section 3.1, Section 3.9 or Section 3.10.

         "Auction Agent": An Independent financial advisory or investment banking or investment brokerage firm nationally recognized in the field of real estate financial analysis and auction procedures appointed by the Trustee pursuant to Section 9.1(d)(i).

         "Auction Fees":  As defined in Section
9.1(d)(v).

         "Auction Procedures":  As defined in Section
9.1(d)(vi).

         "Auction Proceeds Distribution Date": The third Distribution Date following an Auction Valuation Date, or such later Distribution Date determined by the Auction Agent, but, in either event, no later than the Distribution Date which immediately precedes the date which is 90 days following the date of adoption of the plan of complete liquidation under Section 9.1(b).

         "Auction Valuation Date": Each of (i) the Distribution Date occurring in March of each year from and including March 2008, and (ii) any Business Day after the Distribution Date occurring in March 2008 on which the Trustee receives an unsolicited bona fide offer to purchase all (but not less than all) of the Mortgage Loans.

         "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 8.11.

         "Balloon Payment": With respect to each Mortgage Loan, the scheduled payment of principal and interest due on the Maturity Date of such Mortgage Loan which, pursuant to the related Note, is equal to the entire remaining principal balance of such Mortgage Loan, plus accrued interest thereon.

         "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Publicly Offered Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between the Pass-Through Rate on such Class of Publicly Offered Certificates and the discount rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (B) the denominator of which is the difference between the related Mortgage Rate and the discount rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one; provided, further, that if the discount rate used in calculating the Yield Maintenance Charge with respect to any Principal Prepayment is greater than the related Mortgage Rate, then the Base Interest Fraction shall equal zero.

         "BCMC":  Boston Capital Mortgage Company,
Limited Partnership, a Massachusetts limited partnership.

         "BCMC Loans": Each of the Mortgage Loans transferred and assigned by BCMC to the Depositor pursuant to the BCMC Mortgage Loan Purchase and Sale Agreement.

         "BCMC Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of the Closing Date, by and between BCMC and MCFC, substantially in the form attached hereto as Exhibit H.

         "BCMC/MCFC Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of the Closing Date, by and between MCFC and the Depositor, substantially in the form attached hereto as Exhibit I.

         "Borrower": With respect to each Mortgage Loan, any obligor on any related Note.

         "Book-Entry Certificate": Any Certificate registered in the name of the Securities Depository or its nominee.

         "Business Day":  Any day other than a
Saturday, a Sunday or a day on which banking institutions in the States of New York, Illinois or Missouri are authorized or obligated by law, executive order or governmental decree to be closed.

         "Cash Deposit": An amount equal to all cash payments of principal and interest received by the Mortgage Loan Seller in respect of the Mortgage Loans prior to or on the Closing Date which are due after the Cut-off Date, which amount is to be deposited with the Servicer by the Depositor pursuant to Section 2.1.

         "Certificate": Any Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L-1, Class L-2, Class R-I or Class R-II Certificate issued, authenticated and delivered hereunder.

         "Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-EC and Class L-2 Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination, after application of the distributions and Realized Losses made thereon on such prior Distribution Date; and with respect to any REMIC I Regular Interest, (a) on or prior to the first Distribution Date, an amount equal to the Certificate Balance of the Related Certificates, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such REMIC I Regular Interest on the Distribution Date immediately prior to such date of determination, after application of distributions in respect of principal and Realized Losses made thereon on such prior Distribution Date. The Class A-EC and Class L-2 Certificates have no Certificate Balances.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Securities Depository or on the books of a Securities Depository Participant or on the books of an indirect participating brokerage firm for which a Securities Depository Participant acts as agent.

         "Certificate Register" and "Certificate
Registrar": The register maintained and the registrar appointed pursuant to Section 5.2(a).

         "Certificateholder": A Person whose name is registered in the Certificate Register; provided, however, that any Certificate held or beneficially owned by the Depositor, the Servicer, the Special Servicer, the Trustee, a Manager or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver which specifically relates to such Person has been obtained (unless such consent, approval or waiver is to an action which would materially and adversely affect the interests of the Certificateholders of any Class, while any such Person is the holder of Certificates aggregating not less than 66-2/3% of the Percentage Interest of any such Class). All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Securities Depository and the Securities Depository Participants, except as otherwise specified herein.

         "Class":  With respect to Certificates or REMIC
I Regular Interests, all of the Certificates or REMIC I
Regular Interests bearing the same alphabetical and numerical class designation.

         "Class A-1 Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-1 hereto.

         "Class A-1 Pass-Through Rate": A per annum rate equal to 7.020%.

         "Class A-2 Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2 hereto.

         "Class A-2 Pass-Through Rate": A per annum rate equal to 7.233%.

         "Class A-EC Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-3 hereto.

         "Class A-EC Notional Balance":  As of
any date of determination, an amount equal to the aggregate Certificate Balance of the Regular Certificates
(other than the Class A-EC and Class L-2 Certificates).

         "Class A-EC Pass-Through Rate": With respect to any Interest Accrual Period, a per annum rate equal to the excess of the Weighted Average Net Mortgage Rate over the Weighted Average Pass-Through Rate.

         "Class A-EC Subordinated Advance Amount":
With respect to any Distribution Date, an amount equal to the sum of the Anticipated Loss Subordination Amounts for such Distribution Date.

         "Class A-L-1 Interest":  A regular interest in
REMIC I entitled to monthly distributions payable thereto pursuant to Section 4.1.

         "Class A-L-2 Interest":  A regular interest in
REMIC I entitled to monthly distributions payable thereto pursuant to Section 4.1.

         "Class B Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-4 hereto.

         "Class B Pass-Through Rate": A per annum rate equal to 7.342%.

         "Class B-L Interest":  A regular interest in
REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class C Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-5 hereto.

         "Class C Pass-Through Rate": A per annum rate equal to 7.441%.

         "Class C-L Interest":  A regular interest in
REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class D Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-6 hereto.

         "Class D Pass-Through Rate": A per annum rate equal to 7.636%.

         "Class D-L Interest":  A regular interest in
REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class E Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-7 hereto.

         "Class E Pass-Through Rate": A per annum rate equal to 8.029%.

         "Class E-L Interest":  A regular interest in
REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class F Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-8 hereto.

         "Class F Pass-Through Rate": A per annum rate equal to 7.233%.

         "Class F-L Interest": A regular interest in the REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class G Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-9 hereto.

         "Class G Pass-Through Rate": A per annum rate equal to 7.233%.

         "Class G-L Interest":  A regular interest in
REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class H Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-10 hereto.

         "Class H Pass-Through Rate": A per annum rate equal to 7.233%.

         "Class H-L Interest":  A regular interest in
REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class J Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.

         "Class J Pass-Through Rate": A per annum rate equal to 7.233%.

         "Class J-L Interest":  A regular interest in
REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class K Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-12 hereto.

         "Class K Pass-Through Rate": A per annum rate equal to 7.233%.

         "Class K-L Interest":  A regular interest in
REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class L-1 Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-13 hereto.

         "Class L-2 Certificate":  Any one of the
Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-14 hereto.

         "Class L-2 Notional Balance": As of any date of determination, an amount equal to the Certificate
Principal Balance of the Class L-1 Certificates.

         "Class L-2 Pass-Through Rate": A per annum rate equal to 7.233%.

         "Class L-L Interest":  A regular interest in
REMIC I entitled to the monthly distributions payable thereto pursuant to Section 4.1.

         "Class Interest Distribution Amount": With respect to any Distribution Date and any Class of Regular Certificates (other than the Class L-1
Certificates), interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class of Certificates and such Interest Accrual Period on the Certificate Balance or Notional Balance of such Class. With respect to the Class L-1 Certificates, zero. For purposes of determining any Class Interest Distribution Amount, any distributions in reduction of Certificate Balance, any reductions of Certificate Balance (and any resulting reductions in Notional Balance) as a result of allocations of Realized Losses on the Distribution Date occurring in such Interest Accrual Period shall be deemed to have been made as of the first day of such Interest Accrual Period. Notwithstanding the foregoing, the Class Interest Distribution Amount for each Class of Certificates otherwise calculated as described above shall be reduced by such Class' pro rata share of any Uncovered Prepayment Interest Shortfall for such Distribution Date (pro rata according to each respective Class Interest Distribution Amount determined without regard to this sentence).

         "Class Interest Shortfall": On any Distribution Date for any Class of Certificates, the excess, if any, of the Class Interest Distribution Amount for such Class over the amount of interest actually distributed in respect of such Class Interest Distribution Amount to the Holders of such Certificates pursuant to Section 4.1(b) on such Distribution Date.

         "Class R-I Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-15 hereto.
The Class R-I Certificates have no Pass-Through Rate or
Certificate Balance.

         "Class R-II Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-16 hereto.
The Class R-II Certificates have no Pass-Through Rate or
Certificate Balance.

         "Class R-II Distribution Amount": With respect to any Distribution Date, the excess, if any, of the aggregate of all deemed distributions in respect of the REMIC I Regular Interests on such Distribution Date pursuant to
Section 4.1(a), over the aggregate of all distributions made in respect of the Regular Certificates on such Distribution Date pursuant to Sections 4.1(b) and 4.1(c).

         "Closing Date":  December 23, 1996.

         "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United
States Department of the Treasury promulgated pursuant thereto.

         "Collection Account": The segregated account or accounts created and maintained by the Servicer pursuant to Section 3.5(a), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Midland Realty Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-C2, Collection Account" and which shall be an Eligible Account.

         "Collection Period": With respect to any Distribution Date and any Mortgage Loan, the period beginning on the first day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 1997, on the day after the Cut-off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

         "Commission":  The Securities and Exchange
Commission of the United States of America.

         "Condemnation Proceeds":  Any amount (other than
Insurance Proceeds) received in connection with the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

         "Consulting Certificateholder":  As defined in
Section 3.26.

         "Corrected Mortgage Loan": Any Mortgage Loan which is no longer a Specially Serviced Mortgage Loan pursuant to the first proviso to the definition of the term "Specially Serviced Mortgage Loan" as a result of the curing of any event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout entered into by the Special Servicer.

         "Corporate Trust Office": The principal office of the Trustee located at 135 S. LaSalle Street, Suite
1740, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Dept.-MRAC
1996-C2, or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.8.

         "Custodial Agreement": The Custodial Agreement, if any, in effect from time to time between the Custodian named therein, the Servicer and the Trustee, substantially in the form of Exhibit F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

         "Custodian": Any Custodian appointed pursuant to Section 8.12 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Servicer or any Affiliate of the Trustee or the Servicer, but may not be the Depositor or any Affiliate of the Depositor.

         "Cut-off Date": December 1, 1996; provided, however that with respect to the Newly Originated Mortgage Loans, the Cut-off Date shall be the date upon which each such Mortgage Loan was funded.

         "Default Interest":  With respect to any Mortgage
Loan, interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Rate.

         "Default Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment, as such rate is set forth in the Mortgage Loan Schedule.

         "Deficient Auction Bid":  As defined in
Section 9.1(d)(iii).

         "Definitive Certificate":  As defined in Section
5.3(a).

         "Depositor": Midland Realty Acceptance Corp., a
Missouri corporation and its successors and assigns.

         "Determination Date": The 17th day of any month, or if such 17th day is not a Business Day, the Business Day immediately preceding such 17th day, commencing on January 17, 1997.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(h)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disposition Fee": With respect to any Specially Serviced Mortgage Loan or REO Property which is sold or transferred or otherwise liquidated (except in connection with a repurchase under Section 2.3), an amount equal to the product of (I) the excess, if any of (a) the Liquidation Proceeds of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees, and (II) (a) 1.5%, if such sale or liquidation occurs prior to 12 months following the date on which the related Mortgage Loan initially became a Specially Serviced Mortgage Loan, or (b) 1.0%, if such sale or liquidation occurs upon or after the expiration of such 12-month period.

         "Disqualified Non-U.S. Person": With respect to a Class R-I or Class R-II Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I or Class R-II Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an Opinion of Counsel to the effect that the transfer of the Class R-I or Class R-II Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I or Class R-II Certificate will not be disregarded for federal income tax purposes.

         "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code
Section 860E(c)(1)) with respect to the Class R-I or Class R-II Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that the
Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

         "Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.5(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Midland Realty Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1996-C2, Distribution Account" and which shall be an Eligible Account.

         "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing on January 25, 1997.

         "DMG":  Deutsche Morgan Grenfell Inc.

         "Due Date": With respect to any Collection Period and any Mortgage Loan, the date on which scheduled payments are due on such Mortgage Loan (without regard to grace periods), such date being for all Mortgage Loans the first day of each month.

         "Early Termination Notice Date": Any date as of which the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Eligible Account": Either (i) a segregated account or accounts maintained with a federally or state-chartered depository institution or trust company, (a) the short term senior unsecured debt obligations of which are rated at least "F1+" by Fitch or the long term senior unsecured debt obligations of which are rated at least "AA" by Fitch and (b) the short term senior unsecured debt obligations of which are rated at least "P1" by Moody's and the long term senior unsecured debt obligations of which are rated at least "A2" by Moody's or
(ii) a
segregated trust account or accounts maintained with a federally or state-chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. 9.10(b), or otherwise confirmed in writing by each of the Rating Agencies that the maintenance of such account, which may be an account maintained with the Trustee or the Servicer, shall not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. Eligible Accounts may bear interest.

         "Eligible Investor": (i) A Qualified Institutional Buyer that is purchasing Privately Placed Certificates for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A promulgated under the 1933 Act or (ii) with respect to Privately Placed Certificates, an Institutional Accredited Investor.

         "Environmental Report": With respect to each Mortgaged Property, the environmental audit report or reports delivered to the Mortgage Loan Seller in connection with the purchase of the related Mortgage Loan from the Originator of such Mortgage Loan.

         "ERISA":  The Employee Retirement Income Security
Act of 1974, as it may be amended from time to time.

         "Escrow Account":  As defined in Section
3.4(b).

         "Escrow Payment": Any payment made by any Borrower to the Servicer for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property and the payment of the Financial and Lease Reporting Fee.

         "Event of Default":  As defined in Section 7.1.

         "FDIC":  The Federal Deposit Insurance
Corporation, or any successor thereto.

         "FHA":  The Federal Housing Administration.

         "FHLMC":  The Federal Home Loan Mortgage
Corporation, or any successor thereto.

         "Final Recovery Determination": With respect to any REO Mortgage Loan, Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the Mortgage Loan Seller pursuant to Section 2.3(d) or 2.3(e), the recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any related REO Property) which the Servicer, in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Custodian, expects to be finally recoverable. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

         "Financial and Lease Reporting Fee": Any payment made by any Borrower under the related Note as a deposit to ensure that such Borrower furnishes to the mortgagee the required financial and leasing information on a timely basis during the term of the related Mortgage Loan.

         "Financial Market Publisher":  Bloomberg
Financial Service.

         "Fiscal Agent":  ABN AMRO Bank N.V.,
in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

         "Fitch":  Fitch Investors Service, L.P.

         "FNMA":  The Federal National Mortgage
Association, or any successor thereto.

         "GACC": German American Capital Corporation, a Maryland corporation.

         "GACC Loans": The Mortgage Loans transferred and assigned by GACC to the Depositor pursuant to the GACC Mortgage Loan Purchase and Sale Agreement.

         "GACC Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of the Closing Date, by and among the Depositor and GACC, substantially in the form attached hereto as Exhibit J.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Holder": With respect to any Certificate, a Certificateholder; with respect to any REMIC I Regular
Interest, the Trustee.

         "Indemnified Party":  As defined in Section
8.5(c).

         "Independent": When used with respect to any specified Person, any other Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Manager, the Depositor, the Servicer, the Special Servicer, any Borrower or any Affiliate thereof, and (ii) is not connected with any such specified Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (obtained at the expense of the Special Servicer) addressed to the Special Servicer and the Trustee has been delivered to the Trustee to the effect that the Special Servicer meets the requirements of such definition) or (ii) any other Person (including the Special Servicer) if the Special Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (obtained at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized with respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

         "Individual Certificate": Any Certificate in definitive, fully registered form without interest coupons.

         "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2),
(3) or (7) of Regulation D promulgated under the 1933
Act and which is not otherwise a Qualified Institutional
Buyer.

         "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan and/or the Mortgaged Property securing any Mortgage Loan (including any amounts paid by the Servicer or the Special Servicer pursuant to Section 3.8), to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the related Mortgage or Note or other documents including in the related Mortgage File or in accordance with prudent and customary servicing practices, but, in any event, no less than the Servicing Standard.

         "Interest Accrual Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period shall be calculated based on a 360-day year consisting of twelve 30-day months.

         "Interest Distribution Amount": With respect to any REMIC I Regular Interest and any Distribution Date, interest for the related Interest Accrual Period at the Weighted Average Net Mortgage Rate for such Interest Accrual Period on the Certificate Balance of such REMIC I Regular Interest, provided that, for such purpose, any distributions in reduction of the Certificate Balance and reductions of the Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in such Interest Accrual Period shall be deemed to have been made as of the first day of such Interest Accrual Period.

         "Interest Shortfall": With respect to any Distribution Date for any REMIC I Regular Interest, the excess, if any, of the Interest Distribution Amount of such REMIC I Regular Interest on such Distribution Date over the amount actually distributed to such REMIC I Regular Interest in respect of its Interest Distribution Amount on such Distribution Date.

         "Interested Person": As of any date of determination, the Depositor, the Servicer, the Special Servicer, the Trustee, any Borrower, any Manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

         "Investment Account":  As defined in Section
3.7(a).

         "Investment Representation Letter": As defined in Section 5.2(c)(i).

         "IRS":  The Internal Revenue Service.

         "Liquidation Expenses": Expenses incurred by the Special Servicer and the Trustee in connection with the liquidation of any Specially Serviced Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any Property Advances, with interest thereon at the Advance Rate, incurred with respect to such Specially Serviced Mortgage Loan or such property not previously reimbursed from collections or other proceeds therefrom.

         "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, (iii) the sale of a Specially Serviced Mortgage Loan or an REO Property in accordance with Section 3.18 or (iv) the sale of all of the Mortgage Loans in accordance with Section 9.1.

         "Llama":  Llama Company, L.P.

         "Loan Agreement":  With respect to any Mortgage
Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

         "Loan Number":  With respect to any Mortgage
Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Servicer or any subservicer for the Servicer, as set forth in the Mortgage
Loan Schedule.

         "MAI": Member of the Appraisal Institute with at least 5 years of experience in the related property type.

         "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

         "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property.

         "Maturity Date":  With respect to each Mortgage
Loan, the maturity date as set forth in the Mortgage Loan
Schedule.

         "MCFC": Midland Commercial Financing Corp., a Missouri corporation.

         "MCFC Loans": The Mortgage Loans transferred and assigned by Midland Commercial Financing Corp. to the Depositor pursuant to the MCFC Mortgage Loan Purchase and
Sale Agreement.

         "MCFC Mortgage Loan Purchase and Sale
Agreement":  The Mortgage Loan Purchase and Sale
Agreement, dated as of the Closing Date, by and among the Depositor, Midland Commercial Financing Corp., and Midland
Loan Services, L.P., substantially in the form attached hereto as Exhibit G.

         "Minimum Auction Price":  As defined in
Section 9.1(d)(iii).

         "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal and interest, excluding any Balloon Payment, on such Mortgage Loan which is payable by the related Borrower on such Due Date under the related Note (after giving effect to any extension or modification permitted hereunder). With respect to any REO Mortgage Loan, the monthly payment which would otherwise have been payable on such Due Date had the related Note not been discharged (after giving effect to any extension or other modification), determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

         "Moody's":  Moody's Investors Service, Inc.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing the related Note.

         "Mortgage File":  With respect to any Mortgage
Loan, the mortgage documents required to be maintained in either the Trustee Mortgage File or the Servicer Mortgage
File.

         "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.1 and from time to time held in the Trust Fund, such mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include any REO Mortgage Loan.

         "Mortgage Loan Documents": Any and all documents contained in the Trustee Mortgage File and the Servicer
Mortgage File.

         "Mortgage Loan Purchase and Sale Agreement": With respect to the MCFC Loans, the MCFC Mortgage Loan Purchase and Sale Agreement. With respect to the BCMC Loans, the BCMC Mortgage Loan Purchase and Sale Agreement and the BCMC/MCFC Mortgage Loan Purchase and Sale Agreement, as applicable. With respect to the GACC Loans, the GACC Mortgage Loan Purchase and Sale Agreement.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, such list as of the Closing Date being attached hereto as Exhibit B.

         "Mortgage Loan Seller": With respect to the MCFC Loans, MCFC; with respect to the BCMC Loans, BCMC and MCFC, collectively; and with respect to the GACC Loans, GACC; provided, however, that references herein to the Mortgage Loan Seller shall also include Midland Loan Services, L.P. with respect to any obligation of the Mortgage Loan Seller to cure a breach of any representation and warranty or repurchase the related Mortgage Loan under the MCFC Mortgage Loan Purchase and Sale Agreement.

         "Mortgage Rate":  With respect to each Mortgage
Loan, the annual rate at which interest accrues on such Mortgage Loan (in the absence of a default), as set forth in the Mortgage Loan Schedule.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Prepayment Interest Surplus, Servicing Fees (excluding the portion representing the Trustee's fees and reimbursements for Rating Agency surveillance fees) and if the Special Servicer and the Servicer are the same Person, the Special Servicing Fees for such Distribution Date which are offset against such Prepayment Interest Shortfalls pursuant to Section 3.25.

         "Net Collections":  With respect to any Corrected
Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan and all Prepayment Premiums.

         "Net Liquidation Proceeds":  The excess of
Liquidation Proceeds received with respect to any Mortgage
Loan over the amount of Liquidation Expenses incurred with respect thereto.

         "Net Mortgage Rate":  With respect to any
Mortgage Loan, the Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

         "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b).

         "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

         "Newly Originated Mortgage Loan":  Each of the
Mortgage Loans which were originated after the Cut-off
Date, but prior to the Closing Date.

         "1933 Act": The Securities Act of
1933, as it may be amended from time to time.

         "1934 Act": The Securities Exchange Act of
1934, as it may be amended from time to time.

         "Non-Premium Prepayment":  Any Principal
Prepayment received that is not required to be accompanied by a Prepayment Premium.

         "Nonrecoverable Advance ": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Servicer, the Trustee or the Fiscal Agent, as applicable, and which the Servicer, the Trustee or the Fiscal Agent has determined (based on, among other things, an Updated Appraisal) in its good faith business judgment will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer, the Trustee or the Fiscal Agent, as applicable, from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan. To the extent that any Borrower is not obligated under the related Mortgage Loan Documents to pay or reimburse any portion of any Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Special Servicer which forgives unpaid Monthly Payments or other amounts which the Servicer, the Trustee or the Fiscal Agent had previously advanced, and the Servicer, the Trustee or the Fiscal Agent determines that no other source of payment or reimbursement for such advances is available to it, such Advances shall be deemed to be nonrecoverable; provided, however, that in connection with the foregoing the Servicer, the Trustee or the Fiscal Agent, shall provide an Officer's Certificate as described below. The determination by the Servicer, the Trustee or the Fiscal Agent, as applicable, that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer, Responsible Officer or Vice President or equivalent or senior officer of the Fiscal Agent, as appropriate, delivered to the Trustee, the Special Servicer and the Depositor setting forth such determination and the procedures and considerations of the Servicer, the Trustee or Fiscal Agent, as applicable, forming the basis of such determination, which shall include a copy of the Updated Appraisal and any other information or reports obtained by the Servicer, the Trustee or the Fiscal Agent, such as property operating statements, rent rolls, property inspection reports and engineering reports, which may support such determinations. Notwithstanding the above, the Trustee and the Fiscal Agent shall be entitled to rely upon any determination by the Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance.

         "Non-U.S. Person": A person that is not a citizen or resident of the United States; a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or an estate or trust whose income is subject to United States federal income tax regardless of its source.

         "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of the related Borrower or obligor under such Mortgage Loan, in each case, including any amendments or modifications, or any renewal or substitution notes, as of such date.

         "Notice of Termination": Any of (i) the notices given to the Trustee by the Servicer, the Depositor or any Holder of a Class R-I Certificate pursuant to
Section 9.1(c) and (ii) the notice given by the Trustee to each Holder pursuant to Section 9.1(d)(iv).

         "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries or any other officer of the general partner of the Servicer, Special Servicer or the Auction Agent customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Special Servicer or the Servicer, as the case may be.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of REMIC I or REMIC II as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") or (c) a resignation of the Servicer or the Special Servicer pursuant to Section 6.4, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Servicer.

         "Originator": With respect to a Mortgage Loan, the originator of such Mortgage Loan, as identified in the Mortgage Loan Schedule.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": As to any Mortgage Loan, any advance made by the Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.6(b)(iii).

         "P&I Certificates": The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

         "Pass-Through Rate": Any one of the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K or Class L-2 Pass- Through Rates.

         "Paying Agent": The paying agent appointed pursuant to Section 5.5.

         "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class R-I and Class R-II Certificates), the percentage interest is derived by dividing the denomination of such Certificate by the initial Certificate Balance or notional amount of such Class of Certificates. With respect to any Class R-I or Class R-II Certificate, the percentage interest is set forth on the face thereof.

         "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date on which such funds are required to be drawn, regardless of whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates, and having at all times the required ratings, if any, provided for in this definition (provided that no Permitted Investment, if downgraded, shall be required to be sold at a loss, except if the remaining term to maturity at the time of such downgrading is greater than 30 days), unless each Rating Agency shall have confirmed in writing to the Servicer or the Special Servicer, as applicable, that a lower rating will not result in the withdrawal, downgrading or qualification of the ratings then assigned to the Certificates:

         (i)    direct obligations of, or obligations
                guaranteed as to full and timely payment of principal and interest by, the United
                States or any agency or instrumentality
                thereof, provided that such obligations
                are backed by the full faith and credit of the United States of America, including, without limitation, U.S. Treasury
                Obligations, Farmers Home Administration certificates of beneficial interest,
                General Services Administration
                participation certificates and Small
                Business Administration guaranteed
                participation certificates or guaranteed pool certificates;

         (ii)     [reserved]

         (iii)    direct obligations of FHLMC (debt
                  obligations only), FNMA (debt
                  obligations only), the Federal Farm
                  Credit System (consolidated systemwide
                  bonds and notes only), the Federal Home
                  Loan Banks (consolidated debt
                  obligations only), the Student Loan
                  Marketing Association (debt obligations
                  only), the Financing Corp. (consolidated debt obligations only), and the
                  Resolution Funding Corp. (debt
                  obligations only);

         (iv)   Federal funds, time deposits in, or
                uncertificated certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days issued by, any bank or trust company, savings and loan association or savings bank, depository institution or trust company having a short term debt obligation rating that is in the highest short-term rating category of each Rating Agency, unless each of the Rating Agencies has confirmed in writing that a lower rating shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates;

         (v) commercial paper having a maturity of 365 days or less (including (A) both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and (B) demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency in its highest short-term unsecured rating category;

         (vi) units of taxable money market funds rated in the highest short term rating category by each Rating Agency or mutual funds, which funds seek to maintain a constant asset value and have been rated by each Rating Agency in its highest short term rating category or which have been designated in writing by each Rating
                Agency as Permitted Investments with
                respect to this definition;

         (vii)    any other demand, money market or time
                  deposit, demand obligation or any other
                  obligation, security or investment, as
                  may be acceptable to each Rating Agency
                  as a permitted investment of funds
                  backing securities having ratings
                  equivalent to its initial rating of the
                  Class A-1 and Class A-2 Certificates
                  if each of the Rating Agencies has
                  previously confirmed in writing that the holding of such demand, money market or time deposit, demand obligation or any other obligation, security or investment shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates; and

         (viii)   such other obligations confirmed in
                  writing by each of the Rating Agencies
                  that such obligations are acceptable as
                  Permitted Investments and the holding of such obligations by the Servicer or the Special Servicer, as applicable, shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates;

provided, however, that (a) except with respect to units of money market funds pursuant to clause (vi) above, each such obligation or security shall have a fixed dollar amount of principal due at maturity which cannot vary or change; and (b) except with respect to units of money market funds pursuant to clause
(vi) above, if any such obligation or security provides for a variable rate of interest, interest shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

         "Permitted Transferee":  With respect to a Class
R-I or Class R-II Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, Institutional
Accredited Investor or any other Person designated by the Certificate Registrar based upon an Opinion of Counsel
(provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R-1 or Class R-II
Certificate to such Person will not cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that the Certificates are outstanding other than (a) a Disqualified Organization or (b) a Person that is a Disqualified Non-U.S. Person.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Placement Agents":  Prudential Securities
Incorporated, DMG and Llama.

         "Plan":  As defined in Section 5.2(i).

         "Pooled Available Funds": For each Distribution Date, the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any Net REO Proceeds transferred from an REO Account to the Collection Account pursuant to Section 3.17(b)) on or in respect of the Mortgage Loans received by the Servicer in the Collection Period relating to such Distribution Date, plus all other amounts received by the Servicer during such Collection Period and required to be placed in the Collection Account by the Servicer pursuant to Section 3.5(a) allocable to such Mortgage Loans, and including all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date and deposits made by the Servicer pursuant to Section
3.25 with respect to such Distribution Date, but excluding the following:

         (a) amounts permitted to be used to reimburse the Servicer, the Trustee or the Fiscal Agent for previously unreimbursed Advances and interest thereon as described in Section 3.6(ii) and (iii);

         (b) those portions of each payment of interest which represent the applicable Servicing
              Compensation;

         (c) all amounts in the nature of late fees, late charges, NSF check charges and similar fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees;

         (d) all amounts representing scheduled Monthly Payments due after the Due Date in the related Collection Period (such amounts to be treated as received on the Due Date when due);

         (e) that portion of Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Compensation to which the Servicer is entitled;

         (f) all amounts representing certain expenses reimbursable to the Servicer, the Special
              Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or the Special Servicer or withdrawn by the Servicer from the Collection Account (including, without limitation, as provided in Section 3.6) pursuant to the terms hereof;

         (g)      Prepayment Premiums received in the
                           related Collection Period;

         (h) any interest or investment income on funds on deposit in the Collection Account or in Permitted Investments in which such fund may be invested; and

         (i) Default Interest received in the related Collection Period with respect to a Mortgage Loan that is in default with respect to its Balloon Payment.

         "Pooled Principal Distribution Amount": For any Distribution Date, an amount equal to the sum of:

         (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) which become due (regardless of whether received) on the Mortgage Loans during the related Collection Period;

         (ii)     to the extent not included elsewhere in
                  this definition, the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due
                  (regardless of whether received) during
                  the related Collection Period with
                  respect to any Mortgage Loan that is
                  delinquent in respect of its Balloon
                  Payment;

         (iii)    to the extent not included elsewhere in
                  this definition, the Scheduled Principal
                  Balance of each Mortgage Loan that was
                  repurchased from the Trust Fund in
                  connection with the breach of a
                  representation or warranty or purchased
                  from the Trust Fund pursuant to Section
                  9.1, in either case, during the related
                  Collection Period;

         (iv) to the extent not included elsewhere in this definition, the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

         (v) to the extent not included elsewhere in this definition, the principal component of all Balloon Payments received during the related Collection Period;

         (vi)   to the extent not included elsewhere in
                this definition, all other Principal
                Prepayments received in the related
                Collection Period; and

         (vii) to the extent not included elsewhere in this definition, any other full or partial recoveries in respect of principal, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Net REO Proceeds.

         "Prepayment Assumption": The assumption identified as "Scenario 2" in the Private Placement Memorandum dated December 23, 1996, relating to the Privately Placed Certificates and identified as "Scenario 2" in the Prospectus Supplement, dated December 18, 1996, relating to the Publicly Offered Certificates.

         "Prepayment Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related Borrower during the related Collection Period but prior to the Due Date occurring in such Collection Period, the amount by which (i) 30 full days of interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan in respect of which interest would have been due in the absence of such Principal Prepayment on the Due Date next succeeding the date of such Principal Prepayment exceeds (ii) the amount of interest received from the related Borrower in respect of such Mortgage Loan during such Collection Period.

         "Prepayment Interest Surplus": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related Borrower during the related Collection Period but following the Due Date occurring in such Collection Period, the amount by which (i) the amount of interest received from the related Borrower in respect of such Mortgage Loan during such Collection Period exceeds (ii) 30 full days of interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan in respect of which interest would have been due in the absence of such Principal Prepayment on the Due Date next succeeding the date of such Principal Prepayment.

         "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

         "Principal Prepayment": With respect to any Mortgage Loan, any payment of principal made by the related Borrower which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Privately Placed Certificates": The Class A-EC Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L-1 Certificates, the Class L-2 Certificates, the Class R-I Certificates and the Class R-II Certificates.

         "Property Advance": As to any Mortgage Loan, any advance made by the Servicer, the Trustee or the Fiscal Agent in respect of costs and expenses incurred pursuant to Sections 3.10(b), 3.10(f), 3.10(i) and 3.17(b) or any expenses incurred to protect and preserve the security for such Mortgage Loan or taxes and assessments or insurance premiums, pursuant to Section 3.4, 3.8 or
Section 3.22, as applicable.

         "PSI":  Prudential Securities Incorporated.

         "Publicly Offered Certificates":  The Class A-1
Certificates, the Class A-2 Certificates, the Class B
Certificates, the Class C Certificates, the Class D
Certificates and the Class E Certificates.

         "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which (i) except as provided in clauses (ii) or (iii) below, shall have a claims paying ability of "AA" or better by both of the Rating Agencies,
(ii) in the case of public liability insurance policies required to be maintained with respect to REO Properties in accordance with Section 3.8(a), shall have a claims paying ability of "AA" or better by both of the Rating Agencies or (iii) in the case of the fidelity bond and errors and omissions insurance required to be maintained pursuant to Section 3.8(c), shall have a claims paying ability rated "A" or better by both of the Rating Agencies, unless in any such case each of the Rating Agencies has confirmed in writing that an insurance company with a lower claims paying ability shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

         "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

         "Qualified Bidder": A prospective purchaser of the Mortgage Loans in an auction pursuant to Section 9.1(d) whom the Auction Agent has reasonably determined possesses the financial ability and is otherwise qualified to purchase all of the Mortgage Loans, which may include the Servicer, the Special Servicer or the Depositor, but may not include the Trustee or the Fiscal Agent.

         "Rating Agency": Each of Fitch and Moody's. References herein to the highest long-term senior unsecured debt rating category of each Rating Agency shall mean "AAA" with respect to Fitch and "Aaa" with respect to Moody's. References herein to the highest short-term senior unsecured debt rating category of each Rating Agency shall mean "F1+" with respect to Fitch and "P1" with respect to Moody's.

         "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), in each such case as such terms are used in the REMIC Provisions.

         "Realized Loss": With respect to any Distribution Date, the amount, if any, by which the aggregate of the Certificate Balances of the REMIC I Regular Interests, after giving effect to distributions made on such Distribution Date, exceeds the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs.

         "Record Date":  With respect to each Distribution
Date, the last Business Day of the month preceding the month in which such Distribution Date occurs.

         "Regular Certificates": The Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L-1 and Class L-2 Certificates.

         "Regular Servicing Period":  Any Interest Accrual
Period other than a Special Servicing Period.

         "Regulation D":  Regulation D under the Act.

         "Related Certificates" and "Related REMIC I Regular Interest": For any REMIC I Regular Interest, the related Certificates set forth below and for any Certificates, the related REMIC I Regular Interest set forth below:

                                       Related REMIC I
           Related Certificates        Regular Interest

           Class A-1                   Class A-L-1
           Class A-2                   Class A-L-2
           Class A-EC                  N/A
           Class B                     Class B-L
           Class C                     Class C-L
           Class D                     Class D-L
           Class E                     Class E-L
           Class F                     Class F-L
           Class G                     Class G-L
           Class H                     Class H-L
           Class J                     Class J-L
           Class K                     Class K-L
           Class L-1                   Class L-L
           Class L-2                   N/A

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC I": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans, collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account, the Distribution Account and the REO Account, if established.

         "REMIC I Regular Interests": The Class A-L-1, Class A-L-2, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-L, Class H-L, Class J-L, Class K-L and Class L-L Interests.

         "REMIC II": The segregated pool of assets within the Trust Fund consisting of the REMIC I Regular Interests and amounts held in the Collection Account, the Distribution Account and the REO Account, if established.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "Remittance Date": The Business Day preceding each Distribution Date.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

         (i)    except as provided in Section 856(d)(4)
                or (6) of the Code, any amount received
                or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income of profits derived by any Person from such property
                (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real
                Property);

         (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly
                  (including by attribution) a 10% or
                  greater interest in such Person
                  determined in accordance with Sections
                  856(d)(2)(B) and (d)(5)
                  of the Code;

         (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

         (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations
                Section 1.856-4(b)(1) (whether or
                not such charges are separately stated);
                and

         (v)    rent attributable to personal property
                unless such personal property is leased
                under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15% of the total rent received or accrued under, or in connection with, the lease.

         "REO Account":  As defined in Section
3.17(b).

         "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO
Property.

         "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Servicer with respect to such REO Property or REO Mortgage Loan that do not constitute Liquidation Proceeds.

         "REO Property": A Mortgaged Property title to which has been acquired by the Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

         "Repurchase Price": With respect to any Mortgage Loan to be repurchased pursuant to Section 2.3(d) or 2.3(e) or any Specially Serviced Mortgage Loan or any REO Property to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Servicer, equal to:

         (i)    the unpaid principal balance of such
                Mortgage Loan, Specially Serviced Mortgage
                Loan or REO Mortgage Loan related to any REO Property as of the Due Date as to which a payment was last made by the related Borrower or was advanced by the Servicer (less any Advances previously made on account of principal); plus

         (ii)     unpaid accrued interest from the Due
                  Date as to which interest was last paid
                  by such Borrower or was advanced by the
                  Servicer up to the Due Date in the month following the month in which the purchase or repurchase occurred at a rate equal to the related Mortgage Rate on the unpaid principal balance of such Mortgage Loan, Specially Serviced
                  Mortgage Loan or REO Mortgage Loan
                  related to any REO Property (less any
                  Advances previously made on account of
                  interest); plus

         (iii) any unreimbursed Advances, together with interest thereon at the Advance Rate, and any unpaid Servicing Compensation and Trust Fund expenses allocable to such Mortgage Loan; and plus

         (iv)   in the event that such Mortgage Loan is
                required to be repurchased pursuant to
                Section 2.3(d) or 2.3(e), expenses
                reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

         "Request for Release": A request for release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

         "Reserve Accounts": With respect to any Mortgage Loan, reserve or escrow accounts, if any, established pursuant to the related Mortgage Loan Documents and any Escrow Account. Each Reserve Account shall be an Eligible Account except to the extent precluded by applicable law and the related Mortgage Loan Documents. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the related Mortgage Loan Documents and Section 3.7.

         "Responsible Officer": Any officer of the Asset-Backed Trust Services Department of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, an officer of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer or any employee with responsibilities similar to those of an officer of the Asset-Backed Trust Services Department of the Trustee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer or employee whose name and specimen signature appears on a list of corporate trust officers and employees furnished to the Servicer by the Trustee, as such list may from time to time be amended.

         "Rule 144A":  Rule 144A, under the
1933 Act.

         "Scheduled Final Distribution Date":     With
respect to any Class of Certificates, the Distribution
Date on which the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

                                       Scheduled
Class Designation               Final Distribution Date

Class A-1.....................  August 25, 2005
Class A-2.....................  December 25, 2006
Class A-EC....................  July 25, 2021
Class B.......................  December 25, 2006
Class C.......................  January 25, 2007
Class D.......................  September 25, 2008
Class E.......................  October 25, 2008
Class F.......................  December 25, 2008
Class G.......................  January 25, 2009
Class H.......................  January 25, 2009
Class J.......................  October 25, 2011
Class K.......................  November 25, 2011
Class L-1.....................  July 25, 2021
Class L-2.....................  July 25, 2021

         The Scheduled Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments, without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent and using the assumptions identified as "Scenario 1" in each of the Private Placement Memorandum dated December 23, 1996, relating to the Privately Placed Certificates and the Prospectus Supplement dated December 18, 1996, relating to the Publicly Offered Certificates.

         "Scheduled Principal Balance": With respect to any Mortgage Loan, as of any Due Date, the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (a) any Principal Prepayments, Non-Premium Prepayments or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period, and (b) any payment in respect of principal, if any, due on or before such Due Date (other than a Balloon Payment, but including the principal portion of any Assumed Scheduled Payment, if applicable), irrespective of any delinquency in payment by the Borrower. The Scheduled Principal Balance of any REO Mortgage Loan as of any Due Date is equal to the principal balance thereof outstanding on the date that the related Mortgaged Property became an REO Property minus any Net REO Proceeds allocated to principal on such REO Mortgage Loan and reduced by the principal component of Monthly Payments due thereon on or before such Due Date. With respect to any Mortgage Loan, from and after the date on which the Servicer makes a Final Recovery Determination, the Scheduled Principal
Balance thereof shall be zero.

         "Securities Depository": The Depository Trust Company, or any successor Securities Depository hereafter named. The nominee of the initial Securities Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Securities Depository shall at all times be a "clearing corporation" as defined in Section 8- 102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         "Securities Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Securities Depository effects book- entry transfers and pledges of securities deposited with the Securities Depository.

         "Securities Legend": With respect to each Residual Certificate and any Individual Certificate (other than a Residual Certificate) that is a Privately Placed
Certificate the legend set forth in, and substantially in the form of, Exhibit K hereto.

         "Senior Certificates":  The Class A-1, Class
A-2 and Class A-EC Certificates.

         "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Balance of the Class A-1 Certificates and the Class A-2 Certificates outstanding immediately prior thereto exceeds the sum of (a) the aggregate Scheduled Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date and (b) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distribution of interest has been made on the Class A-1 and the Class A-2 Certificates on such Distribution Date.

         "Seriously Delinquent Loan": As defined in Section 3.10(a). A Mortgage Loan shall cease to be a Seriously Delinquent Loan in the event such Mortgage Loan is no longer a Specially Serviced Mortgage Loan pursuant to the first proviso to the definition of the term "Specially Serviced Mortgage Loan" and as to which the related Borrower has made 12 consecutive Monthly Payments since the date on which such Mortgage Loan became a Seriously Delinquent Loan.

         "Servicer":  Midland Loan Services, L.P., a
Missouri limited partnership, or its successor in interest, or any successor Servicer appointed as herein provided.

         "Servicer Mortgage File": With respect to any Mortgage Loan, all documents related to such Mortgage Loan that are not required to be delivered to the Custodian pursuant to Section 2.1 or to be maintained as part of the Trustee Mortgage File, including without limitation:

         (i)      a copy of the Management Agreement, if
                  any, for the related Mortgaged Property;

         (ii)     a copy of the related ground lease, as
                  amended, if any, for such Mortgaged
                  Property;

         (iii)    any and all amendments, modifications
                  and supplements to, and waivers related
                  to, any of the foregoing;

         (iv)     copies of the related appraisals,
                  surveys, environmental reports and other similar documents; and

         (v) any other written agreements related to such Mortgage Loan.

         "Servicer Remittance Report": A report prepared by the Servicer in such media as may be agreed upon by the Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.1 and to furnish statements to Certificateholders pursuant to Section 4.2 and containing such additional information as the Servicer and the Trustee may from time to time agree.

         "Servicing Compensation": With respect to each Mortgage Loan, the Servicing Fee and the Special Servicing Fee which shall be due to the Servicer and the Special Servicer, as applicable, and such other compensation of the Servicer and Special Servicer specified in Section 3.12, as adjusted pursuant to
Section 3.25.

         "Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) one-twelfth of the related Servicing Fee Rate and (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

         "Servicing Fee Rate":  With respect to each
Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule.

         "Servicing Officer": Any officer or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer or employee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Servicer or the Special Servicer, as applicable, as such list may from time to time be amended, together with, in the case of a certificate or other writing executed by an employee who constitutes a Servicing Officer because of such employee's knowledge and familiarity with a particular subject, a countersignature of an officer of the general partner of the Servicer or of an officer of the Special Servicer, as appropriate.

         "Servicing Standard": The standards for the conduct of the Servicer and the Special Servicer in the performance of their respective obligations under this Agreement as set forth in Section 3.1(a).

         "Similar Law":  As defined in Section
         5.2(i).

         "Special Servicer": Midland Loan Services, L.P., a Missouri limited partnership, or its successor in interest, or any successor Special Servicer appointed as herein provided.

         "Special Servicing Fee": With respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Scheduled Principal Balance of such Specially Serviced Mortgage Loan or REO Mortgage Loan, as applicable, as of the Due Date in the month preceding the month in which such Distribution Date occurs.

         "Special Servicing Fee Rate":  A rate equal to
0.35%.

         "Special Servicing Period":  Any Interest Accrual
Period during which a Mortgage Loan is at any time a Specially Serviced Mortgage Loan.

         "Specially Serviced Mortgage Loan":  Subject to
Section 3.24, any Mortgage Loan with respect to which:

         (i) the related Borrower is 60 or more days delinquent (without giving effect to any grace period permitted by the related Note) in the payment of a Monthly Payment (regardless of whether, in respect thereof, P&I Advances have been reimbursed);

         (ii)     such Borrower has expressed to the
                  Servicer an inability to pay or a
                  hardship in paying such Mortgage Loan in accordance with its terms;

         (iii) the Servicer has received notice that such Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

         (iv)   the Servicer has received notice of a
                foreclosure or threatened foreclosure of any lien on the related Mortgaged Property;

         (v)    a default of which the Servicer has notice
                (other than a failure by such Borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); provided, however, that a default requiring a Property
                Advance shall be deemed to materially and adversely affect the interests of the Certificateholders;

         (vi) such Borrower has failed to make a Balloon Payment as and when due (except in the case where the Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default); or

         (vii)    the Servicer proposes to commence
                  foreclosure or other workout
                  arrangements;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

              (a) with respect to the circumstances  described in clause (i) and
                  (vi) above, when the related Borrower has brought such Mortgage Loan current (with respect to the circumstances described in clause (vi), pursuant to any workout implemented by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments;

              (b) with  respect to the  circumstances  described in clauses (ii)
                  and (iv) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer, and with respect to the circumstances described in clauses (iii) and (vii), when such circumstances cease to exist; or

              (c)   with respect to the circumstances
                    described in clause (v) above, when
                    such default is cured;

provided, however, that at the time no circumstance identified in clauses (i) through (vii) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

         "Startup Day": The day designated as such pursuant to Section 2.6(a).

         "Subordinate Certificates": Any one or more of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L-1, Class L-2, Class R-I and Class R-II Certificates.

         "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.
         "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.1.

         "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R-I or Class R-II Certificate.

         "Transferee Affidavit":  As defined in Section
5.2(j)(ii).

         "Transferor Letter":  As defined in Section
5.2(j)(ii).

         "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all payments on or collections in respect of such Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to such Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans; (viii) the Trustee's right, title and interest in and to the Reserve Accounts; (ix) the Collection Account; (x) the Distribution Account and the REO Account, including reinvestment income, if any, thereon; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement; and
(xiii) the proceeds of any of the foregoing (other than any interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related Borrower).

         "Trust REMICs":  REMIC I and REMIC II.

         "Trustee": LaSalle National Bank, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) one-twelfth of the Trustee Fee Rate and (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs. The Trustee Fee shall be paid by the Servicer on each Distribution Date.

         "Trustee Fee Rate":  A rate equal to
0.0075%.

         "Trustee Mortgage File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.1(i) through (xiii) pertaining to such Mortgage Loan, the documents listed in the third paragraph of Section 2.1 and any additional documents required to be deposited with the Trustee pursuant to the express provisions of this Agreement.

         "Uncovered Prepayment Interest Shortfall": For any Distribution Date, any Prepayment Interest Shortfall not covered by Prepayment Interest Surplus, the Servicing Fee (excluding the portion representing the Trustee's fees and reimbursements for Rating Agency Surveillance fees) and, if the Servicer and Special Servicer are the same person, the Special Servicing Fee pursuant to
Section 3.25.

         "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of such Mortgage Loan if it is repurchased or purchased pursuant to Sections 2.3(d) or 2.3(e) and the price specified in Section 9.1 if such Mortgage Loan is purchased or repurchased pursuant thereto, draws on any letters of credit issued with respect to such Mortgage Loan and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments (but excluding Prepayment Premiums) received during such Collection Period.

         "Updated Appraisal": With respect to any Mortgage Loan, a fair market value appraisal of the related Mortgaged Property from an independent appraiser who is a member of the Appraisal Institute, which appraisal shall be conducted in accordance with MAI standards by an appraiser with at least five years experience in the related property type.

         "Voting Right": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class R-I and Class R-II Certificates, (b) in the case of any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, a percentage equal to the product of (x) 96% so long as the Class A-EC Notional Balance is greater than zero and 97% thereafter and (y) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of such Class of Certificates and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates, (c) in the case of the Class A-EC Certificates, 1% so long as the Class A-EC Notional Balance is greater than zero and 0% thereafter, (d) in the case of the Class L-1 Certificates, 0.10% and (e) in the case of the Class L-2 Certificates, 2.90%. The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder's Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates.

         "Weighted Average Net Mortgage Rate": With respect to any Interest Accrual Period, a per annum rate equal to the weighted average of the Net Mortgage Rates as of the first day of such Interest Accrual Period. The "Net Mortgage Rate" for each Mortgage Loan is the Mortgage Rate for such Mortgage Loan (in the absence of a default minus the Servicing Fee Rate).

         "Weighted Average Pass-Through Rate": With respect to any Interest Accrual Period, a per annum rate equal to the weighted average of the Pass-Through Rates for the Regular Certificates (other than the Class A-EC Certificates) as of the first day of such Interest Accrual Period. For purposes of computing the Weighted Average Net Pass-Through Rate, the Class L-1 and Class L-2 Certificates shall be deemed to be a single Class that has both a principal component and an interest component.
         "Workout Fee":  As defined in Section
3.12(b).

         "Yield Maintenance Charges":  As defined in
Section 4.1(c).

         SECTION 1.2.      Certain Calculations.

         Unless otherwise specified herein, the following provisions shall apply:

         (a) All calculations of interest (excluding interest on the Mortgage Loans, which shall be calculated pursuant to the related Mortgage Loan
Documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         (b) The portion of any Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Net REO Proceeds in respect of a Mortgage Loan allocable to principal and Prepayment Premiums shall equal the total amount of such proceeds minus (a) first any portion thereof payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent pursuant to the provisions of this Agreement and (b) second any portion thereof equal to interest on the unpaid principal balance of such Mortgage Loan at the related Net Mortgage Rate from the Due Date as to which interest was last paid by the related Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received. Allocation of such amount between principal and Prepayment Premium shall be made first to principal and second to Prepayment Premium.

         (c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.1(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

         SECTION 1.3.      Certain Constructions.

         Unless the context clearly indicates otherwise, references to section numbers are to sections of this Agreement.

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS;
             ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.1.      Conveyance and Assignment of
Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments of interest and principal received by the Depositor or the Servicer on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal which were due on or prior to the Cut-off Date. In connection with such transfer and assignment of all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, the Depositor shall make a cash deposit to the Collection Account on the Closing Date in an amount equal to the Cash Deposit. The Depositor, concurrently with the execution and delivery hereof, does also hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the MCFC Mortgage Loan Purchase and Sale Agreement, the BCMC Mortgage Loan Purchase and Sale Agreement, the BCMC/MCFC Mortgage Loan Purchase and Sale Agreement and the GACC Mortgage Loan Purchase and Sale Agreement (other than (i) the right to recovery of certain transaction expenses, including certain estimated expenses, and the right to receive certain indemnification payments as set forth in Sections 1 and 5, respectively, of each such Mortgage Loan Purchase and Sale Agreement, and (ii) the representations and warranties under Section 2(c) of each such Mortgage Loan Purchase and Sale Agreement). The Depositor shall cause the Reserve Accounts to be transferred to and held in the name of the Servicer on behalf of the Trustee as successor to the applicable Mortgage Loan Seller.

         In connection with the transfer and assignment of its right, title and interest in the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, the Trustee, with a copy to the Servicer, the following documents or instruments with respect to each such Mortgage Loan:

         (i) the original of the related Note, endorsed by the applicable Mortgage Loan Seller in blank in the following form: "Pay to the order of ________________, without recourse" which the Trustee or its designee is authorized to complete and which Note and all endorsements thereof shall show a complete chain of endorsement from the Originator to the applicable
                Mortgage Loan Seller;

         (ii)     the related original recorded Mortgage
                  or a copy thereof certified by the
                  related title insurance company, public
                  recording office or closing agent to be
                  in the form in which executed or
                  submitted for recording, the related
                  original recorded Assignment of Mortgage to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording and the related original Assignment of Mortgage executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related
                  Mortgaged Property is located);

         (iii)    if the related security agreement is
                  separate from the Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original assignment of such security agreement to the applicable
                  Mortgage Loan Seller or a counterpart
                  thereof and the related original
                  assignment of such security agreement
                  executed by the applicable Mortgage Loan
                  Seller in blank which the Trustee or its designee is authorized to complete;

         (iv)   a copy of each Form UCC-1 financing
                statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, to the applicable Mortgage Loan Seller filed with respect to such financing statement and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable
                Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed);

         (v)    the related original of the Loan
                Agreement, if any, relating to such
                Mortgage Loan or a counterpart thereof;

         (vi) the related original lender's title insurance policy, together with any endorsements or riders thereto that were issued with or subsequent to the issuance of such policy;

         (vii)    if any related Assignment of Leases,
                  Rents and Profits is separate from the
                  Mortgage, the original recorded
                  Assignment of Leases, Rents and Profits
                  or a copy thereof certified by the
                  related title insurance company, public
                  recording office or closing agent to be
                  in the form in which executed or
                  submitted for recording, the related
                  original recorded reassignment of such
                  instrument, if any, to the applicable
                  Mortgage Loan Seller or a copy thereof
                  certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording and the related original reassignment of such instrument, if any, executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related
                  Mortgaged Property is located) (any of
                  which reassignments, however, may be
                included in a related Assignment of
                Mortgage and need not be a separate
                instrument);

         (viii)   copies of the original Environmental
                  Reports with respect to the Mortgaged
                  Property;

         (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original reassignment of such instrument to the applicable Mortgage Loan Seller or a counterpart thereof and the related original reassignment of such instrument executed by the applicable Mortgage Loan
                Seller in blank which the Trustee or its designee is authorized to complete;

         (x)    with respect to the related Reserve
                Accounts, if any, a copy of the
                original of any separate agreement with
                respect thereto between the related
                Borrower and the Originator (and, if the Mortgage Loan Seller is not the Originator, together with an assignment of the agreement);

         (xi)   the original of any other written
                agreement, instrument or document securing such Mortgage Loan, including, without limitation, originals of any guaranties with respect to such Mortgage Loan or the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

         (xii)    with respect to the related Reserve
                  Accounts, if any, a copy of the
                  UCC-1 financing statements, if any,
                  submitted for filing with respect to the security interest of the applicable
                  Originator in such Reserve Accounts and
                  all funds contained therein, together
                  with a copy of each Form UCC-2 or
                  UCC-3 assignment, if any, to the
                  applicable Mortgage Loan Seller filed
                  with respect to such financing statement and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable
                  Mortgage Loan

                Seller is in suitable form for filing in the filing office in which such financing statement was filed); and

         (xiii)   the original of each assumption or
                  substitution agreement, if any, with
                  evidence of recording thereon, where
                  appropriate (or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording), and originals or copies of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

         On or promptly following the Closing Date, the Trustee or Custodian, as applicable, shall, to the extent possession thereof has been delivered to it, complete any Assignment of Mortgage delivered pursuant to clause (ii) above, any assignment of security agreement delivered pursuant to clause (iii) above, any Form UCC-2 or UCC-3 assignment delivered pursuant to clause (iv) and (xii) above, any reassignment of Assignment of Leases, Rents and Profits delivered pursuant to clause (vii) above and any reassignment of assignment of contracts delivered pursuant to clause (ix) above, in each case, by inserting the name of the Trustee as assignee and delivering to the Servicer (1) for recordation, (a) each Assignment of Mortgage referred to in Section 2.1(ii) which has not yet been submitted for recordation and (b) each reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.1(vii) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) for filing, each UCC-2 or UCC-3 financing statement assignment referred to in Section 2.1(iv) and (xii) which has not yet been submitted for filing. On or promptly following the Closing Date, the Trustee or Custodian, as applicable, shall, to the extent possession thereof has been delivered to it, complete the endorsement of the Note by inserting the name of the Trustee as endorsee. The Servicer shall, upon receipt, promptly submit for recording or filing, as the case may be, in the appropriate public recording or filing office, each such document (other than the Notes) at the expense of the applicable Mortgage Loan Seller. In the event that any such document is lost or returned unrecorded because of a defect therein, the Servicer shall use its best efforts to promptly prepare a substitute document for signature by the Depositor or the applicable Mortgage Loan Seller, as applicable, and thereafter the Servicer shall cause each such document to be duly recorded at the expense of the applicable Mortgage Loan Seller. The Servicer shall, promptly upon receipt of the original of each such recorded document, deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits, if applicable, after any such document has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof. If a pro forma title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Depositor or the Servicer will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof. The Depositor shall promptly cause the UCC-1s, UCC-2s and UCC-3s referred to in Section 2.1(iv) and
(xii) to be filed in the applicable public recording or filing office at the expense of the applicable Mortgage Loan Seller and upon filing will promptly deliver to the Custodian the related UCC-1, UCC-2 or UCC-3 with evidence of filing thereon.

         All original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Trustee or the Servicer, as the case may be, in trust for the benefit of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Trustee Mortgage File, such document shall be delivered promptly to the Custodian.

         If the Depositor cannot deliver any original or certified recorded document described in this Section 2.1 on the Closing Date, the Depositor shall use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date, to deliver or cause to be delivered such original or certified recorded documents to the Custodian (unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, in which case the Depositor or the Servicer shall notify the Custodian and the Trustee in writing of such delay and shall deliver such documents to the Custodian promptly upon the Depositor's or the Servicer's receipt thereof).

         SECTION 2.2.      Acceptance by the Custodian and
the Trustee.

         By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Trustee Mortgage File (to the extent the documents constituting the Trustee Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees to review each Trustee Mortgage File within 45 days after the later of (a) the Trustee's receipt of such Trustee Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents referred to in Section 2.1 above and any original recorded documents referred to in the last sentence of Section
2.1 to be included in the delivery of a Trustee Mortgage File, have been received, have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If, at the conclusion of such review, any document or documents constituting a part of a Trustee Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear on their face not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall promptly so notify the Depositor and the applicable Mortgage Loan Seller (with a copy to the Servicer or the Special Servicer, as applicable) by providing a written report, setting forth, for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. Neither the Servicer, the Special Servicer nor the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Trustee Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document, subject to
Section 2.3(i) with respect to the Servicer and the Special Servicer.

         In reviewing any Trustee Mortgage File pursuant to the preceding paragraph or Section 2.1, the Trustee will have no responsibility to determine whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine whether the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

         The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments"(as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except as set forth in Section 3.11 or as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

         SECTION 2.3.      Representations and Warranties
of the Depositor.

         (a)    The Depositor hereby represents and
warrants as of the Closing Date that:

         (i)    The Depositor is a corporation duly
                organized validly existing and in good
                standing under the laws of the State of
                Missouri;

         (ii)     The Depositor has taken all necessary
                  action to authorize the execution,
                  delivery and performance of this
                  Agreement by it, and has the power and
                  authority to execute, deliver and
                  perform this Agreement and all the
                  transactions contemplated hereby,
                  including, but not limited to, the power and authority to sell, assign and transfer its right, title and interest in the Mortgage Loans in accordance with this Agreement;

         (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of
                whether such enforceability is considered in a proceeding in equity or at law);

         (iv)   The execution and delivery of this
                Agreement and the performance of its
                obligations hereunder by the Depositor
                will not conflict with any provision of
                its articles of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property which, with respect to any of the above events, would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement. The Depositor is not in default in any material respect with respect to any agreement to which the Depositor is a party. The Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

         (v)    The articles of incorporation of the Depositor provides that the
                Depositor  is   permitted  to  engage  in  only  the   following
                activities:

                (A)        To acquire, own, hold, sell,
                           transfer, assign, pledge,
                           finance, refinance and
                           otherwise deal with (i) loans
                           secured by (x) first or second
                           mortgages, deeds of trust or
                           similar liens on multi- family
                           residential, commercial or
                           mixed commercial and multi-
                           family residential properties,
                           and (y) related assets, and
                           (ii) any participation interest
                           in, security (in bond or
                           pass-through form) or funding
                           agreement based on, backed or
                           collateralized by, directly or
                           indirectly, any of the
                           foregoing (the loans and
                           related assets described in
                           clause (A)(i) and the
                           participation interests,
                           securities and funding
                           agreements described in clause
                           (A)(ii), collectively,
                           "Mortgage Loans");

                (B)        To establish and fund one or
                           more trusts (the "Trusts") and
                           to authorize such Trusts to
                           engage in one or more of the
                           activities described in
                           immediately preceding clause
                           (A) and to issue certificates
                           (the "Certificates") in one or
                           more classes pursuant to
                           pooling and servicing
                           agreements (each, a "Pooling
                           and Servicing Agreement"), with
                           each class having the
                           characteristics specified in
                           the related Pooling and
                           Servicing Agreement,
                           representing ownership
                           interests in the Mortgage
                           Loans;

                (C)        To acquire, own, hold, invest
                           in, offer, sell, transfer,
                           assign, pledge, finance and
                           deal in and with any
                           Certificates issued by a Trust
                           established by the corporation
                           pursuant to immediately
                           preceding clause (B); and

                (D)        To engage in any other acts and
                           activities and to exercise any
                           powers permitted to
                           corporations under the laws of
                           the State of Missouri which are
                           incidental to, or connected
                           with the foregoing, and
                           necessary, suitable or
                           convenient to accomplish any of
                           the foregoing; and

         (vi)   There is no action, suit or proceeding
                pending or, to the best knowledge of the Depositor, threatened against the
                Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement.

         (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan as of the Closing Date that:

         (i)    Immediately prior to the transfer and
                assignment to the Trustee, the related
                Note and the related Mortgage were not
                subject to an assignment or pledge created by it or attributable to its ownership;
                and the Depositor had full right to
                transfer and sell its right, title and
                interest in such Mortgage Loan to the
                Trustee free and clear of any encumbrance, lien, pledge, charge, claim or security interest encumbering such Mortgage Loan created by it or attributable to its ownership;

         (ii)     The related Assignment of Mortgage
                  constitutes the legal, valid and binding assignment of the related Mortgage from the Depositor to the Trustee, and any related reassignment of Assignment of
                  Leases, Rents and Profits constitutes
                  the legal, valid and binding assignment
                  of any related Assignment of Leases,
                  Rents and Profits from the Depositor to
                  the Trustee; and

         (iii) No claims have been made by the Depositor under the related lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

         (c) It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive delivery of the respective Trustee Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Servicer and the Special Servicer.

         (d) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of the representation and warranty set forth in
Section 2(b)(xxx) of the MCFC Mortgage Loan Purchase and Sale Agreement, the BCMC Mortgage Loan Purchase and Sale Agreement or the GACC Mortgage Loan Purchase and Sale Agreement, as applicable, or that any Mortgage Loan otherwise fails to constitute a Qualified Mortgage, such Person shall give prompt notice thereof to the applicable Mortgage Loan Seller and the Rating Agencies and such Mortgage Loan Seller shall, to the extent such Mortgage Loan Seller is obligated to correct such condition or repurchase the related Mortgage Loan under the terms of the applicable Mortgage Loan Purchase and Sale Agreement, correct such condition or repurchase such Mortgage Loan at the Repurchase Price within 85 days of discovery of such failure, all pursuant to and as more particularly described in the applicable Mortgage Loan Purchase and Sale Agreement; it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters.

         (e) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of MCFC with respect to the MCFC Mortgage Loan Purchase and Sale Agreement, BCMC with respect to the BCMC Mortgage Loan Purchase and Sale Agreement or GACC with respect to the GACC Mortgage Loan Purchase and Sale Agreement (other than the representation set forth in Section 2(a) and 2(b)(xxx) of each such agreement and Section 2(c) of each such Mortgage Loan Purchase and Sale Agreement), with respect to any Mortgage Loan, or that any document required to be included in the Trustee Mortgage File with respect to a Mortgage Loan does not conform to the requirements of Section 2.1, such Person shall give prompt notice thereof to the applicable Mortgage Loan Seller and the Rating Agencies and such Mortgage Loan Seller shall, to the extent such Mortgage Loan Seller is obligated to cure such breach or repurchase the related Mortgage Loan under the terms of the applicable Mortgage Loan Purchase and Sale Agreement, either cure such breach or repurchase such Mortgage Loan at the Repurchase Price within 85 days of the receipt of notice of such breach, as the same may be extended, all pursuant to and as more particularly described in the applicable Mortgage Loan Purchase and Sale Agreement; it being understood and agreed that none of the Custodian, the Servicer, the Special Servicer and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Trustee Mortgage Files, to the extent provided in Sections 2.1 and 2.2).

         (f) Upon receipt by the Servicer from the applicable Mortgage Loan Seller of the Repurchase Price for a repurchased Mortgage Loan, the Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this
Section 2.3(f), release or cause to be released to the applicable Mortgage Loan Seller the related Trustee Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer to vest in the applicable Mortgage Loan Seller any Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the applicable Mortgage Loan Purchase and Sale Agreement, as such agreement related to such Mortgage Loan that were initially transferred to the Trust Fund under Section 2.1, and the Trustee, Special Servicer and the

Servicer shall have no further responsibility with regard to such Trustee Mortgage File or the related Mortgage Loan.

         (g) In the event that the applicable Mortgage Loan Seller incurs any expense in connection with curing a breach of a representation or warranty pursuant to Section 2.3(d) and (e) which also constitutes a default under the related Mortgage Loan, the applicable Mortgage Loan Seller shall have a right, and the applicable Mortgage Loan Seller shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower. The Servicer or Special Servicer, as applicable, shall use reasonable efforts in recovering, or assisting the applicable Mortgage Loan Seller in recovering, from such Borrower the amount of any such expenses.

         (h) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense, except to the extent such action would materially and adversely affect the interests of the Certificateholders.

         (i) The Servicer or the Special Servicer, as applicable, shall use its best efforts, in accordance with the Servicing Standard, to enforce the obligations of each Mortgage Loan Seller to cure or repurchase any Mortgage Loan which is discovered to be a "Defective Mortgage Loan" (as such term is defined in the applicable Mortgage Loan Purchase and Sale Agreement) under the terms of the applicable Mortgage Loan Purchase and Sale Agreement.

         SECTION 2.4.      Representations, Warranties and
                           Covenants of the Servicer and
                           the Special Servicer.

         (a) The Servicer hereby represents, warrants and covenants that as of the Closing Date:

         (i)    The Servicer is a limited partnership,
                duly organized, validly existing and in
                good standing under the laws of the State of Missouri and has all licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state in which any Mortgaged
                Property is located to the extent
                necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

         (ii)     The Servicer has the full partnership
                  power, authority and legal right to
                  execute and deliver this Agreement and
                  to perform in accordance herewith; the
                  execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement do not violate the Servicer's certificate of limited partnership or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

         (iii) This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or impair the ability of the Trust
                Fund to realize on the Mortgage Loans;

         (v)    There is no action, suit or proceeding
                pending or, to the knowledge of the
                Servicer, threatened, against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Servicer or would, if adversely determined, materially impair the ability of the Servicer to perform under the terms of this Agreement or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein; and

         (vi)   No consent, approval, authorization or
                order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or, if required, such approval has been obtained prior to the Cut-off Date, except to the extent that the failure of the Servicer to be qualified as a foreign limited partnership or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans.

         (b) The Special Servicer hereby represents, warrants and covenants that as of the Closing Date:

         (i)    The Special Servicer is a limited
                partnership, duly organized, validly
                existing and in good standing under the
                laws of the State of Missouri and has all licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Specially Serviced
                Mortgage Loan in accordance with the terms of this Agreement;

         (ii)     The Special Servicer has the full
                  partnership power, authority and legal
                  right to execute and deliver this
                  Agreement and to perform in accordance
                  herewith; the execution and delivery of
                  this Agreement by the Special Servicer
                  and its performance and compliance with
                  the terms of this Agreement do not
                  violate the Special Servicer's
                  certificate of limited partnership or
                  constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Special Servicer is a party or which may be applicable to the Special Servicer or any of its assets, which default or breach would have consequences that would materially and adversely affect the condition
                  (financial or otherwise) or operations
                  of the Special Servicer or its
                  properties, taken as a whole, or impair
                  the ability of the Trust Fund to realize on the Specially Serviced Mortgage Loans;

         (iii) This Agreement has been duly and validly authorized, executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iv) The Special Servicer is not in violation of, and the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Special Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Specially Serviced Mortgage Loans;

         (v)    There is no action, suit or proceeding
                pending or, to the knowledge of the
                Special Servicer, threatened, against the
                Special Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Special Servicer or would, if adversely determined, materially impair the ability of the Special Servicer to perform under the terms of this Agreement or which would draw into question the validity of this Agreement or the Specially Serviced Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Special Servicer contemplated herein; and

         (vi)   No consent, approval, authorization or
                order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or, if required, such approval has been obtained prior to the Cut-off Date, except to the extent that the failure of the Special Servicer to be qualified as a foreign limited partnership or licensed in one or more states is not necessary for the enforcement of the Specially Serviced
                Mortgage Loans.

         (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the Trustee Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee and the Depositor. Upon discovery by the Depositor, the Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Servicer, the Special Servicer or the Trustee with respect to any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Rating Agencies.

         SECTION 2.5.      Execution and Delivery of
                           Certificates; Issuance of REMIC
                           I Regular Interests.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Trustee Mortgage Files to the Custodian (to the extent the documents constituting the Trustee Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.1 and Section 2.2 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the REMIC I Regular Interests on behalf of REMIC II and the Holders of the Regular Certificates and the Class R-II Certificates; and
(ii) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1, Class A-2, Class

A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L-1, Class L-2, Class R-I, and Class R-II Certificates in authorized denominations, in each case registered in the names set forth in such order of the Depositor or as so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause
(ii)) evidence ownership of the entire Trust Fund.

         SECTION 2.6.      Miscellaneous REMIC Provisions.

         (a) The Class A-L-1, Class A-L-2, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-L, Class H-L, Class J-L, Class K-L and Class L-L Interests are hereby designated as "regular interests" in REMIC I within the meaning of Section 860G(a)(1) of the Code, and the Class R-I Certificates are hereby designated as the sole class of "residual interests" in REMIC I within the meaning of Section 860G(a)(2) of the Code. The Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L-1 and Class L-2 Certificates are hereby designated as "regular interests" in REMIC II within the meaning of Section 860G(a)(1) of the Code and the Class R-II Certificates are hereby designated as the sole class of "residual interests" in REMIC II within the meaning of Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the "Startup Day" of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC I Regular Interests and the Regular Certificates for purposes of Code Section 860G(a)(1) is the Scheduled Final Distribution Date. The initial Certificate Balance of each Class of REMIC I Regular Interests is equal to the Certificate Balance of the Related Class of Certificates. The pass-through rate of each Class of REMIC I Regular Interests is a per annum rate equal to the REMIC I Pass-Through Rate.

         (b) None of the Depositor, Trustee, Fiscal Agent, Special Servicer or Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

         SECTION 2.7.      Documents Not Delivered to
                                   Custodian.

         All original documents relating to the Mortgage Loans which are part of the Servicer Mortgage File are and shall be held by the Servicer, in trust for the benefit of the Trustee on behalf of the Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee, in trust for the benefit of the Certificateholders.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

         SECTION 3.1.      Servicer to Act as
                           Servicer; Special
                           Servicer to Act as
                           Special Servicer;
                           Administration of the
                           Mortgage Loans.

         (a) The Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and the REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of, and for the benefit of, all of the Certificateholders and the Trustee (as trustee for the Certificateholders) in accordance with the terms of this Agreement and the respective Mortgage Loans. In furtherance of, and to the extent consistent with, the foregoing, and except to the extent that this Agreement provides for a contrary specific course of action, each of the Servicer and the Special Servicer shall service and administer each Mortgage Loan (x) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans, or (y) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations hereunder, but without regard to:

         (i) any other relationship that the Servicer, the Special Servicer, any sub- servicer or any Affiliate of the Servicer, the Special Servicer or any subservicer may have with the related Borrower or any Affiliate of such Borrower;

         (ii)     the ownership of any Certificate by the
                  Servicer, the Special Servicer or any
                              Affiliate of either;

         (iii) the Servicer's, the Trustee's or the Fiscal Agent's obligation to make P&I Advances or Property Advances or to incur servicing expenses with respect to such Mortgage Loan;

         (iv) the Servicer's, the Special Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

         (v) the ownership or servicing or management for others by the Servicer, the Special Servicer or any sub-servicer, of any other mortgage loans or property.

         The standards set forth above with respect to the conduct of the Servicer and the Special Servicer in the performance of their respective obligations under this Agreement is herein referred to as the "Servicing Standard."

         The Servicer's or the Special Servicer's liability for actions and omissions in its capacity as Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer and the Special Servicer shall use its best efforts to seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectability of the Mortgage Loans. Subject only to the above-described Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the Servicer and the Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (d) of this Section 3.1 and to Section 3.2), to do or cause to be done any and all things in connection with such servicing and administration which they may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer and the Special Servicer shall, and each is hereby authorized and empowered by the Trustee to, with respect to each Mortgage Loan and the related Mortgaged Property, prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on the related Mortgaged Property and related collateral; any modifications, waivers, consents or amendments to or with respect to any Mortgage Loan or any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, if, in its reasonable judgment, such action is in the best interests of the Certificateholders and is in accordance with, or is required by, this Agreement. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to the change of the stated Maturity Date of any Mortgage Loan, the payment of principal of, or interest or Default Interest on, any Mortgage Loan, or any other term of a Mortgage Loan, unless (a) such modification, amendment, waiver or consent is not a "significant modification" under Section 1001 of the Code, including proposed, temporary or final Treasury regulations thereunder, or Treasury Regulations Section 1.860G-2(b)(3) (other than clause (i) thereof), (b) to the extent such modification, amendment, waiver or consent would constitute a "significant modification" under the preceding clause (a), such Mortgage Loan is in default or a default with respect thereto is reasonably foreseeable or (c) permitted by
Section 3.10; provided, however, that neither the Servicer nor the Special Servicer may agree to any retroactive modification, amendment, waiver or consent. The Servicer and the Special Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Borrowers any reports required to be provided to them thereby. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and the Special Servicer any powers of attorney and other documents prepared by the Servicer or the Special Servicer and necessary or appropriate (as certified in such written request) to enable the Servicer and the Special Servicer to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be liable for any actions of the Servicer or Special Servicer under any such powers of attorney.

         (b) Unless otherwise provided in the related Note, the Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment.

         (c)    [Reserved].

         (d) The Servicer or the Special Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no sub-servicer retained by the Servicer or the Special Servicer shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer or the Special Servicer, as applicable, and (3) such agreement shall be consistent with the standards set forth in Section 3.1(a). Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.1(d).

         Any sub-servicing agreement entered into by the Servicer or the Special Servicer, shall provide that it may be assumed or terminated by the Trustee if the Trustee or a successor Servicer or Special Servicer has assumed the duties of the Servicer or the Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by the Trustee or a successor Servicer or Special Servicer of the obligations of the Servicer or the Special Servicer, as applicable, pursuant to
Section 7.2.

         Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Servicer or the Special Servicer, as applicable, and such sub-servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, including the Depositor acting in such capacity, except as set forth in Section 3.1(e).

         (e) If the Trustee or any successor Servicer or Special Servicer assumes the obligations of the Servicer or the Special Servicer, as applicable, in accordance with Section 7.2, the Trustee or such successor Servicer or Special Servicer, to the extent necessary to permit the Trustee or such successor Servicer or Special Servicer to carry out the provisions of Section 7.2, shall, without act or deed on the part of the Trustee or such successor Servicer or Special Servicer, succeed to all of the rights and obligations of the Servicer or Special Servicer under any sub-servicing agreement entered into by the Servicer or Special Servicer pursuant to Section 3.1(d), subject to the right of termination by the Trustee set forth in Section 3.1(d). In such event, the Trustee or such successor Servicer or Special Servicer shall be deemed to have assumed all of the Servicer's or Special Servicer's interest therein (but not any liabilities or obligations in respect of acts or omissions of the Servicer or Special Servicer prior to such deemed assumption) and to have replaced the Servicer or the Special Servicer, as applicable, as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee or such successor Servicer, except that the Servicer or the


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



Special Servicer shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the assumption of duties hereunder by the Trustee or such successor Servicer or Special Servicer.

         In the event that the Trustee or any successor Servicer or Special Servicer assumes the servicing obligations of the Servicer or the Special Servicer, as the case may be, upon request of the Trustee or such successor Servicer or Special Servicer, as the case may be, the Servicer or Special Servicer shall, at its own expense, deliver to the Trustee or such successor Servicer or Special Servicer (as the case may be) all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and the Servicer will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee or such successor Servicer.

         SECTION 3.2.      Liability of the Servicer.

         Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Servicer or the Special Servicer, as applicable, shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer or Special Servicer, as applicable, were servicing and administering the Mortgage Loans alone. The Servicer or the Special Servicer, as applicable, shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer or the Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

         SECTION 3.3.      Collection of Certain Mortgage
                           Loan Payments.

         The Servicer and the Special Servicer shall make best efforts to collect all payments called for under the terms and provisions of the Mortgage Loans when the same shall be due and payable, and shall follow such collection procedures as are consistent with the Servicing Standard, including using its best efforts in accordance with the Servicing Standard to collect income statements and rent rolls from the related Borrowers as required by the related Mortgage Loan Documents and providing (in the case of the Servicer only) reasonable advance notice to such Borrowers of Balloon Payments due with respect to such Mortgage Loans. Consistent with the foregoing, the Servicer or the Special Servicer, as applicable, may in its discretion waive any late payment charge, Default Interest or penalty fees in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.



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



         SECTION 3.4.      Collection of Taxes,
                           Assessments and
                           Similar Items.

         (a) With respect to each Mortgage Loan (other than REO Mortgage Loans), the Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such related Mortgaged Property, the status of insurance premiums payable with respect thereto and the amounts of Escrow Payments, if any, required in respect thereof. From time to time, the Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to each such Mortgaged Property prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of such Mortgage Loan. If a Borrower fails to make any such Escrow Payment on a timely basis or collections from such Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such item, unless the Servicer, in its good faith business judgment, determines that such Advance would be a Nonrecoverable Advance. With respect to any Mortgage Loan as to which the related Borrower is not required to make Escrow Payments, if such Borrower fails to effect payment of any such bill, then, the Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such bill on or before the applicable penalty or termination date; provided, that, with respect to the payment of taxes and assessments, the Servicer shall make such advance within five Business Days after the Servicer has received confirmation that such item has not been paid. The Servicer shall be entitled to reimbursement of Property Advances that it makes pursuant to the preceding sentence, with interest thereon at the Advance Rate, from amounts received on or in respect of the Mortgage Loan respecting which such Property Advance was made or if such Property Advance has become a Nonrecoverable Advance, to the extent permitted by
Section 3.6 of this Agreement. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         (b) The Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one (1) Business Day after receipt. The Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments in which amounts on deposit in such Escrow Account have been invested pursuant to Section 3.7(b) and any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of the related Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be entitled, "Midland Loan Services, L.P., as Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of Midland Realty Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1996-C2, and Various Borrowers." Withdrawals from an Escrow Account may be made by the Servicer only:



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



         (i)    to effect timely payments of items with
                respect to which Escrow Payments are
                required pursuant to the related Mortgage;

         (ii)     to transfer funds to the Collection
                  Account to reimburse the Servicer, the
                  Trustee or the Fiscal Agent, as
                  applicable, for any Advance relating to
                  Escrow Payments, but only from amounts
                  received with respect to the related
                  Mortgage Loan which represent late
                  collections of Escrow Payments
                  thereunder;

         (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

         (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

         (v) to pay from time to time to the Servicer any interest or investment income earned on funds deposited in such Escrow Account pursuant to Section 3.7(b) to the extent
                (a) permitted by law and (b) not required to be paid to the related Borrower under the terms of the related Mortgage Loan or by law, or to pay such interest or income to the related Borrower if such income is required to paid to the related Borrower under law or by the terms of the related
                Mortgage Loan;

         (vi)   to remit to the related Borrower the
                Financial and Lease Reporting Fee as and when required pursuant to the related
                Mortgage; and

         (vii) to remove any funds deposited in such Escrow Account that were not required to be deposited therein.

         SECTION 3.5.      Collection Account;
                           Distribution Account.

         (a) The Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders. The Collection Account shall be established and maintained as an Eligible Account. The Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

         (i)    all payments on account of principal on
                the Mortgage Loans, including the
                principal component of Unscheduled
                Payments on the Mortgage Loans;

         (ii)     all payments on account of interest and
                  Default Interest on the Mortgage Loans
                  and the interest portion of all
                  Unscheduled Payments and all Prepayment
                  Premiums;



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



         (iii) any amounts required to be deposited pursuant to Section 3.7(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and pursuant to Section 3.25 in connection with Prepayment Interest Shortfalls;

         (iv) (x) all Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b) and (y) all Condemnation Proceeds, Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property;

         (v) any amounts received from Borrowers which represent recoveries of Property Advances made pursuant to Section 3.4; and

         (vi)   any other amounts required by the
                provisions of this Agreement to be
                deposited into the Collection Account by the Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage
                Loan pursuant to Section 2.3(d) or
                (e), Section 3.18 or Section 9.1.

         The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, late fees, NSF check charges, Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Servicer deposits in the Collection Account any amount not required to be deposited therein, the Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Distribution Account shall be established and maintained as an Eligible Account.

         (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions of Section
3.7. The Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof.

         SECTION 3.6.      Permitted Withdrawals from the
                           Collection Account.

         The Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):



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



         (i)    to remit to the Trustee, for deposit in
                the Distribution Account, the amounts
                required to be deposited in the
                Distribution Account pursuant to Section
                4.6;

         (ii)     to pay or reimburse the Servicer, the
                  Trustee or the Fiscal Agent for
                  Advances, the right of the Servicer, the Trustee or the Fiscal Agent to reimburse itself pursuant to this clause (ii) being limited to either (x) any collections on or in respect of the particular Mortgage Loan or REO Property respecting which each such Advance was made, or (y) any other amounts in the Collection Account in the event that such Advances have been deemed to be Nonrecoverable Advances or are not recovered from recoveries in respect of the related Mortgage Loan or REO
                  Property after a Final Recovery
                  Determination;

         (iii)    to pay to the Servicer, the Trustee or
                  the Fiscal Agent the Advance Interest
                  Amount;

         (iv) to pay on or before each Remittance Date to the Servicer and the Special Servicer, as applicable, as compensation, the unpaid
                Servicing Fee and Special Servicing Fee, respectively, in respect of the related
                Distribution Date (in each case, reduced up to the amount of any Prepayment
                Interest Shortfalls with respect to such Distribution Date, in accordance with
                Section 3.25), to be paid, in the case
                of the Servicing Fee, from interest
                received on the related Mortgage Loans,
                and to pay from time to time, to the
                Servicer any interest or investment income earned on funds deposited in the Collection Account, and to pay to the Servicer as additional Servicing
                Compensation any Prepayment Interest
                Surplus received in the preceding
                Collection Period and to pay to the
                Servicer or the Special Servicer, as
                applicable, any other amounts constituting
                Servicing Compensation;

         (v) to pay on or before each Distribution Date to the Depositor, the Mortgage Loan Seller or the purchaser of any Specially Serviced
                Mortgage Loan or REO Property, as the case may be, with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to
                Section 2.3(d), 2.3(e), Section
                3.18 or Section 9.1, all amounts
                received thereon during the related
                Collection Period and subsequent to the
                effective date of such purchase or
                repurchase.

         (vi)   to the extent not reimbursed or paid
                pursuant to any other clause of this
                Section 3.6, to reimburse or pay the
                Servicer, the Special Servicer, the
                Trustee, the Depositor and/or the Fiscal
                Agent for unpaid items incurred by or on behalf of such Person pursuant to Section
                3.7(c), Section 3.10, Section
                3.12(d), Section 3.17(a),
                (b) and (c), Section 3.18(a),
                6.3, 7.4, 8.5(d),
                9.1(d) or Section 10.7, or any
                other provision


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



                of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

         (vii)    to deposit in one or more separate,
                  non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on REMIC I and REMIC II under the circumstances and to the extent described in Section 4.5;

         (viii)   to withdraw any amount deposited into
                  the Collection Account that was not
                  required to be deposited therein; and

         (ix)   to clear and terminate the Collection
                Account pursuant to Section 9.1.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan- by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii) - (viii) above.

         The Servicer shall pay to the Trustee, the Fiscal Agent or the Special Servicer from the Collection Account (to the extent permitted by clauses
(i)-(viii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee, an officer of the Fiscal Agent or a Servicing Officer of the Special Servicer, as applicable, describing the item and amount to which the Trustee, the Fiscal Agent or the Special Servicer is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

         The Trustee, the Fiscal Agent, the Special Servicer and the Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of Servicing Compensation, Advances (subject to the limitation set forth in Section 3.6(ii)) and their respective expenses (including Advance Interest Amounts) hereunder to the extent such expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement.

         SECTION 3.7.      Investment of Funds in the
                           Collection Account, the
                           Distribution Account and the
                           Reserve Accounts.

         (a) The Servicer (or with respect to any REO Account, the Special Servicer) may direct (or, with respect to the Distribution Account, cause the Trustee to direct) any depository institution maintaining the Collection Account, the Distribution Account, any

REO Account or (subject to applicable laws and the related Mortgage Loan Documents) any Reserve Accounts (each, for purposes of this Section 3.7, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided, however, that all investments in the Distribution Account, including those payable on demand, shall mature no later than the Business Day prior to the next Distribution Date. Any direction by the Servicer (or with respect to an REO Account, the Special Servicer) to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Reserve Account, the Servicer shall act upon the written request of the related Borrower or Manager to the extent the Servicer is required to do so under the terms of the related Mortgage Loan, provided that in the absence of appropriate written instructions from such Borrower or Manager meeting the requirements of this Section 3.7, the Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such Reserve Accounts. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the sole control of the Servicer or the Special Servicer, as applicable, as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer or the Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Special Servicer, as applicable, shall:

                (x) consistent with any notice required to be given  thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                (y)    demand payment of all amounts due
                       thereunder promptly upon
                       determination by the Servicer or
                       the Special Servicer, as
                       applicable, that such Permitted
                       Investment would not constitute a
                       Permitted Investment in respect of
                       funds thereafter on deposit in the
                       related Investment Account.

         (b) All income and gain realized from investment of funds deposited in the Collection Account, the Distribution Account and any Reserve Account as to which the related Borrower is not entitled to interest thereon shall be for the benefit of the Servicer (other than income or gain realized from investment of funds on deposit in the Distribution Account made by the Trustee on the Business Day prior to any Distribution Date that matures on such Distribution Date) and all income and gain realized from investment of funds deposited in any REO Account shall be for the benefit of the Special Servicer and, other than with respect to the Distribution Account, may be withdrawn by the Servicer or the Special Servicer, as applicable, from time to time in accordance with Section 3.6 and Section 3.17(b), as applicable. The Servicer may request that the Trustee withdraw and remit to the Servicer all amounts due to it with respect to the Distribution Account pursuant to the preceding sentence. The Servicer shall deposit from its own funds in the Collection Account and the Distribution Account, as the case may be, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss and the Special Servicer shall deposit from its own funds in any REO Account the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss. The Servicer shall also deposit into each Reserve Account any amounts representing losses on Permitted Investments in which such Reserve Accounts have been invested, except to the extent that amounts are invested for the benefit of the Borrower under applicable law or the terms of the related Mortgage Loan. The income and gain realized from investment of funds deposited in any Reserve Account shall be paid from time to time to the related Borrower to the extent required under the Mortgage Loan or applicable law.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing a majority of the aggregate Voting Rights of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Servicer may take such action at its own cost and expense.

         SECTION 3.8.      Maintenance of
                           Insurance Policies and
                           Errors and Omissions
                           and Fidelity Coverage.

         (a) The Servicer on behalf of the Trustee, as mortgagee, shall use its best efforts in accordance with the Servicing Standard to cause the related Borrower to maintain for each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (A) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (ii) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider, (B) insurance providing coverage against 12 months of


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



rent interruptions and (C) such other insurance (including public liability insurance), in each case as required in the related Mortgage Loan Documents. The Special Servicer shall maintain, to the extent available at commercially reasonable rates, fire and hazard insurance from a Qualified Insurer with extended coverage on each REO Property in an amount which is at least equal to 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. The Special Servicer shall maintain, to the extent available at commercially reasonable rates, from a Qualified Insurer, with respect to each REO Property (A) public liability insurance providing such coverage against such risks as the Servicer or the Special Servicer, as applicable, determines, consistent with the related Mortgage and the Servicing Standard, to be in the best interests of the Trust Fund, and shall cause to be maintained with respect to each REO Property (B) insurance providing coverage against 12 months of rent interruptions, and (C) such other insurance, in each case as required in the related Mortgage Loan. In the case of any insurance otherwise required to be maintained pursuant to this section that is not being so maintained because the Servicer or the Special Servicer, as applicable, has deemed that it is not available at commercially reasonable rates, the Servicer or the Special Servicer, as applicable, shall deliver an Officer's Certificate to the Trustee detailing the steps that the Servicer or the Special Servicer, as applicable, took in seeking such insurance and the factors which led to its determination that such insurance is not so available. Any amounts collected by the Servicer or the Special Servicer, as applicable, under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.5, subject to withdrawal pursuant to Section 3.6. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Borrower or to be maintained by the Servicer or the Special Servicer other than pursuant to the terms of the related Mortgage Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer will use its reasonable efforts in accordance with the Servicing Standard to cause the related Borrower, to the extent required under the related Mortgage Loan Documents, to maintain or will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance in respect thereof to the extent available at commercially reasonable rates. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property is located in a federally designated special flood hazard area, the Special Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentences. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall either (i) immediately deposit


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into the  Collection  Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the servicing standard set forth in Section 3.1(a); provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. Costs to the Servicer of maintaining insurance policies pursuant to this
Section 3.8 shall be paid by the Servicer as a Property Advance and shall be reimbursable to the Servicer with interest at the Advance Rate, and costs to the Special Servicer of maintaining insurance policies pursuant to this Section 3.8 shall be paid and reimbursed in accordance with Section 3.17(b).

         The Servicer and the Special Servicer agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.8(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

         The Servicer (or with respect to any REO Property, the Special Servicer) shall require that all insurance policies required hereunder shall name the Trustee or the Servicer (or with respect to any REO Property, the Special Servicer), on behalf of the Trustee as the mortgagee, as loss payee and that all such insurance policies require that 30 days' notice be given to the Servicer before termination to the extent required by the related Mortgage Loan Documents.

         (b) (I) If the Servicer or Special Servicer, as applicable, obtains and maintains a blanket insurance policy with a Qualified Insurer at its own expense insuring against fire and hazard losses, 12-month rent interruptions or other required insurance on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations concerning the maintenance of such insurance coverage set forth in Section 3.8(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer or Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on one or more of the related Mortgaged Properties a policy otherwise complying with the provisions of Section 3.8(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Servicer or Special Servicer hereunder, as applicable, the Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

                (II) The Servicer and the Special Servicer shall each maintain a master force placed insurance policy, to the extent available at commercially reasonable rates, issued by a Qualified Insurer that provides no less coverage in scope and amount than the insurance


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



required to be maintained pursuant to Section 3.8(a). If the Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, the Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligations to maintain  insurance  pursuant  to Section  3.8(a).  Such  policy  may  contain a deductible clause, in which case the Servicer or Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.8(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

         (c) Each of the Servicer and the Special Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage loan servicers. The Servicer or the Special Servicer, as applicable, shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer or the Special Servicer, as applicable. In addition, each of the Servicer and the Special Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage loan servicers. Each of the Servicer and the Special Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such subservicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Servicer or the Special Servicer pursuant to this Section 3.8(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.8(c) shall be issued by a Qualified Insurer.

         SECTION 3.9.      Enforcement of
                           Due-On-Sale Clauses;
                           Assumption Agreements.

         (a) If any Mortgage Loan contains a provision in the nature of a "due-on- sale" clause, which, by its terms:

         (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

         (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,



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



then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, shall enforce such provision to the extent permitted under the terms of such Mortgage Loan, applicable law and governmental regulations, unless such provision is not enforceable under applicable law or such enforcement is reasonably likely to result in meritorious legal action by the related Borrower or except to the extent that the Servicer or the Special Servicer, as applicable, acting in accordance with the Servicing Standard, determines that such enforcement would not be in the best interests of the Trust Fund. Subject to the foregoing, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, or to release the original related Borrower from liability upon such Mortgage Loan and substitute the new Borrower as obligor thereon. To the extent permitted by law, the Servicer or the Special Servicer, as applicable, shall enter into an assumption or substitution agreement only if the credit status of the prospective new Borrower is in compliance with the Servicer's or the Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage Loan and the Servicing Standard. The Servicer or the Special Servicer, as applicable, shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original of such agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Rate, principal amount and other material payment terms (including any cross-collateralization and cross-default provisions) of such Mortgage Loan pursuant to the related Note and Mortgage shall not be changed, other than in connection with a default or reasonably foreseeable default with respect to the Mortgage Loan. Assumption Fees collected by the Servicer or the Special Servicer, as applicable, for entering into an assumption or substitution agreement will be retained by the Servicer or the Special Servicer, as applicable, as additional servicing compensation. Notwithstanding the foregoing, the Servicer or Special Servicer may consent to the assumption of a Mortgage Loan by a prospective new Borrower in a bankruptcy proceeding involving the related Mortgaged Property.

         (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which, by its terms:

         (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property, or

         (ii)     requires the consent of the related
                  mortgagee to the creation of any such
                  lien or other encumbrance on such
                               Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, shall enforce such provision and in connection therewith shall (x) accelerate the payments due on such Mortgage Loan, or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable, except, in each case, to the extent that the Servicer or the Special Servicer, as applicable, acting in


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



accordance with the Servicing Standard, determines that such enforcement would not be in the best interests of the Trust Fund. Notwithstanding the foregoing, the Servicer or the Special Servicer, as applicable, may forbear from enforcing any due-on-encumbrance provision in connection with any junior or senior lien on the Mortgaged Property imposed in connection with any bankruptcy proceeding involving the Mortgaged Property.

         (c) Nothing in this Section 3.9 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

         (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.9, the Servicer or the Special Servicer, as applicable, shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.9(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note or Mortgage.

         SECTION 3.10.          Realization Upon Mortgage
                                Loans.

         (a) With respect to any Specially Serviced Mortgage Loan, the Special Servicer shall determine, in accordance with the Servicing Standard, whether to grant a modification, waiver or amendment of the terms of such Specially Serviced Mortgage Loan, commence foreclosure proceedings or attempt to sell such Specially Serviced Mortgage Loan with reference to which course of action is reasonably likely to produce a greater recovery on a present value basis with respect to such Specially Serviced Mortgage Loan. Contemporaneously with the earliest to occur of (i) the effective date of any modification, amendment, waiver or consent to a change of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Specially Serviced Mortgage Loan, or any other term of a Mortgage Loan to the extent such modification, amendment, waiver or consent would constitute a "significant" modification under Section 1001 of the Code, including proposed Treasury regulations thereunder, as to which Mortgage Loan a default has occurred or is reasonably foreseeable, (ii) 90 days after the occurrence of any uncured payment delinquency, (iii) the appointment of a receiver in respect of a Mortgaged Property, or (iv) the date a Mortgaged Property securing a Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Seriously Delinquent Loan"), the Special Servicer shall promptly order an Updated Appraisal of the Mortgaged Property securing such Mortgage Loan, except to the extent such appraisal had been previously obtained within the prior 12 months. In addition, the Special Servicer shall promptly order a new Updated Appraisal or an update of the prior Updated Appraisal in the event any Mortgage Loan is a Seriously Delinquent Loan and such prior Updated Appraisal is more than 12 months old. The Special Servicer shall provide the Servicer with a copy of the Updated Appraisal promptly after the Special Servicer's receipt thereof.

         Following a default by a Borrower in the payment of a Balloon Payment, the Special Servicer may grant successive extensions; provided, however, the Special Servicer shall not grant any extension that would extend the Maturity Date beyond the date occurring on or after January 25, 2029.


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



         (b) In connection with any foreclosure or other acquisition, the Servicer shall, at the direction of the Special Servicer, pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.6(ii) (or Section 3.6(iii), in the case of interest at the Advance Rate).

         If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the related Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of such state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing such a deficiency judgment and such determination is evidenced by an Officer's Certificate delivered to the Trustee.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the REMIC I Regular Interests and Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.1) be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and the Scheduled Principal Balance of each REO Mortgage Loan shall be reduced by any Net REO Proceeds allocated to principal. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

         (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Scheduled Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title, remain in effect; and

         (ii)     Net REO Proceeds received in any month
                  shall be applied to amounts that would
                  have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net
                  REO Proceeds shall be deemed to have
                  been received first in payment of the
                  accrued interest that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO
                  Proceeds received in any month shall be
                  applied to the payment of installments
                  of principal and accrued interest on
                  such Mortgage Loan deemed to be due and
                  payable in accordance with the terms of
                  such Note and such amortization
                  schedule.  If such


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



                Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

         (c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

         (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

         (ii)     the Special Servicer shall have
                  requested and received an Opinion of
                  Counsel (which opinion shall be an
                  expense of the Trust Fund) to the effect that the holding of such personal property by REMIC I will not cause the imposition of a tax on REMIC I or REMIC II under the REMIC Provisions or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership or other equity interest by the Trust Fund will not cause the imposition of a tax on REMIC I or REMIC II under the REMIC Provisions or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

                (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and


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



                (B)  there  are  no  circumstances  present  at  such  Mortgaged
     Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property.

         In the event that the environmental assessment first obtained or updated by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders to be conducted by an Independent Person who regularly conducts such tests. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this
Section 3.10.

         (f) The environmental assessment contemplated by Section 3.10(f) shall be prepared by any Independent Person who regularly conducts environmental audits for purchasers of commercial properties located in the same general area as the Mortgaged Property with respect to which the Special Servicer is ordering such environmental assessment, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Servicer shall at the direction of the Special Servicer advance the cost of preparation of such environmental assessments unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted pursuant to Section 3.6.

         (g) If the Special Servicer determines pursuant to Section 3.10(f)(A) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property into compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(f)(B) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (with due consideration to the avoidance of "mortgagee-in-possession," "owner" or "operator" status, as set forth in Section 3.10(f)), but only if the Trustee has mailed notice to the Holders of the Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of a majority of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. None of the Trustee, the Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(h) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Servicer and the Special Servicer with respect to such action or inaction. None of the


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Special Servicer,  Servicer or the Trustee shall be required to advance the cost of any such compliance, containment, clean-up or remediation and such expense shall be an expense of the Trust Fund.

         (h) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Trustee.

         (i) The  costs  of any  Updated  Appraisal  obtained  pursuant  to this
Section 3.10 shall be paid by the Servicer as an Advance and shall be reimbursable (with interest thereon at the Advance Rate) from the Collection Account pursuant to Section 3.6.

         SECTION 3.11.          Trustee to Cooperate;
                                Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer shall immediately notify the Trustee and the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.5(a) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

         From time to time upon request of the Servicer or the Special Servicer, and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Servicer or the Special Servicer, as applicable. Upon receipt of (a) such Mortgage File (or portion thereof) by the Custodian from the Servicer or the Special Servicer, as applicable, or (b) in the event of a liquidation or conversion of the related Mortgage Loan into an REO Property, a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall return the Request for Release to the Servicer or the Special Servicer, as applicable.

         Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of the Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the related Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not


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invalidate or otherwise affect the lien of the related Mortgage,  except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.12.          Servicing Compensation and
                                Trustee Fees.

         (a) As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee, which shall be payable solely from receipts on the related Mortgage Loans, and may be withheld from payments on account of interest prior to deposit in the Collection Account, or may be withdrawn from amounts on deposit in the Collection Account as set forth in Section 3.6(iv). The Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. In addition, the Servicer shall be entitled to receive, as additional servicing compensation, any Prepayment Interest Surplus (subject to Section 3.25) and, to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges, late fees, NSF check charges (including with respect to Specially Serviced Mortgage Loans), demand fees, Assumption Fees, loan modification fees, extension fees, Financial and Lease Reporting Fees (to the extent such fees are not required to be remitted to the related Borrower pursuant to the related Note), loan service transaction fees, beneficiary statement charges, or similar items (but not including any Default Interest or Prepayment Premiums, except to the extent permitted under Section 4.1(c)), in each case to the extent received, with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to Section 3.5. The Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.7(b) to withdraw from the Collection Account and to receive from the Reserve Accounts (to the extent not required to be paid to the related Borrower pursuant to the related Mortgage Loan Documents or applicable law) any interest or other income earned on deposits therein.

         As compensation for its activities hereunder, the Trustee shall be entitled to the Trustee Fee with respect to each Mortgage Loan, which shall be paid by the Servicer from its own funds on each Distribution Date without reimbursement therefor. The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

         Except as otherwise provided herein, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and the Trustee shall pay all expenses incurred by it in connection with its activities hereunder. In addition, the Servicer shall be obligated to pay the ongoing surveillance fees of the Rating Agencies with respect to maintaining the ratings on the Certificates.

         (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.6(iv). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's


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responsibilities  and  obligations  under this Agreement.  The Special  Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.7(b) to withdraw from any REO Account any interest or other income earned on deposits therein.

         In addition, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges, late fees, demand fees, Assumption Fees, loan modification fees, extension fees, Financial and Lease Reporting Fees (to the extent such fees are not required to be remitted to the related Borrower pursuant to the related Note), loan service transaction fees, beneficiary statement charges, or similar items (but not including any Default Interest or Prepayment Premiums), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to Section 3.5.

     Furthermore, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgaged Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgaged Loan earned in connection with the initial modification, restructuring or workout thereof shall terminate, and the Special Servicer shall be entitled to a new Workout Fee for such Mortgage Loan upon resolution or workout of the subsequent event of default under such Mortgage Loan. If the Special Servicer is terminated for any reason hereunder it shall retain the right to receive any Workout Fees payable in respect of any Mortgage Loans which became Corrected Mortgage Loans during the period that it acted as Special Servicer (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fees for any such Mortgage Loan ceases to be payable in accordance with this paragraph.

         Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

         (c) In addition to other Special Servicer compensation provided for in this Agreement, and not in lieu thereof, the Special Servicer shall be entitled to the Disposition Fee payable out of the Liquidation Proceeds prior to the deposit of the related Net Liquidation Proceeds in the Collection Account.

         (d) The Servicer, the Special Servicer and the Trustee shall be entitled to reimbursement from the Trust Fund for the cost and expenses specifically set forth herein as reimbursable by the Trust Fund and for the unanticipated costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.6(vi).



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         (e) No provision of this Agreement or of the Certificates shall require the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Servicer, Special Servicer, Trustee or the Fiscal Agent, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

         If the Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Servicer's, the Special Servicer's or the Trustee's good faith business judgment, require the assistance of Independent legal counsel or other consultant to the Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Servicer's, the Special Servicer's or Trustee's expenses associated with such counsel or other consultant (including, without limitation, posting an advance payment for such expenses) satisfactory to the Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

         SECTION 3.13.          Reports to the Trustee;
                                Collection Account
                                Statements.

         (a) The Servicer shall deliver to the Paying Agent, with a copy to the Trustee, the Fiscal Agent and each Rating Agency, no later than the third Business Day following each Determination Date, but in any event no later than the third Business Day prior to the related Distribution Date, (i) the Servicer Remittance Report with respect to such Determination Date (which shall include, without limitation, the amount of Pooled Available Funds for the related Distribution Date) and (ii) a written statement of required P&I Advances for the related Determination Date together with the certificate and documentation required by the definition of Nonrecoverable Advance related to any determination that any such P&I Advance would constitute a Nonrecoverable Advance made as of such Determination Date.

         (b) For so long as the Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trustee a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period showing the aggregate amount of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 3.5 and each category of withdrawal specified in Section 3.6 for such Collection Period.



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         (c) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.

         SECTION 3.14.          Annual Statement as to
                                Compliance.

         The Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies and to the Depositor on or before March 31 of each year, beginning with March 31, 1998, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Servicer or the Special Servicer, as applicable, during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, it has fulfilled all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of REMIC I or REMIC II as a REMIC from the IRS or any other governmental agency or body.

         SECTION 3.15.          Annual Independent Public
                                Accountants' Servicing
                                Report.

         On or before March 31 of each year, beginning with March 31, 1998 the Servicer and the Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Servicer or the Special Servicer, as applicable) to furnish to the Trustee, the Depositor and each Rating Agency a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement for the preceding twelve (12) months and that their examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, disclosed no exceptions or errors in records relating to the servicing of the Mortgage Loans in accordance with the terms of this Agreement that in their opinion are material, except for such exceptions as set forth in their statement.

         SECTION 3.16.          Access to Certain
                                Documentation.

         (a) The Servicer and the Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request


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and during normal business hours at the offices of the
Servicer or the Special Servicer, as applicable.

         (b) In connection with the solicitation of bids to purchase the Mortgage Loans pursuant to Section 9.1(d), the Servicer and the Special Servicer shall, in accordance with the Auction Procedures, provide each Qualified Bidder who has paid the non-refundable deposit required pursuant to Section 9.1(d)(vi) with access to all documents that the Auction Agent considers material to prospective purchasers in connection with their evaluation of the purchase of the Mortgage Loans and shall cooperate with the Auction Agent in order to facilitate prospective purchasers' due diligence in accordance with the Auction Procedures, including without limitation the provision of facilities in which copies of each Mortgage File may be reviewed, provision of facilities for the photocopying of documents relating to Mortgages in return for payment of expenses of such photocopying, cooperation in arranging access to Mortgaged Properties and such other matters as the Auction Agent may reasonably request; provided, however, that the Servicer or the Special Servicer, as applicable, shall be entitled to be compensated by Qualified Bidders for its costs of providing such access, cooperation and facilities.

         (c) Nothing in this Section 3.16 shall detract from the obligation of the Servicer or the Special Servicer to observe any applicable law or any provisions of the Mortgage Loan Documents prohibiting disclosure of information with respect to the Borrowers or the Mortgage Loans, and the failure of the Servicer or the Special Servicer, as applicable, to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

         SECTION 3.17.          Title and Management of
                                REO Properties.

         (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Servicer or the Special Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer shall maintain accurate records with respect to each related REO Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such REO Property and the status of insurance premiums payable with respect thereto. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer, on behalf of REMIC I, has applied for and received an extension of such two-year period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund), addressed to the Special Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which case the Special Servicer shall sell such REO


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Property within such two-year  period as extended by such  additional  specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of the period (taking into account extensions) within which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)) of the Code.

         (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with Servicing Standard, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Midland Realty Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-C2, REO Account." The Special Servicer shall be entitled to any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.7(b). The Special Servicer shall deposit or cause to be deposited in the related REO Account within one Business Day after receipt all REO Proceeds received by it with respect to any REO Property (other than Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property, including:

         (i) all insurance premiums due and payable in respect of such REO Property;

         (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

         (iii)    all costs and expenses  reasonable  and  necessary to protect,
                  maintain,   manage,  operate,  repair  and  restore  such  REO
                  Property, including any property management fees.

         To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Servicer shall make an Advance equal to the amount of such shortfall unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent permitted pursuant to Section 3.6. The Special Servicer shall remit to the Servicer from


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



each REO Account for deposit in the Collection Account on a monthly basis prior to the related Remittance Date the Net REO Proceeds received or collected from the related REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in such REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

         Notwithstanding the foregoing, the Special Servicer shall not:

         (i) permit the Trust Fund to enter into, renew or extend any New Lease if the New Lease, by its terms, will give rise to any income that does not constitute Rents from Real Property;

         (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

         (iii)    authorize or permit any construction on
                  any REO Property, other than the repair
                  or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the
                  Code; or

         (iv) Directly Operate or perform any construction work on, or allow any Person (other than an Independent Contractor) to Directly Operate or perform any construction work on, any REO Property on, any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

         The Special Servicer shall be required to contract with an Independent Contractor for the operation and management of any REO Property within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of such REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

         (i)    the terms and conditions of any such
                contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;


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



         (ii)     any such contract shall require, or
                  shall be administered to require, that
                  the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO
                  Property, including those listed above,
                  and remit all related revenues (net of
                  such costs and expenses) to the Special
                  Servicer as soon as practicable, but in
                  no event later than thirty days
                  following the receipt thereof by such
                  Independent Contractor;

         (iii)    none of the provisions of this Section
                  3.17(b) relating to any such contract
                  or to actions taken through any such
                  Independent Contractor shall be deemed
                  to relieve the Special Servicer of any
                  of its duties and obligations to the
                  Trust Fund or the Trustee on behalf of
                  the Certificateholders with respect to
                  the operation and management of any such REO Property; and

         (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

         (c) Promptly following any acquisition by the Trust Fund of an REO Property, the Special Servicer shall obtain (i) an update of any appraisal performed pursuant to Section 3.10 which is more than 12 months old, or (ii) to the extent that an appraisal has not been obtained pursuant to such Section, an appraisal of such REO Property by an Independent appraiser familiar with the area in which such REO Property is located in order to determine the fair market value of such REO Property and shall notify the Depositor and the Trustee of the results of such appraisal. Any such appraisal shall be conducted in accordance with MAI standards by an appraiser with at least five years experience in the relevant property type and the cost thereof shall be an expense of the Trust Fund.

         (d) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.17(b).

         SECTION 3.18.          Sale of Specially
                                Serviced Mortgage
                                Loans and REO
                                Properties.

         (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with
Section 3.10 or otherwise,


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



the Special Servicer shall deliver to the Trustee an Officer's Certificate to the effect that the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer may then offer to sell to any Person such Specially Serviced Mortgage Loan or such REO Property but shall, in any event, so offer to sell such REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officer's Certificate and give the Trustee not less than ten Business Days prior written notice of its intention to sell such Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept any offer received from any Person that is determined by the Special Servicer to be a fair price, as determined in accordance with Section 3.18(b), for such Specially Serviced
Mortgage Loan or REO Property if the offeror is a Person other than an Interested Person, or is determined to be such a price by the Trustee if the offeror is an Interested Person; provided, however, that the Trustee shall be entitled to engage at the expense of the Trust Fund, an Independent appraiser to determine whether the offer is a fair price; and provided, further, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair price. Notwithstanding anything to the contrary herein, neither the Trustee in its individual capacity nor any of its Affiliates, may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

         In addition, in the event that the Special Servicer receives more than one fair offer with respect to any Specially Serviced Mortgage Loan or REO Property, the Special Servicer may accept an offer that is not the highest fair offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable). In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the two-year period referred to in
Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such two-year period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts in accordance with the Servicing Standard, to sell any REO Property no later than the day prior to the Determination Date immediately prior to the Scheduled Final Distribution Date.

         (b) In determining whether any offer received represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Special Servicer or the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, the appraisal obtained pursuant to Section 3.10(a) and, as applicable, among other factors, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in
Section 3.17(a).


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



         (c) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title and condition, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Servicer, the Depositor and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         (d) Net Liquidation Proceeds related to any such sale shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section
3.5(a)(iv).

         SECTION 3.19.          Inspections.

         The Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected (at its own expense) each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but shall in any event (i) inspect each Mortgaged Property at least once every 12 months with the first such inspection being completed during or prior to June, 1998, unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates; (ii) if the Servicer or the Special Servicer retains any Financial and Lease Reporting Fees pursuant to
Section 3.12, inspect the related Mortgaged Property as soon as practicable thereafter, except to the extent such Mortgaged Property has been inspected by the Servicer or the Special Servicer within the immediately preceding 120 days; and (iii) if any Monthly Payment becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related Note or Mortgage) on any Mortgage Loan, inspect each related Mortgaged Property as soon as practicable thereafter.

         SECTION 3.20.          Available Information and
                                Notices.

         The Servicer or the Special Servicer, if applicable, shall promptly give notice to the Trustee, who will copy each Certificateholder, each Rating Agency, the Depositor, the Placement Agents and the Mortgage Loan Seller of (a) any notice from a Borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a casualty or condemnation) of all or part of the related Mortgage Loan (provided that a request by a Borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan shall not, in and of itself, be deemed to be such notice); and (b) of any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Servicer or the Special Servicer determines, in accordance with the Servicing


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



Standard, would have a material effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan shall be deemed to have a material effect).

         None of the Trustee, the Fiscal Agent, the Servicer and the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or a third party for inclusion in any such notice or in any other report or information furnished or provided by the Servicer, the Special Servicer or the Trustee hereunder, and the Servicer, the Special Servicer, the Fiscal Agent and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein, including any liability related to the inclusion of such information in any report filed with the Commission.

         In addition to the other reports and information made available and distributed to the Depositor, the Placement Agents, the Trustee or the Certificateholders pursuant to other provisions of this Agreement, the Servicer and the Special Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Servicer or the Special Servicer as applicable, for any liability or damage that may arise therefrom, be executed to the extent the Servicer or the Special Servicer, as applicable, deems such action to be necessary or appropriate), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers for review by the Depositor, the Rating Agencies, the Placement Agents, the Trustee, the Certificateholders and any other Persons to whom the Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

         The Trustee shall also make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by the Depositor, the Rating Agencies, any Certificateholder, the Placement Agents, any Person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) this Agreement, (ii) all monthly statements to Certificateholders delivered since the Closing Date pursuant to Section 4.2(a), (iii) all annual statements as to compliance delivered to the Trustee and the Depositor pursuant to Section 3.14,
(iv) all annual Independent accountants' reports delivered to the Trustee and the Depositor pursuant to Section 3.15, and (v) any reports or information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers which the Trustee has received from the Servicer or the Special Servicer. The Servicer or the Special Servicer, as appropriate, shall make available at its offices during normal business hours, for review by the Depositor, the Placement Agents, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure is appropriate, the following items: (i) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Servicer or the Special Servicer, as applicable, pursuant to Section 3.19, (ii) any and all modifications,


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



waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and (iii) any and all Officer's Certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable laws or by any documents related to a Mortgage Loan. Copies of any and all of the foregoing items shall be available from the Servicer, the Special Servicer or the Trustee, as applicable, upon request (subject to the exception in the preceding sentence). The Servicer, the Special Servicer and the Trustee shall be permitted to require payment (other than from any Rating Agency) of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any information requested in accordance with the previous sentence.

         The Servicer shall, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information respecting the Trust Fund which the Servicer or the Trustee determines are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor shall file with the Commission, within fifteen days of the Closing Date, a Current Report on Form 8-K together with this Agreement.

         SECTION 3.21.          Reserve Accounts.

         The Servicer shall administer each Reserve Account in accordance with the related Mortgage Loan Documents.

         SECTION 3.22.          Property Advances.

         (a) The Servicer (or, to the extent provided in Section 3.22(b), the Trustee or the Fiscal Agent) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. For purpose of calculating distributions to the Certificateholders, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

         (b) The Servicer shall notify the Trustee, the Fiscal Agent and the Rating Agencies in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be financially unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it should be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if no such date is specified or such date has already occurred, then within one
Business Day following such notice, the Trustee shall pay the amount of such Property Advance in accordance with such information and instructions. If the Trustee fails to make any Property Advance required to be made under this
Section 3.22, the Fiscal Agent shall make such Advance on the same day the Trustee was required to make such Property Advance and, thereby, the Trustee shall not be in default under this Agreement.

         (c) Notwithstanding anything herein to the contrary, none of the Servicer, the Trustee or the Fiscal Agent shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Servicer, the Trustee or the Fiscal Agent as applicable, determines that such Property Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

         (d) The Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to, and the Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of Property Advances to the extent permitted pursuant to Section 3.6(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances.

         (e) The Servicer, the Trustee and/or the Fiscal Agent shall not be required to make a Property Advance for any amounts required to cure any failure of any Mortgaged Property to comply with the Americans with Disabilities Act of 1990, as amended, and all rules and regulations promulgated pursuant thereto, or any applicable environmental law, and such amounts shall be paid as an expense of the Trust Fund.

         SECTION 3.23.          Appointment of Special
                                Servicer.

         Midland Loan Services, L.P. is hereby appointed as the initial Special Servicer hereunder.

         The Special Servicer may be removed without cause and a successor Special Servicer appointed (i) first, with the written consent of the Special Servicer, by the Holders of the majority of the aggregate Voting Rights of the Class L-2, Class L-1, Class J and Class K Certificates, but only until such time as Realized Losses allocated to the Class L-1 Certificate equal or exceed 75% of the initial Certificate Balance of such Class; (ii) second, by the Holders of the majority of the aggregate Voting Rights of the Class K Certificates, but only until such time as Realized Losses allocated to the Class K Certificates equal or exceed 50% of the initial Certificate Balance of such Class; and (iii) third, by the Holders of the majority of the aggregate Voting Rights of the Class J Certificates, but only until such time as Realized Losses allocated to the Class J Certificates equal or exceed 50% of the initial Certificate Balance of such Class; and (iv) thereafter, by the Holders of the majority of the aggregate Voting Rights of the second most subordinate Class of Certificates then outstanding, but only until such time as Realized Losses allocated to the most subordinate Class of Certificates then outstanding equals or exceeds 50% of the initial Certificate Balance of such Class.

         Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor Special Servicer shall not be effective until (i) the successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer hereunder pursuant to an agreement satisfactory to the Trustee, and (ii) each of the

Rating Agencies confirms to the Trustee in writing that such appointment and assumption shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

         SECTION 3.24.          Transfer of Servicing
                                Between Servicer and
                                Special Servicer; Record
                                Keeping.

         (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Servicer shall immediately give notice thereof, together with a copy of the related Mortgage File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting such Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Servicer. If Midland Loan Services, L.P. ceases to be the Servicer or the Special Servicer, Midland Loan Services, L.P. and the successor Servicer or Special Servicer, as applicable, may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that became a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Servicer.

         Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan pursuant to the first proviso to the definition of Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the last sentence of the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct such Borrower to remit all payments in respect of such Mortgage Loan that is no longer a Specially Serviced Mortgage Loan directly to the Servicer.

         (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall provide copies of the foregoing to the Servicer.

         (c) Not later than the Business Day preceding each date on which the Servicer is required to furnish a report under Section 3.13 to the Trustee, the Special Servicer shall deliver to the Servicer a written statement describing, on a Mortgage Loan-by-Mortgage Loan basis, the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan; the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan; the amount of Insurance Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan; and the amount of net income or net loss, as determined for management of a trade or business on, or the furnishing or rendering of a non-customary service to the tenants of, each REO Property that previously secured a Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17.

         (d) Notwithstanding the provisions of the preceding subsection (c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.

         SECTION 3.25.          Adjustment of Servicing
                                Compensation in Respect of
                                Prepayment Interest
                                Shortfalls.

         (a) The aggregate amount of the Prepayment Interest Surplus and Servicing Fees (excluding Trustee's fees and Rating Agencies Surveillance fees)(in that order) that the Servicer shall be entitled to receive with respect to all of the Mortgage Loans on each Distribution Date shall be offset on such Distribution Date by an amount equal to the aggregate of the Prepayment Interest Shortfalls for such Distribution Date with respect to all Mortgage Loans. The Servicer shall include the amount by which the aggregate Servicing Fees and Prepayment Interest Surplus is offset pursuant to this Section 3.25 as part of the Pooled Available Funds on such Distribution Date. The amount of any offset against the aggregate Servicing Fees and Prepayment Interest Surplus with respect to any Distribution Date under this Section 3.25 shall be limited to the aggregate amount of the Servicing Fees and Prepayment Interest Surplus otherwise payable to the Servicer on such Distribution Date (without adjustment on account of Prepayment Interest Shortfalls) and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative. To the extent the Servicer shall already have withdrawn or withheld Servicing Compensation required to pay Prepayment Interest Shortfalls, the Servicer shall promptly deposit in the Collection Amount such amounts to the extent required to pay Prepayment Interest Shortfalls hereunder.

         (b) To the extent that the Servicer and the Special Servicer are the same Person, the aggregate amount of the Special Servicing Fees that the Special Servicer shall be entitled to receive with respect to all of the Specially
Serviced Mortgage Loans on each Distribution Date shall be offset on such Distribution Date by an amount equal to the excess of


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(X) the aggregate of the Prepayment  Interest  Shortfalls for such  Distribution
Date with  respect to all Mortgage  Loans over (Y) the amount of Servicing  Fees
and  Prepayment   Interest  Surplus  offset  against  such  Prepayment  Interest
Shortfalls in accordance with Section 3.25(a). The Servicer shall include the amount by which the aggregate Special Servicing Fee is offset pursuant to this
Section 3.25 as part of the Pooled  Available Funds on such  Distribution  Date.
The amount of any offset against the aggregate Special Servicing Fee with respect to any Distribution Date under this Section 3.25 shall be limited to the aggregate amount of the Special Servicing Fees otherwise payable to the Special Servicer on such Distribution Date (without adjustment on account of Prepayment Interest Shortfalls) and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

         SECTION 3.26.          Consulting
                                Certificateholder.

         The Special Servicer shall make its Servicing Officers available to representatives of a Consulting Certificateholder during normal business hours upon reasonable notice in order to discuss matters relating to any Specially Serviced Mortgage Loan and REO Property, except to the extent doing so is prohibited by applicable law or by any Mortgage Loan Documents. The Special Servicer may, in its sole discretion, require that an agreement governing the availability, use and disclosure of any information derived pursuant to such discussions, and which may provide indemnification to the Special Servicer for any liability or damage that may arise therefrom, be executed by the Consulting Certificateholder.

         A "Consulting Certificateholder" shall be any Holder of Certificates of the most subordinate Class or the next most subordinate Class then outstanding, which Certificates have a Certificate Balance of at least $3,000,000.

                                   ARTICLE IV

            DISTRIBUTIONS TO CERTIFICATEHOLDERS

         SECTION 4.1.      Distributions.

         (a) (I) On each Remittance Date, to the extent of Pooled Available Funds, amounts held in the Collection Account shall be withdrawn and remitted to the Trustee for deposit in the Distribution Account in the following amounts:

                (i)    First, pro rata (A) to the Class
                       A-L-1 Interest in respect of
                       interest, (1) the Interest
                       Distribution Amount therefor, and
                       (2) the aggregate unpaid Interest
                       Shortfalls allocated to the Class
                       A-L-1 Interest on any prior
                       Distribution Date; (B) to the
                       Class A-L-2 Interest in respect of
                       interest, (1) the Interest
                       Distribution Amount therefor, and
                       (2) the aggregate unpaid Interest
                       Shortfalls allocated to the Class
                       A-L-2 Interest on any prior
                       Distribution Date; (C) to the
                       Class B-L Interest in respect of
                       interest, (1) the portion of the
                       Interest Distribution Amount
                       therefor that is in excess of


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                       interest thereon at the Class B Pass-Through Rate and (2)
                       a proportionate  amount of any unpaid Interest Shortfalls
                       allocated   to  the  Class  B-L  Interest  on  any  prior
                       Distribution Date; (D) to the Class C-L Interest in respect of interest, (1) the portion of the Interest
                       Distribution   Amount  therefor  that  is  in  excess  of
                       interest thereon at the Class C Pass-Through Rate and (2) a proportionate amount of any unpaid Interest Shortfalls
                       allocated   to  the  Class  C-L  Interest  on  any  prior
                       Distribution Date; (E) to the Class D-L Interest in respect of interest, (1) the portion of the Interest
                       Distribution   Amount  therefor  that  is  in  excess  of
                       interest thereon at the Class D Pass-Through Rate and (2) a proportionate amount of any unpaid Interest Shortfalls
                       allocated   to  the  Class  D-L  Interest  on  any  prior
                       Distribution Date; (F) to the Class E-L Interest in respect of interest, (1) the portion of the Interest
                       Distribution   Amount  therefor  that  is  in  excess  of
                       interest thereon at the Class E Pass-Through Rate and (2) a proportionate amount of any unpaid Interest Shortfalls
                       allocated   to  the  Class  E-L  Interest  on  any  prior
                       Distribution Date; (G) to the Class F-L Interest in respect of interest, (1) the portion of the Interest
                       Distribution   Amount  therefor  that  is  in  excess  of
                       interest thereon at the Class F Pass-Through Rate and (2) a proportionate amount of any unpaid Interest Shortfalls
                       allocated   to  the  Class  F-L  Interest  on  any  prior
                       Distribution Date; (H) to the Class G-L Interest in respect of interest, (1) the portion of the Interest
                       Distribution   Amount  therefor  that  is  in  excess  of
                       interest thereon at the Class G Pass-Through Rate and (2) a proportionate amount of any unpaid Interest Shortfalls
                       allocated   to  the  Class  G-L  Interest  on  any  prior
                       Distribution Date; (I) to the Class H-L Interest in respect of interest, (1) the portion of the Interest
                       Distribution   Amount  therefor  that  is  in  excess  of
                       interest thereon at the Class H Pass-Through Rate and (2) a proportionate amount of any unpaid Interest Shortfalls
                       allocated   to  the  Class  H-L  Interest  on  any  prior
                       Distribution Date; (J) to the Class J-L Interest in respect of interest, (1) the portion of the Interest
                       Distribution   Amount  therefor  that  is  in  excess  of
                       interest thereon at the Class J Pass-Through Rate and (2) a proportionate amount of any unpaid Interest Shortfalls
                       allocated   to  the  Class  J-L  Interest  on  any  prior
                       Distribution Date; (K) to the Class K-L Interest in respect of interest, (1) the portion of the Interest
                       Distribution   Amount  therefor  that  is  in  excess  of
                       interest thereon at the Class K Pass-Through Rate and (2) a proportionate amount of any unpaid Interest Shortfalls


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                       allocated   to  the  Class  K-L  Interest  on  any  prior
                       Distribution Date; (L) to the Class L-L Interest in respect of interest, (1) the portion of the Interest
                       Distribution   Amount  therefor  that  is  in  excess  of
                       interest thereon at the Class L-2  Pass-Through  Rate and
                       (2)  a  proportionate   amount  of  any  unpaid  Interest
                       Shortfalls allocated to the Class L-L Interest on any prior Distribution Date; provided, however, that amounts payable pursuant to this subparagraph (i) will be reduced by the Class A-EC Subordinated Advance Amount, such
                       reduction   being   allocated  to  the  REMIC  I  Regular
                       Interests in reverse alphabetical order;

                (ii) Second, to the Class A-L-1 Interest, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date, until the Certificate Balance thereof is reduced to zero;

                (iii)      Third, to the Class A-L-1
                           Interest, for the unreimbursed
                           amounts of Realized Losses, if
                           any, together with interest
                           thereon at the Class A-1
                           Pass-Through Rate from the date
                           on which such unreimbursed
                           Realized Loss was allocated (or
                           the date on which interest was
                           last paid) to, but not
                           including, the Distribution
                           Date following the Remittance
                           Date on which distributions in
                           respect of such unreimbursed
                           Realized Loss are made pursuant
                           to this subparagraph, up to an
                           amount equal to the aggregate
                           of such unreimbursed Realized
                           Losses previously allocated to
                           such REMIC I Regular Interest
                           and interest thereon, provided
                           that any distribution pursuant
                           to this subparagraph shall be
                           deemed to be distributed first
                           in respect of any such interest
                           and then in respect of any such
                           unreimbursed Realized Loss;

                (iv) Fourth, to the Class A-L-2 Interest, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date, until the Certificate Balance thereof is reduced to zero;

                (v)    Fifth, to the Class A-L-2 Interest,
                       for the unreimbursed amounts of
                       Realized Losses, if any, together
                       with interest thereon at the Class
                       A-2 Pass-Through Rate from the date
                       on which such unreimbursed Realized
                       Loss was allocated (or the date on
                       which interest was last paid) to,
                       but not including, the Distribution
                       Date following the Remittance Date
                       on which distributions in respect
                       of such unreimbursed Realized Loss
                       are made pursuant to this


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



                       subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such REMIC I Regular Interest and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (vi)   Sixth, to the Class B-L Interest,
                       in respect of interest, (A) the
                       portion of the Interest
                       Distribution Amount therefor that
                       is equal to interest thereon at the
                       Class B Pass-Through Rate and
                       (B) a proportionate amount of the
                       aggregate unpaid Interest
                       Shortfalls allocated to the Class
                       B-L Interest on any prior
                       Distribution Date;

                (vii)  Seventh, after the Certificate
                       Balance of the Class A-L Interest
                       has been reduced to zero, to the
                       Class B-L Interest, in reduction of
                       the Certificate Balance thereof,
                       the Pooled Principal Distribution
                       Amount less the portion thereof
                       distributed on such Distribution
                       Date pursuant to any preceding
                       clause, until the Certificate
                       Balance of the Class B-L Interest
                       is reduced to zero;

                (viii)     Eighth, to the Class B-L
                           Interest, for the unreimbursed
                           amounts of Realized Losses, if
                           any, together with interest
                           thereon at the Class B
                           Pass-Through Rate from the date
                           on which such unreimbursed
                           Realized Loss was allocated (or
                           the date on which interest was
                           last paid) to, but not
                           including, the Distribution
                           Date following the Remittance
                           Date on which distributions in
                           respect of such unreimbursed
                           Realized Loss are made pursuant
                           to this subparagraph, up to an
                           amount equal to the aggregate
                           of such unreimbursed Realized
                           Losses previously allocated to
                           such REMIC I Regular Interest
                           and interest thereon, provided
                           that any distribution pursuant
                           to this subparagraph shall be
                           deemed to be distributed first
                           in respect of any such interest
                           and then in respect of any such
                           unreimbursed Realized Loss;

                (ix)   Ninth, to the Class C-L Interest,
                       in respect of interest, (A) the
                       portion of the Interest
                       Distribution Amount therefor that
                       is equal to interest thereon at the
                       Class C Pass-Through Rate and
                       (B) a proportionate amount of the
                       aggregate unpaid Interest
                       Shortfalls allocated to the Class
                       C-L Interest on any prior
                       Distribution Date;



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



                (x)    Tenth, after the Certificate
                       Balance of the Class B-L Interest
                       has been reduced to zero, to the
                       Class C-L Interest, in reduction of
                       the Certificate Balance thereof,
                       the Pooled Principal Distribution
                       Amount less the portion thereof
                       distributed on such Distribution
                       Date pursuant to any preceding
                       clause, until the Certificate
                       Balance of the Class C-L Interest
                       is reduced to zero;

                (xi)   Eleventh, to the Class C-L
                       Interest, for the unreimbursed
                       amounts of Realized Losses, if
                       any, together with interest thereon
                       at the Class C Pass-Through Rate
                       from the date on which such
                       unreimbursed Realized Loss was
                       allocated (or the date on which
                       interest was last paid) to, but not
                       including, the Distribution Date
                       following the Remittance Date on
                       which distributions in respect of
                       such unreimbursed Realized Loss are
                       made pursuant to this subparagraph,
                       up to an amount equal to the
                       aggregate of such unreimbursed
                       Realized Losses previously
                       allocated to such REMIC I Regular
                       Interest and interest thereon,
                       provided that any distribution
                       pursuant to this subparagraph shall
                       be deemed to be distributed first
                       in respect of any such interest and
                       then in respect of any such
                       unreimbursed Realized Loss;

                (xii)  Twelfth, to the Class D-L Interest,
                       in respect of interest, (A) the
                       portion of the Interest
                       Distribution Amount therefor that
                       is equal to interest thereon at the
                       Class D Pass-Through Rate and
                       (B) a proportionate amount of the
                       aggregate unpaid Interest
                       Shortfalls allocated to the Class
                       D-L Interest on any prior
                       Distribution Date;

                (xiii)     Thirteenth, after the
                           Certificate Balance of the
                           Class C-L Interest has been
                           reduced to zero, to the Class
                           D-L Interest, in reduction of
                           the Certificate Balance
                           thereof, the Pooled Principal
                           Distribution Amount less the
                           portion thereof distributed on
                           such Distribution Date pursuant
                           to any preceding clause, until
                           the Certificate Balance of the
                           Class D-L Interest is reduced
                           to zero;

                (xiv)  Fourteenth, to the Class D-L
                       Interest, for the unreimbursed
                       amounts of Realized Losses, if
                       any, together with interest thereon
                       at the Class D Pass-through Rate
                       from the date on which such
                       unreimbursed Realized Loss was
                       allocated (or the date on which
                       interest was last paid) to, but not
                       including, the Distribution Date
                       following the Remittance Date on
                       which distributions in respect of
                       such


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



                       unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such REMIC I Regular Interest and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (xv)   Fifteenth, to the Class E-L
                       Interest, in respect of interest,
                       (A) the portion of the Interest
                       Distribution Amount therefor that
                       is equal to interest thereon at the
                       Class E Pass-Through Rate and (B)
                       a proportionate amount of the
                       aggregate unpaid Interest
                       Shortfalls allocated to the Class
                       E-L Interest on any prior
                       Distribution Date;

                (xvi)  Sixteenth, after the Certificate
                       Balance of the Class D-L Interest
                       has been reduced to zero, to the
                       Class E-L Interest, in reduction of
                       the Certificate Balance thereof,
                       the Pooled Principal Distribution
                       Amount less the portion thereof
                       distributed on such Distribution
                       Date pursuant to any preceding
                       clause, until the Certificate
                       Balance of the Class E-L Interest
                       is reduced to zero;

                (xvii) Seventeenth,   to  the  Class  E-L   Interest,   for  the
                       unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Class E Pass-Through Rate from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date following the Remittance Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such REMIC I Regular Interest and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (xviii)    Eighteenth, to the Class F-L
                           Interest, in respect of
                           interest, (A) the portion of
                           the Interest Distribution
                           Amount therefor that is equal
                           to interest thereon at the
                           Class F Pass-Through Rate and
                           (B) a proportionate amount of
                           the aggregate unpaid Interest
                           Shortfalls allocated to the
                           Class F-L Interest on any prior
                           Distribution Date;


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



                (xix)  Nineteenth, after the Certificate
                       Balance of the Class E-L Interest
                       has been reduced to zero, to the
                       Class F-L Interest, in reduction of
                       the Certificate Balance thereof,
                       the Pooled Principal Distribution
                       Amount less the portion thereof
                       distributed on such Distribution
                       Date pursuant to any preceding
                       clause, until the Certificate
                       Balance of the Class F-L Interest
                       is reduced to zero;

                (xx)   Twentieth, to the Class F-L
                       Interest, for the unreimbursed
                       amounts of Realized Losses, if
                       any, together with interest thereon
                       at the Class F Pass-Through Rate
                       from the date on which such
                       unreimbursed Realized Loss was
                       allocated (or the date on which
                       interest was last paid) to, but not
                       including, the Distribution Date
                       following the Remittance Date on
                       which distributions in respect of
                       such unreimbursed Realized Loss are
                       made pursuant to this subparagraph,
                       up to an amount equal to the
                       aggregate of such unreimbursed
                       Realized Losses previously
                       allocated to such REMIC I Regular
                       Interest and interest thereon,
                       provided that any distribution
                       pursuant to this subparagraph shall
                       be deemed to be distributed first
                       in respect of any such interest and
                       then in respect of any such
                       unreimbursed Realized Loss;

                (xxi)  Twenty-First, to the Class G-L
                       Interest, in respect of interest,
                       (A) the portion of the Interest
                       Distribution Amount therefor that
                       is equal to interest thereon at the
                       Class G Pass-Through Rate and (B)
                       a proportionate amount of the
                       aggregate unpaid Interest
                       Shortfalls allocated to the Class
                       G-L Interest on any prior
                       Distribution Date;

                (xxii) Twenty-Second, after the Certificate Balance of the Class
                       F-L Interest has been reduced to zero, to the Class G-L Interest, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance of the Class G-L Interest is reduced to zero;

                (xxiii)    Twenty-Third, to the Class G-L
                           Interest, for the unreimbursed
                           amounts of Realized Losses, if
                           any, together with interest
                           thereon at the Class G
                           Pass-Through Rate from the date
                           on which such unreimbursed
                           Realized Loss was allocated (or
                           the date on which interest was
                           last paid) to, but not
                           including, the Distribution
                           Date following the Remittance
                           Date on which distributions in
                           respect of such
                       unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such REMIC I Regular Interest and interest thereon,
                       provided   that  any   distribution   pursuant   to  this
                       subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (xxiv) Twenty-Fourth,  to the Class H-L Interest,  in respect of interest, (A) the portion of the Interest Distribution Amount therefor that is equal to interest thereon at the Class H Pass-Through Rate and (B) a proportionate amount of the aggregate unpaid Interest Shortfalls allocated to the Class H-L Interest on any prior Distribution Date;


                (xxv)  Twenty-Fifth, after the Certificate
                       Balance of the Class G-L Interest
                       has been reduced to zero, to the
                       Class H-L Interest, in reduction of
                       the Certificate Balance thereof,
                       the Pooled Principal Distribution
                       Amount less the portion thereof
                       distributed on such Distribution
                       Date pursuant to any preceding
                       clause, until the Certificate
                       Balance of the Class H-L Interest
                       is reduced to zero;

                (xxvi) Twenty-Sixth,   to  the  Class  H-L  Interest,   for  the
                       unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Class H Pass-Through Rate from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date following the Remittance Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such REMIC I Regular Interest and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (xxvii)    Twenty-Seventh, to the Class
                           J-L Interest, in respect of
                           interest, (A) the portion of
                           the Interest Distribution
                           Amount therefor that is equal
                           to interest thereon at the
                           Class J Pass-Through Rate and
                           (B) a proportionate amount of
                           the
                       aggregate unpaid Interest
                       Shortfalls allocated to the Class
                       J-L Interest on any prior
                               Distribution Date;

                (xxviii)   Twenty-Eighth, after the
                           Certificate Balance of the
                           Class H-L Interest has been
                           reduced to zero, to the Class
                           J-L Interest, in reduction of
                           the Certificate Balance
                           thereof, the Pooled Principal
                           Distribution Amount less the
                           portion thereof distributed on
                           such Distribution Date pursuant
                           to any preceding clause, until
                           the Certificate Balance of the
                           Class J-L Interest is reduced
                           to zero;

                (xxix) Twenty-Ninth,   to  the  Class  J-L  Interest,   for  the
                       unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Class J Pass-Through Rate from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date following the Remittance Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such REMIC I Regular Interest and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (xxx)  Thirtieth, to the Class K-L
                       Interest, in respect of interest,
                       (A) the portion of the Interest
                       Distribution Amount therefor that
                       is equal to interest thereon at the
                       Class K Pass-Through Rate and (B)
                       a proportionate amount of the
                       aggregate unpaid Interest
                       Shortfalls allocated to the Class
                       K-L Interest on any prior
                       Distribution Date;

                (xxxi) Thirty-First,  after the Certificate Balance of the Class
                       J-L Interest has been reduced to zero, to the Class K-L Interest, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance of the Class K-L Interest is reduced to zero;

                (xxxii)    Thirty-Second, to the Class
                           K-L Interest, for the
                           unreimbursed amounts of
                           Realized Losses, if any,
                           together with interest thereon
                           at the Class K Pass-Through
                           Rate from the date on which
                           such unreimbursed Realized Loss
                       was  allocated  (or the date on which  interest  was last
                       paid) to, but not including, the Distribution Date following the Remittance Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such REMIC I Regular Interest and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (xxxiii)   Thirty-Third, to the Class L-L
                           Interest, in respect of
                           interest, (A) the portion of
                           the Interest Distribution
                           Amount therefor that is equal
                           to interest thereon at the
                           Class L-2 Pass-Through Rate and
                           (B) a proportionate amount of
                           the aggregate unpaid Interest
                           Shortfalls allocated to the
                           Class L-L Interest on any prior
                           Distribution Date;

                (xxxiv)Thirty-Fourth, after the Certificate Balance of the Class
                       L-L Interest has been reduced to zero, to the Class L-L Interest, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance of the Class L-L Interest is reduced to zero;

                (xxxv) Thirty-Fifth,   to  the  Class  L-L  Interest,   for  the
                       unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Class L-2 Pass-Through Rate from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date following the Remittance Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such REMIC I Regular Interest and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss; and

                (xxxvi) Thirty-Sixth, with respect to
Class A-EC Subordinated                  Advance Amounts,
                                         to each of the
                                         REMIC I Regular
                                         Interests that
                                         have been
                                         allocated Class
                                         A-EC Subordinated

                       Advance  Amounts,   in  proportion  to  such  Class  A-EC
                       Subordinated   Advance   Amounts   previously   allocated
                       thereto.

         Notwithstanding anything to the contrary in this Agreement, on each Distribution Date prior to the earlier of (i) the Senior Principal Distribution Cross-Over Date and (ii) the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal to the Class A-L-1 Interest and the Class A-L-2 Interest will be paid, first, to the Class A-L-1 Interest until the Certificate Balance thereof is reduced to zero, and thereafter, to the Class A-L-2 Interest until the Certificate Balance thereof is reduced to zero. On each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, distributions of principal on the Class A-L-1 Interest and the Class A-L-2 Interest will be paid pro rata in accordance with their respective Certificate Balances outstanding immediately prior to such Distribution Date, until each such Certificate Balance is reduced to zero.

         (II) On each Remittance Date, the Trustee shall receive for deposit into the Distribution Account in respect of each REMIC I Regular Interest, distributions from amounts on deposit in the Collection Account in respect of Prepayment Premiums, if any, distributable to its Related Certificate pursuant to Section 4.1(c); provided that amounts distributable to the Class A-EC Certificates pursuant to such Section shall be received by the Trustee for deposit in the Distribution Account in respect of the Class A-L-1 Interest, the Class A-L-2 Interest, the Class B-L Interest, Class C-L Interest, Class D-L Interest, Class E-L Interest, the Class F-L Interest, the Class G-L Interest, the Class H-L Interest, the Class J-L Interest and the Class K-L Interest, pro rata in accordance with their respective Certificate Balances.

         (III) On each Remittance Date, the Trustee shall receive for deposit into the Distribution Account in respect of each REMIC I Regular Interest, distributions from amounts on deposit in the Collection Account in respect of Default Interest received in the related Collection Period with respect to a Mortgage Loan that is in default with respect to its Balloon Payment, if any, distributable to its Related Certificate pursuant to the last paragraph of
Section 4.1(b)(I).

         (b) (I) On each Distribution Date, to the extent of amounts remitted to the Distribution Account pursuant to Section 4.1(a)(I), Holders of each Class of Certificates (other than the Residual Certificates) shall receive distributions from amounts on deposit in the Distribution Account, up to the Pooled Available Funds for such Distribution Date, in the amounts and in the order of priority set forth below:

                (i)    First, to the Class A-1
                       Certificates, Class A-2
                       Certificates and Class A-EC
                       Certificates, pro rata in
                       accordance with the Class Interest
                       Distribution Amount of each
                       (excluding any Class A-EC
                       Subordinated Advance Amounts for
                       such Distribution Date), up to
                       an amount equal to the Class
                       Interest Distribution Amount of
                       each such Class for such

                       Distribution Date (excluding any
                       Class A-EC Subordinated Advance
                       Amounts for such Distribution
                       Date);

                (ii)   Second, to the Class A-1
                       Certificates, the Class A-2
                       Certificates and Class A-EC
                       Certificates, pro rata in
                       accordance with the Class Interest
                       Shortfall of each (excluding any
                       Class Interest Shortfalls on the
                       Class A-EC Certificates
                       attributable to the Class A-EC
                       Subordinated Advance Amounts), up
                       to an amount equal to the aggregate
                       unpaid Class Interest Shortfalls
                       previously allocated to such Class
                       on any previous Distribution Dates
                       and not paid (excluding any Class
                       Interest Shortfalls on the Class
                       A-EC Certificates attributable to
                       the Class A-EC Subordinated Advance
                       Amounts);

                (iii)      Third, to the Class A-1
                           Certificates, in reduction of
                           the Certificate Balance
                           thereof, the Pooled Principal
                           Distribution Amount for such
                           Distribution Date, until the
                           Certificate Balance thereof is
                           reduced to zero;

                (iv)   Fourth, after the Certificate
                       Balance of the Class A-1
                       Certificates has been reduced to
                       zero, to the Class A-2
                       Certificates, in reduction of the
                       Certificate Balance thereof, the
                       Pooled Principal Distribution
                       Amount for such Distribution Date,
                       until the Certificate Balance
                       thereof is reduced to zero;

                (v)    Fifth, to the Class A-1
                       Certificates and the Class A-2
                       Certificates, pro rata, for the
                       unreimbursed amounts of Realized
                       Losses, if any, together with
                       interest thereon at the
                       Pass-Through Rate of such Class
                       from the date on which such
                       unreimbursed Realized Loss was
                       allocated (or the date on which
                       interest was last paid) to, but not
                       including, the Distribution Date on
                       which distributions in respect of
                       such unreimbursed Realized Loss are
                       made pursuant to this subparagraph,
                       up to an amount equal to the
                       aggregate of such unreimbursed
                       Realized Losses previously
                       allocated to the Class A-1
                       Certificates and the Class A-2
                       Certificates and interest thereon,
                       provided that any distribution
                       pursuant to this subparagraph shall
                       be deemed to be distributed first
                       in respect of any such interest and
                       then in respect of any such
                       unreimbursed Realized Loss;

                (vi) Sixth, to the Class B Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution
                       Date;

                (vii) Seventh, to the Class B Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (viii)     Eighth, after the Certificate
                           Balance of the Class A-2
                           Certificates has been reduced
                           to zero, to the Class B
                           Certificates, in reduction of
                           the Certificate Balance
                           thereof, the Pooled Principal
                           Distribution Amount for such
                           Distribution Date less the
                           portion thereof distributed on
                           such Distribution Date pursuant
                           to any preceding clause, until
                           the Certificate Balance thereof
                           is reduced to zero;

                (ix)   Ninth, to the Class B Certificates,
                       for the unreimbursed amounts of
                       Realized Losses, if any, together
                       with interest thereon at the
                       Pass-Through Rate of such Class
                       from the date on which such
                       unreimbursed Realized Loss was
                       allocated (or the date on which
                       interest was last paid) to, but not
                       including, the Distribution Date on
                       which distributions in respect of
                       such unreimbursed Realized Loss are
                       made pursuant to this subparagraph,
                       up to an amount equal to the
                       aggregate of such unreimbursed
                       Realized Losses previously
                       allocated to the Class B
                       Certificates and interest thereon,
                       provided that any distribution
                       pursuant to this subparagraph shall
                       be deemed to be distributed first
                       in respect of any such interest and
                       then in respect of any such
                       unreimbursed Realized Loss;

                (x) Tenth, to the Class C Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution
                       Date;

                (xi) Eleventh, to the Class C Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (xii)  Twelfth, after the Certificate
                       Balance of the Class B Certificates
                       has been reduced to zero, to the
                       Class C Certificates, in reduction
                       of the Certificate Balance thereof,
                       the Pooled Principal Distribution
                       Amount for such Distribution Date
                       less the portion thereof
                       distributed on such Distribution
                       Date pursuant to any preceding
                       clause, until the Certificate
                       Balance thereof is reduced to zero;

                (xiii)     Thirteenth, to the Class C
                           Certificates, for the
                           unreimbursed amounts of
                           Realized Losses, if any,
                           together with interest thereon
                           at the Pass-Through Rate of
                           such Class from the date on
                           which such unreimbursed
                           Realized Loss was allocated (or
                           the date on which interest was
                           last paid) to, but not
                           including, the Distribution
                           Date on which distributions in
                           respect of such unreimbursed
                           Realized Loss are made pursuant
                           to this subparagraph, up to an
                           amount equal to the aggregate
                           of such unreimbursed Realized
                           Losses previously allocated to
                           the Class C Certificates and
                           interest thereon, provided that
                           any distribution pursuant to
                           this subparagraph shall be
                           deemed to be distributed first
                           in respect of any such interest
                           and then in respect of any such
                           unreimbursed Realized Loss;

                (xiv) Fourteenth, to the Class D Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                (xv) Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (xvi)  Sixteenth, after the Certificate
                       Balance of the Class C Certificates
                       has been reduced to zero, to the
                       Class D Certificates, in reduction
                       of the Certificate Balance thereof,
                       the Pooled Principal Distribution
                       Amount for such Distribution Date
                       less the portion thereof
                       distributed on such Distribution
                       Date pursuant to any preceding
                       clause, until the Certificate
                       Balance thereof is reduced to zero;

                (xvii) Seventeenth,  to  the  Class  D  Certificates,   for  the
                       unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class D Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (xviii) Eighteenth, to the Class E Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution
                                      Date;

                (xix) Nineteenth, to the Class E Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (xx)   Twentieth, after the Certificate
                       Balance of the Class D Certificates
                       has been reduced to zero, to the
                       Class E Certificates, in reduction
                       of the Certificate Balance thereof,
                       the Pooled Principal Distribution
                       Amount for such Distribution Date
                       less the portion thereof
                       distributed on such Distribution
                       Date pursuant to any preceding
                       clause, until the Certificate
                       Balance thereof is reduced to zero;

                (xxi)  Twenty-First, to the Class E
                       Certificates, for the unreimbursed
                       amounts of Realized Losses, if
                       any, together with interest thereon
                       at the Pass-Through Rate of such
                       Class from the date on which such
                       unreimbursed Realized Loss was
                       allocated (or the date on which
                       interest was last paid) to, but not
                       including, the Distribution Date on
                       which distributions in respect of
                       such unreimbursed Realized Loss are
                       made pursuant to this subparagraph,
                       up to an amount equal to the
                       aggregate of such unreimbursed
                       Realized Losses previously
                       allocated to the Class E
                       Certificates and interest thereon,
                       provided that any distribution
                       pursuant to this subparagraph shall
                       be deemed to be distributed first
                       in respect of any such interest and
                       then in respect of any such
                       unreimbursed Realized Loss;

                (xxii) Twenty-Second,  to the  Class  F  Certificates,  up to an
                       amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                (xxiii) Twenty-Third, to the Class F Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (xxiv) Twenty-Fourth, after the Certificate Balance of the Class
                       E Certificates has been reduced to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the
                       Certificate Balance thereof is
                       reduced to zero;

                (xxv)  Twenty-Fifth, to the Class F
                       Certificates, for the unreimbursed
                       amounts of Realized Losses, if
                       any, together with interest thereon
                       at the Pass-Through Rate of such
                       Class from the date on which such
                       unreimbursed Realized Loss was
                       allocated (or the date on which
                       interest was last paid) to, but not
                       including, the Distribution Date on
                       which distributions in respect of
                       such unreimbursed Realized Loss are
                       made pursuant to this subparagraph,
                       up to an amount equal to the
                       aggregate of such unreimbursed
                       Realized Losses previously
                       allocated to the Class F
                       Certificates and interest thereon,
                       provided that any distribution
                       pursuant to this subparagraph shall
                       be deemed to be distributed first
                       in respect of any such interest and
                       then in respect of any such
                       unreimbursed Realized Loss;

                (xxvi) Twenty-Sixth,  to  the  Class  G  Certificates,  up to an
                       amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                (xxvii) Twenty-Seventh, to the Class G Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (xxviii)   Twenty-Eighth, after the
                           Certificate Balance of the
                           Class F Certificates has been
                           reduced to zero, to the Class G
                           Certificates, in reduction of
                           the Certificate Balance
                           thereof, the Pooled Principal
                           Distribution Amount for such
                           Distribution Date less the
                           portion thereof distributed on
                           such Distribution Date pursuant
                           to any preceding clause, until
                           the Certificate Balance thereof
                           is reduced to zero;

                (xxix) Twenty-Ninth,  to  the  Class  G  Certificates,  for  the
                       unreimbursed amounts of Realized Losses, if any, together with interest thereon at the Pass-Through Rate of such Class from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class G Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (xxx) Thirtieth, to the Class H Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                (xxxi) Thirty-First,  to  the  Class  H  Certificates,  up to an
                       amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (xxxii)    Thirty-Second, after the
                           Certificate Balance of the
                           Class G Certificates has been
                           reduced to zero, to the Class H
                           Certificates, in reduction of
                           the Certificate Balance
                           thereof, the Pooled Principal
                           Distribution Amount for such
                           Distribution Date less the
                           portion thereof distributed on
                           such Distribution Date pursuant
                           to any preceding clause, until
                           the Certificate Balance thereof
                           is reduced to zero;

                (xxxiii)   Thirty-Third, to the Class H
                           Certificates, for the
                           unreimbursed amounts of
                           Realized Losses, if any,
                           together with interest thereon
                           at the Pass-Through Rate of
                           such Class from the date on
                           which such unreimbursed
                           Realized Loss was allocated (or
                           the date on which interest was
                           last paid) to, but not
                           including, the Distribution
                           Date on which distributions in
                           respect of such unreimbursed
                           Realized Loss are made pursuant
                           to this subparagraph, up to an
                           amount equal to the aggregate
                           of such unreimbursed Realized
                           Losses previously allocated to
                           the Class H Certificates and
                           interest thereon, provided that
                           any distribution pursuant to
                           this subparagraph shall be
                           deemed to be distributed first
                           in respect of any such interest
                           and then in respect of any such
                           unreimbursed Realized Loss;

                (xxxiv)Thirty-Fourth,  to the  Class  J  Certificates,  up to an
                       amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

                (xxxv) Thirty-Fifth,  to  the  Class  J  Certificates,  up to an
                       amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (xxxvi)Thirty-Sixth,  after the Certificate Balance of the Class
                       H Certificates has been reduced to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

                (xxxvii)   Thirty-Seventh, to the Class J
                           Certificates, for the
                           unreimbursed amounts of
                           Realized Losses, if any,
                           together with interest thereon
                           at the Pass-Through Rate of
                           such Class from the date on
                           which such unreimbursed
                           Realized Loss was allocated (or
                           the date on which interest was
                           last paid) to, but not
                           including, the Distribution
                           Date on which distributions in
                           respect of such unreimbursed
                           Realized Loss are made pursuant
                           to this subparagraph, up to an
                           amount equal to the aggregate
                           of such unreimbursed Realized
                           Losses previously allocated to
                           the Class J Certificates and
                           interest thereon, provided that
                           any distribution pursuant to
                           this subparagraph shall be
                           deemed to be distributed first
                           in respect of any such interest
                           and then in respect of any such
                           unreimbursed Realized Loss;

                (xxxviii)  Thirty-Eighth,  to the Class K Certificates, up to an
                           amount equal to the Class Interest Distribution Amount of such Class for such Distribution
                                      Date;

                (xxxix)Thirty-Ninth,  to  the  Class  K  Certificates,  up to an
                       amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (xl)   Fortieth, after the Certificate
                       Balance of the Class J Certificates
                       has been reduced to zero, to the
                       Class K Certificates, in reduction
                       of the Certificate Balance thereof,
                       the Pooled Principal Distribution
                       Amount for such Distribution Date
                       less the portion thereof
                       distributed on such Distribution
                       Date pursuant to any preceding
                       clause, until the Certificate
                       Balance thereof is reduced to zero;

                (xli)  Forty-First, to the Class K
                       Certificates, for the unreimbursed
                       amounts of Realized Losses, if
                       any, together with interest thereon
                       at the Pass-Through Rate of such
                       Class from the date on which such
                       unreimbursed Realized Loss was
                       allocated (or the date on which
                       interest was last paid) to, but not
                       including, the Distribution Date on
                       which
                       distributions  in respect of such  unreimbursed  Realized
                       Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class K Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

                (xlii) Forty-Second,  to the  Class L-2  Certificates,  up to an
                       amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;


                (xliii) Forty-Third, to the Class L-2 Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

                (xliv) Forty-Fourth,  after the Certificate Balance of the Class
                       K Certificates has been reduced to zero, to the Class L-1 Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero; and

                (xlv)  Forty-Fifth, to the Class L-1
                       Certificates, for the unreimbursed
                       amounts of Realized Losses, if
                       any, together with interest thereon
                       at the Pass-Through Rate of such
                       Class from the date on which such
                       unreimbursed Realized Loss was
                       allocated (or the date on which
                       interest was last paid) to, but not
                       including, the Distribution Date on
                       which distributions in respect of
                       such unreimbursed Realized Loss are
                       made pursuant to this subparagraph,
                       up to an amount equal to the
                       aggregate of such unreimbursed
                       Realized Losses previously
                       allocated to the Class L-1
                       Certificates and interest thereon,
                       provided that any distribution
                       pursuant to this subparagraph shall
                       be deemed to be distributed first
                       in respect of any such interest and
                       then in respect of any such
                       unreimbursed Realized Loss.

                (xlvi) Forty-Sixth,  to the Class  A-EC  Certificates,  up to an
                       amount equal to the Class A-EC Subordinated Advance Amount for such Distribution Date, plus the aggregate unpaid Class A-EC Subordinated
                       Advance Amounts from any previous
                       Distribution Dates.

All references to pro rata in the preceding clauses shall mean pro rata based on the amount distributable pursuant to such clause.

         Notwithstanding anything to the contrary in this Agreement, on each Distribution Date prior to the earlier of (i) the Senior Principal Distribution Cross-Over Date and (ii) the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal to the Class A-1 Certificates and Class A-2 Certificates will be paid, first, to Holders of the Class A-1 Certificates until the Certificate Balance of such Certificates is reduced to zero, and thereafter, to holders of the Class A-2 Certificates, until the Certificate Balance of such Certificates is reduced to zero. On each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, distributions of principal on the Class A-1 Certificates and Class A-2 Certificates will be paid to Holders of such Class of Certificates, pro rata in accordance with their respective Certificate Balances outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class of Certificates is reduced to zero.

         On each Distribution Date, following the distribution from the Collection Account to the Distribution Account pursuant to Section 4.1(a)(III), Default Interest received in the related Collection Period with respect to a Mortgage Loan that is in default with respect to its Balloon Payment shall be distributed from amounts deposited in the Distribution Account pursuant to
Section 4.6(b)(iv) on each Distribution Date to the Holders of the Class of Certificates that is entitled to distributions in respect of principal on such Distribution Date; provided that if more than one Class of Certificates is entitled to distributions in respect of principal on such Distribution Date, the amount of such Default Interest will be allocated among such Classes pro rata in accordance with their respective Certificate Balances immediately prior to such Distribution Date.

         (II) On each Distribution Date, amounts remaining in the Distribution Account following the distributions to the Certificates pursuant to Section 4.1(b)(I) and (c) shall be distributed as follows:

                (i)    First, to the Class R-II
                       Certificates, in an amount equal to
                       the Class R-II Distribution Amount
                       for such Distribution Date; and

                (ii) Second, to the Class R-I Certificates, in an amount equal to any remaining funds in the Distribution Account.

         (c) On each Distribution Date, following the distribution from the Collection Account to the Distribution Account pursuant to Section 4.1(a)(II), the Paying Agent shall make distributions of Prepayment Premiums with respect to any Principal Prepayments received in the related Collection Period from amounts deposited in the Distribution Account pursuant to Section 4.6(b)(i) as follows:

         (I) Any Prepayment Premiums calculated with reference to a yield maintenance formula ("Yield Maintenance Charges") received in the related Collection Period shall be distributed to the holders of the Certificates outstanding on such Distribution Date, in the following amounts and order of priority:

                (a)    to each of the Class A-1, Class
                       A-2, Class B, Class C,
                       Class D, and Class E Certificates,
                       an amount equal to the product of
                       (A) a fraction, the numerator of
                       which is the amount distributed as
                       principal to such Class on such
                       Distribution Date, and the
                       denominator of which is the total
                       amount distributed as principal to
                       all Classes of Certificates on such
                       Distribution Date, (B) the Base
                       Interest Fraction for the related
                       principal payment and such Class of
                       Certificates and (C) the aggregate
                       amount of Yield Maintenance Charges
                       collected on such Principal
                       Prepayment during the related
                       Collection Period; and

                (b)    any   remaining   Prepayment   Premiums   following   the
                       distribution in clause (i) immediately above, to the Class A- EC Certificates.

         (II) Any Prepayment Premiums that are not Yield Maintenance Charges received in the related Collection Period shall be distributed to the Holders of the Class A-EC Certificates.

         (III) Notwithstanding the foregoing, Prepayment Premiums shall be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

         (d) The Certificate Balances of the REMIC I Regular Interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses with respect to such date. Any such write-offs will be applied to the REMIC I Regular Interests: first, to the Class L-L Interest; second, to the Class K-L Interest; third, to the Class J-L Interest, fourth, to the Class H-L Interest, fifth, to the Class G-L Interest; sixth, to the Class F-L Interest; seventh, to the Class E-L Interest; eighth, to the Class D-L Interest; ninth, to the Class C-L Interest; tenth, to the Class B-L Interest; and eleventh, to the Class A-L-1 Interest and the Class A-L-2
Interest, pro rata in accordance with their respective Certificate Balances outstanding immediately prior to such Distribution Date.

The Certificate Balances of the Regular Certificates (other than the Class A-EC and Class L-2 Certificates) will be reduced without distribution on any Distribution Date, as a write-off, to the extent that, after allocation of Realized Losses in accordance with the preceding sentence, the


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Certificate Balance of any Class of Certificates exceeds the Certificate Balance of its Related REMIC I Regular Interest.

         (e) All amounts distributable to a Class of Certificates pursuant to this Section 4.1 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder either (i) is DTC or its nominee or (ii) holds Certificates with an aggregate initial Certificate Balance, Class A-EC Notional Balance or Class L-2 Notional Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

         (f) Except as otherwise provided in Section 9.1 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the Distribution Date on which the final distribution with respect to any Class of Certificates is expected to be made or such later day as the Trustee becomes aware that the final distribution with respect to any Class of Certificates is expected to be made on the succeeding Distribution Date, mail to each Holder of such Class of Certificates and to the Rating Agencies, on such day a notice to the effect that:

         (A) the Trustee reasonably expects, based upon information previously provided to it, that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such
                Certificates at the office of the Trustee therein specified; and

         (B) if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Class R-I and Class R-II Certificates shall remain outstanding until there is no other Class of Certificates or REMIC I Regular Interests outstanding.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such Distribution Date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.1(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the


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remaining non-tendering Certificateholders, at their last addresses shown in the
Certificate Register, to surrender their Certificates for cancellation in order to receive from such funds held the final distribution with respect thereto. If, within one year after the second notice, any of such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an
agent,   take   appropriate   steps  to  contact  the  remaining   non-tendering
Certificateholders  concerning  surrender of their  Certificates.  The costs and
expenses  of   maintaining   such  funds  in  trust  and  of   contacting   such
Certificateholders shall be paid out of such funds. If, within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-II Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.1(f). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee. In the event the Trustee is permitted or required to invest any amounts in Permitted Investments under this Agreement, whether in its capacity as Trustee or in the event of its assumption of the duties of, or becoming the successor to, the Servicer in accordance with the terms of this Agreement, it shall invest such amounts in the following Permitted Investments and priority, in each case only for so long as any such investment shall continue to be a Permitted Investment: (1) Federated Money Market Fund, and (2) if (1) above is not available, Permitted Investments under clause (i) of the definition of Permitted Investments. The Trustee shall deposit into the applicable account funds in the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

         (g) Notwithstanding any provision in this Agreement to the contrary, the aggregate amount distributable to each Class pursuant to this Section 4.1 shall be reduced by the aggregate amount paid to any Person pursuant to Section
6.3 or Section 8.5(d), such reduction to be allocated among such Classes pro rata, based upon the respective amounts so distributable without taking into account the provision of this Section 4.1(g). Such reduction of amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal. For purposes of determining Class Interest Shortfalls and Certificate Balances, the amount of any such reduction so allocated to a Class shall be deemed to have been distributed to such Class.

         SECTION 4.2.      Statements to Rating Agencies
                           and Certificateholders;
                           Available Information;
                           Information Furnished to
                           Financial Market Publisher.

         (a) On each Distribution Date, the Trustee shall prepare and forward by mail to each Rating Agency and each Holder of a Certificate, with copies to the Depositor, Paying Agent, the Placement Agents, Servicer and Special Servicer, a statement as to such distribution setting forth for each Class, as applicable:

         (i) Pooled Principal Distribution Amount and the amount allocable to principal included in Pooled Available Funds;


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         (ii)          The Class Interest  Distribution Amount  distributable to
                       such Class and the amount of Pooled Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such Class;

         (iii)         The amount of any P&I Advances by
                       the Servicer, the Trustee or the
                       Fiscal Agent included in the
                       amounts distributed to the
                       Certificateholders;

         (iv) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Pooled Principal Distribution Amount on such Distribution Date;

         (v)    Realized Losses and their allocation to
                the Certificate Balance of any Class of
                Certificates;

         (vi)   The Scheduled Principal Balance of the
                Mortgage Loans as of the Due Date
                preceding such Distribution Date;

         (vii)         The number and aggregate principal
                       balance of Mortgage Loans (A)
                       delinquent one month, (B)
                       delinquent two months, (C)
                       delinquent three or more months,
                       (D) as to which foreclosure
                       proceedings have been commenced and
                       (E) that otherwise constitute
                       Specially Serviced Mortgage Loans,
                       and, with respect to each Specially
                       Serviced Mortgage Loan, the amount
                       of Property Advances made during
                       the related Collection Period, the
                       amount of the P&I Advance made on
                       such Distribution Date, the
                       aggregate amount of Property
                       Advances theretofore made that
                       remain unreimbursed and the
                       aggregate amount of P&I Advances
                       theretofore made that remain
                       unreimbursed;

         (viii) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

         (ix)   As of the Due Date preceding such
                Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

         (x) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the


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                appraised value of the related REO
                Property per the most recent Updated
                Appraisal obtained;

         (xi) The amount of the Servicing Compensation paid to the Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation described in Section 3.12(a) that was paid to the Servicer with respect to such Distribution Date;

         (xii) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date;

         (xiii) (A) The amount of Prepayment Premiums, if any, received during the related Collection Period, and (B) the amount of Default Interest received during the related Collection Period; and

         (xiv) Any additional information regarding the Mortgage Loans, which the Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders.

         In the case of information  furnished pursuant to subclauses (i), (ii),
(iii) and (xiii)(A) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates for a denomination of $1,000 initial Certificate Balance or Notional Balance.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate (except for a Class R-I or Class R-II Certificate) and to each Rating Agency a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

         On each Distribution Date, the Trustee shall forward to each Holder of a Class R-I or Class R-II Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I or Class R-II Certificates on such Distribution Date.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Class R-I or Class R-II Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.



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         In addition to the reports  required to be  delivered  pursuant to this
Section 4.2(a), the Trustee shall make available upon request to each proposed transferee of a Privately Placed Certificate such additional information, if any, required to be delivered under Rule 144A(d)(4) and in its possession so as to permit the proposed transfer to be effected pursuant to Rule 144A.

         (b) On or within two Business Days following each Distribution Date, the Trustee shall prepare and furnish to the Financial Market Publisher and the Placement Agents, using the format and media mutually agreed upon by the Trustee, the Financial Market Publisher and the Placement Agents, the following information regarding each Mortgage Loan and any other information reasonably requested by the Placement Agents and available to the Trustee:

         (i)    an identifying loan number;

         (ii)          the Mortgage Rate; and

         (iii)         the principal balance as of such
                               Distribution Date.

The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.2(a) and 4.2(b) to the extent it receives the necessary underlying information from the Servicer and the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed Due Dates, to the extent such failure is caused by the Servicer's or the Special Servicer's failure to deliver such underlying information in a timely manner. Absent manifest error, the Trustee may conclusively rely on any such information forwarded to it by the Servicer and the Special Servicer and shall have no obligation to verify the same. Nothing herein shall obligate the Trustee, the Servicer or the Special Servicer to violate (in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as appropriate) any applicable law or provision of any Mortgage Loan document prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

         SECTION 4.3.      Compliance with Withholding
                           Requirements.

         Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who has informed the Trustee in writing that it is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal


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withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

         SECTION 4.4.      REMIC Compliance.

         (a) The parties intend that each of REMIC I and REMIC II shall constitute, and that the affairs of each of REMIC I and REMIC II shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of REMIC I and REMIC II and shall on behalf of each of REMIC I and REMIC II: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of REMIC I and REMIC II, using a calendar year as the taxable year for each of REMIC I and REMIC II, when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of REMIC I and REMIC II to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.4 is then required by the REMIC Provisions in order to maintain the status of REMIC I or REMIC II as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of REMIC I and REMIC II for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date, to provide any information reasonably requested by the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of REMIC I and REMIC II as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R-I or Class R-II Certificates shall be the tax matters person of REMIC I or REMIC II, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R-I or Class R-II Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R-I or Class R-II Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of REMIC I and REMIC II, and each Holder of a Percentage Interest in the Class R-I or Class R-II Certificates, by acceptance thereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect


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thereto,  and any fees and expenses  incurred by the Trustee in connection  with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of REMIC I or REMIC II or the imposition of tax on REMIC I or REMIC II (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor or the Servicer or the Special Servicer which causes the Trustee to be unable to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) or (ii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" with the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject REMIC I or REMIC II to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause either REMIC I or REMIC II to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section 4.4. The Depositor, the Special Servicer and the Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Special Servicer's or the Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.4.

         (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; and (ii) no Mortgage Loan is repurchased by the Depositor.

         SECTION 4.5.      Imposition of Tax on the Trust
                                      Fund.

         In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on REMIC I or REMIC II, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d)


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or any  similar tax imposed by a state or local  jurisdiction  shall  instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to such REO Property (and until such taxes are paid, the Servicer from time to time shall withdraw from the Collection Account amounts reasonably determined by the Special Servicer to be necessary to pay such taxes, which the Servicer shall maintain in a separate, non-interest-bearing account, and the Servicer shall deposit in the Collection Account the excess determined by the Servicer from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Pooled Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by REMIC I and REMIC II (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, in a separate non-interest bearing account,
(i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to REMIC I or REMIC II after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax, such amounts to be segregated from the Collection Account with respect to any such net income of or contribution to REMIC I and from the Distribution Account with respect to any such net income of or contribution to REMIC II (and return the balance thereof, if any, to the Collection Account or the Distribution Account, as the case may
be). To the extent that any such tax is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R-I or the Class R-II Certificates as the case may be, and shall distribute such retained amounts to the Holders of REMIC I Regular Interests or Regular Certificates, as applicable, until they are fully reimbursed and then to the Holders of the Class R-I Certificates or the Class R-II Certificates, as applicable. None of the Servicer, the Special Servicer and the Trustee shall be responsible for any taxes imposed on REMIC I or REMIC II, in any case, except to the extent such tax is attributable to a breach of a representation or warranty of the Servicer or the Special Servicer or an act or omission of the Servicer, the Special Servicer or the Trustee in contravention of this Agreement, provided, further, that such breach, act or omission could result in liability under Section 6.3 in the case of the Servicer or Special Servicer or Section 8.5, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Servicer and the Special Servicer shall not be responsible for the Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Servicer or the Special Servicer.

         SECTION 4.6.      Remittances; P&I Advances.

         (a) For purposes of this Section 4.6, "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment (including any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and for any month after the related Balloon Payment would have been due), the related Assumed Scheduled Payment and (B) if such Mortgage Loan is not described by the preceding clause (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment.


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         (b) On the Remittance  Date  immediately  preceding  each  Distribution
Date, the Servicer shall:

                (i) remit to the Trustee from the Collection Account for deposit in the Distribution Account an amount equal to the Prepayment Premiums received by the Servicer in the Collection Period preceding such Remittance Date;

                (ii) remit to the Trustee from the Collection Account for deposit in the Distribution Account an amount equal to the Pooled Available Funds for such Distribution Date (excluding P&I Advances);

                (iii) make an advance (each, a "P&I Advance"), by deposit into the Collection Account, and remit such amount to the Distribution Account, in an amount equal to the sum of the Applicable Monthly Payment for each Mortgage Loan, to the extent such amounts were not received on such Mortgage Loans as of the close of business on the Business Day immediately preceding the Remittance Date; and

                (iv) remit to the Trustee from the Collection Account for deposit in the Distribution Account an amount equal to the Default Interest with respect to any Mortgage Loan that is in default with respect to its Balloon Payment received by the Servicer in the Collection Period preceding such Remittance Date.

         (c) Upon the Servicer's receipt of the Updated Appraisal relating to each Seriously Delinquent Loan, the Servicer shall determine the amount (the "Anticipated Loss") equal to the excess, if any, of (i) the sum of (w) the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date, (x) to the extent not previously advanced by the Servicer, Trustee or Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan at a per annum rate equal to the related Mortgage Rate, (y) all unreimbursed Advances with respect to such Mortgage Loan with interest thereon at the Advance Rate, and (z) to the extent not previously advanced by the Servicer, Trustee or Fiscal Agent, all currently due but unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property and a good faith estimate of any expenses relating to uncontested foreclosure, realization and liquidation of such Mortgaged Property, over (ii) an amount equal to 90% of the appraised value of the related Mortgaged Property as reflected in the Updated Appraisal thereof; provided, however, that in the event the Updated Appraisal has not been received within 60 days after the Special Servicer has ordered such appraisal pursuant to
Section 3.10(a), the Anticipated Loss shall be equal to 40% of the Scheduled Principal Balance of the Seriously Delinquent Loan; provided, further that promptly upon its receipt of such appraisal, the Servicer shall recalculate the Anticipated Loss. Notwithstanding Section 4.6(b)(iii), upon determination of the Anticipated Loss with respect to any Seriously Delinquent Loan, the amount of any P&I Advance required to be made with respect to such Mortgage Loan shall be an amount equal to the product of (A) the amount of the P&I Advance that would be required to be made in respect of such Mortgage Loan without regard to the application of this sentence, multiplied by (B) a fraction, the numerator of which is equal to the Scheduled Principal Balance of such Mortgage Loan as of the immediately


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preceding  Determination  Date less the Anticipated  Loss and the denominator of which is such Scheduled Principal Balance.

         (d)    [Reserved]

         (e) If, as of 5:00 p.m., New York City time, on any Remittance Date the Servicer shall not (i) have made the P&I Advance required to have been made on such date pursuant to Section 4.6(b)(iii) or (ii) delivered the certificate and documentation related to a determination of nonrecoverability, the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 10:00 a.m., New York City time, on such Distribution Date deposit into the Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.6, the Fiscal Agent shall make such P&I Advance not later than 12:00 p.m., New York City time, on such Distribution Date and, thereby, the Trustee shall not be in default under this Agreement.

         (f) Anything to the contrary in this Agreement notwithstanding, none of the Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance on any date on which a P&I Advance is otherwise required to be made by this Section 4.6 if the Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

         (g) The Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to, and the Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.6(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.6(iii).

                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.1.      The Certificates.

         The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-EC Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F
Certificates,  the Class G Certificates,  the Class H Certificates,  the Class J
Certificates, the Class K Certificates, the Class L-1 Certificates, the Class L-2 Certificates, the Class R-I Certificates and the Class R-II Certificates.



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         The Class A-1, Class A-2, Class A-EC,  Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L-1, Class L-2, Class R-I and Class R-II
Certificates will be substantially in the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15 and
A-16, respectively. The Certificates of each Class will be issuable in definitive physical form only, registered in the name of the holders thereof; provided, however, that in accordance with Section 5.3 beneficial ownership interests in the Class A-1, Class A-2, Class B, Class C, Class D, and Class E Certificates shall initially be represented by Book-Entry Certificates held and transferred through the book-entry facilities of the Securities Depository, in minimum denominations of authorized initial Certificate Balance or notional amount, as described in the succeeding table. The Book- Entry Certificates shall be in minimum denominations of $100,000 and multiples of $1,000 in excess thereof and the Certificates other than Book-Entry Certificates shall be in minimum denominations of $100,000 and multiples of $1 in excess thereof, except one Certificate of each such Class may be issued which represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or related Notional amount. Each Certificate will share ratably in all rights of the related Class. The Class R-I and Class R-II Certificates shall each be issuable in one or more registered, definitive physical certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

                                Aggregate Denominations
                              of all Certificates of Class
             Minimum        (in initial Certificate Balance or
        Class Denomination     initial Notional Balance)
         A-1  $100,000           $145,744,000.00
         A-2  $100,000           $210,167,000.00
        A-EC  $100,000           $512,101,998.44
          B   $100,000           $ 30,727,000.00
          C   $100,000           $ 28,166,000.00
          D   $100,000           $ 23,045,000.00
          E   $100,000           $  7,682,000.00
          F   $100,000           $ 15,364,000.00
          G   $100,000           $ 12,803,000.00
          H   $100,000           $  5,122,000.00
          J   $100,000           $ 12,803,000.00
          K   $100,000            $ 7,682,000.00
         L-1  $100,000           $ 12,796,998.44
         L-2  $100,000            $12,796,998.44

         Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.


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         Each  Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-16 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 5.2.      Registration, Transfer and
                           Exchange of Certificates.

         (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of this Section 5.2. Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

         (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of this Section 5.2, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with this Section 5.2. Each Certificate surrendered for registration of transfer shall be cancelled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.2 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of this Section 5.2.

         (c) The exchange, transfer and registration of transfer of Individual Certificates that are Privately Placed Certificates shall be subject to the restrictions set forth below (in addition to the other provisions of this Section 5.2:


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         (i)      The Certificate Registrar shall register
                  the transfer of an Individual
                  Certificate that is a Privately Placed
                  Certificate if the requested transfer is being made to a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation
                  Letter"), to the effect that the
                  transfer is being made to a Qualified
                  Institutional Buyer in accordance with
                  Rule 144A; or

         (ii) The Certificate Registrar shall register the transfer of an Individual
                  Certificate that is a Privately Placed
                  Certificate, if prior to the transfer,
                  the transferee furnishes to the
                  Certificate Registrar (1) an Investment
                  Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, (2) an Opinion of Counsel acceptable to the Certificate
                  Registrar that such transfer is in
                  compliance with the Act, and (3) a
                  written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. In addition, the
                  Certificate Registrar may, as a
                  condition of the registration of any
                  such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor's expense) as the Certificate
                  Registrar may reasonably require to
                  confirm that the proposed transfer is
                  being made pursuant to an exemption
                  from, or in a transaction not subject
                  to, the registration requirements of the Act and other applicable laws.

         (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.2, the Holder of one or more Certificates may transfer or exchange the same in whole or in part (with a Certificate Balance equal to any authorized denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.2, following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at the Corporate Trust Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or the Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or the Holder in the case of exchange) to such address as the transferee or the Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Certificate Balance and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.


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         (e)  Individual  Certificates  may  only  be  transferred  to  Eligible
Investors as described herein. In the event the Certificate Registrar shall determine that an Individual Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall void such transfer, if permitted under applicable law.

         (f) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.2 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

         (g) Subject to the other provisions of this Section 5.2, transfers of the Class R-I and Class R-II Certificates may be made only in accordance with this Section 5.2(g). The Certificate Registrar shall register the transfer of a Class R-I or Class R-II Certificate if (x) the transferor has advised the Certificate Registrar in writing that the Certificate is being transferred to a Qualified Institutional Buyer or an Institutional Accredited Investor; and (y) prior to transfer the transferor furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as they may reasonably be required to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

         (h) Neither the Depositor, the Servicer, the Special Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify any Class of Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not exempt from the registration requirements of the Act or is not made in accordance with such federal and state laws.

         (i) No transfer of any Ownership Interest in a Class A-EC Certificate or a Subordinate Certificate shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law"), which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or (ii) an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Class A-EC Certificates or Subordinate


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Certificates,  other than using assets of its general  account in  circumstances whereby such transfer and the subsequent holding of the applicable Certificate would not constitute or result in a prohibited transaction within the meaning of
Section 406 or 407 of ERISA, Section 4975 of the Code, or any Similar Law. Each prospective transferee of a Class A-EC Certificate or a Subordinate Certificate shall deliver to the Depositor, the Certificate Registrar and the Trustee, (a) a transfer or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in
(i) or (ii) above, or (b) an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Class A-EC Certificate or Subordinate Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provisions of ERISA, the Code, or any Similar Law will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be an expense of the Trustee, the Fiscal Agent, the Trust Fund, the Servicer, the Special Servicer, Certificate Registrar or the Depositor. None of the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, and the Certificate Registrar will register a Class R-I or Class R-II Certificate in any Person's name unless such Person has provided the letter referred to in clause (a) above. Any transfer of a Class A-EC Certificate or a Subordinate Certificate that would violate, or result in a prohibited transaction under, ERISA or Section 4975 of the Code shall be deemed absolutely null and void ab initio.

         (j) Each Person who has or acquires any Ownership Interest in a Class R-I or a Class R-II Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R-I Certificate or a Class R-II Certificate are expressly subject to the following provisions:

         (i)      Each Person acquiring or holding any
                  Ownership Interest in a Class R-I
                  Certificate or a Class R-II Certificate
                  shall be a Permitted Transferee and
                  shall not acquire or hold such Ownership
                  Interest as agent (including as a
                  broker, nominee or other middleman) on
                  behalf of any Person that is not a
                  Permitted Transferee.  Any such Person
                  shall promptly notify the Certificate
                  Registrar of any change or impending
                  change in its status (or the status of
                  the beneficial owner of such Ownership
                  Interest) as a Permitted Transferee.
                  Any acquisition described in the first
                  sentence of this Section 5.2(j)(i) by
                  a Person who is not a Permitted
                  Transferee or by a Person who is acting
                  as an agent of a Person who is not a
                  Permitted Transferee shall be void and
                  of no effect, and the immediately
                  preceding owner who was a Permitted
                  Transferee shall be restored to
                  registered and beneficial ownership of
                  the Ownership Interest as fully as
                  possible.

         (ii) No Ownership Interest in a Class R-I or a Class R-II Certificate may be transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar,


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



              and the Certificate Registrar shall not recognize a proposed Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest in a Class R-I or a Class R-II Certificate, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership
              Interest in a Class R-I or a Class R-II Certificate, as applicable, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including as a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (v) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this
              Section 5.2(j) and (y) other than in connection with the initial issuance of the Class R-I and Class R-II Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(B)(i) or (iii) are false.

         (iii)    Notwithstanding the delivery of a
                  Transferee Affidavit by a proposed
                  transferee under clause (ii) above, if a Responsible Officer of the Certificate
                  Registrar has actual knowledge that the
                  proposed transferee is not a Permitted
                  Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register;
                  provided, however, that the Certificate
                  Registrar shall not be required to
                  conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

         Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest in a Class R-I or a Class R-II Certificate, or such agent thereof, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent thereof


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such information  necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R-I or Class R-II Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent thereof referred to above;
provided, however, that such Persons shall in no event be excused from furnishing such information.

         SECTION 5.3.      Book-Entry Certificates.

         (a) The Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates shall, in the case of each such Class, initially be issued as one or more Book-Entry Certificates registered in the name of the Securities Depository or its nominees and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Securities Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interest in and to such Certificates through the book-entry facilities of the Securities Depository and, except as provided in subsection (c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Securities Depository Participant or brokerage firm representing each such Certificate Owner. Each Securities Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Securities Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Book-Entry Certificates through the book-entry facilities of the Securities Depository.

         (b) The Trustee, the Servicer, the Special Servicer, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book- Entry Certificates, deal with the Securities Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Securities Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Securities Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Securities Depository of such record date.

         (c)      If (i)(A) the Depositor advises the
Trustee and the Certificate Registrar in writing that the Securities Depository is no longer willing or able to properly discharge its


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



responsibilities with respect to any Class of the Book-Entry  Certificates,  and
(B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Securities Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Securities Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Securities Depository, accompanied by registration instructions from the Securities Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         SECTION 5.4.      Mutilated, Destroyed, Lost or
                           Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section
5.4 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.5.      Appointment of Paying Agent.

         The Trustee may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.1. The Trustee shall cause such Paying Agent, if other than the Trustee or the Servicer, to execute and deliver to the Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Servicer and the Trustee that such Paying Agent will hold all sums held by it for payment to Certificateholders in trust for the


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



benefit of the Certificateholders entitled thereto until such sums have been paid to such Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. The Paying Agent shall at all times be an entity having a long-term senior unsecured debt rating of at least "BBB" by Fitch and "Baa2" by Moody's, unless each of the Rating Agencies has confirmed in writing that a lower rating shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates.

         SECTION 5.6.      Access to Certificateholders'
                           Names and Addresses.

         (a) If any Certificateholder (for purposes of this Section 5.6, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Certificate Registrar shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, transmit such communication to the Certificateholders as of the most recent Record Date; provided, however, if such communication relates to performance by the Servicer, the Special Servicer or the Trustee of its duties hereunder, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date.

         (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.7.      Actions of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor, the Special Servicer or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor, the Special Servicer and the Servicer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the


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



registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor, the Special Servicer or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.7 as it shall deem necessary.


                                   ARTICLE VI

   THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

         SECTION 6.1.      Liability of the Depositor, the
                           Servicer and the Special
                                    Servicer.

         The Depositor, the Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

         SECTION 6.2.      Merger or Consolidation of the
                           Servicer and Special Servicer.

         Subject to the third paragraph of this Section 6.2, the Servicer will keep in full effect its existence, rights and good standing as a limited partnership under the laws of the State of Missouri and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Subject to the following paragraph, the Special Servicer will keep in full effect its existence, rights and good standing as a limited partnership under the laws of the State of Missouri and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Specially Serviced Mortgage Loans and to perform its respective duties under this Agreement.

         Each of the Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer or the Special Servicer, as applicable hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer or the Special Servicer, as applicable hereunder, if each of the Rating Agencies has confirmed in writing that such merger, consolidation or transfer and succession shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.



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



         SECTION 6.3.      Limitation on
                           Liability of the
                           Depositor, the
                           Servicer and Others.

         Neither the Depositor, the Servicer, the Special Servicer, nor any of the directors, officers, employees or agents of the Depositor or the Servicer or the Special Servicer (or any general partner of the Servicer or, if applicable, the Special Servicer) shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or the Special Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer or the Special Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence in the performance of its duties or by reason of negligent disregard of its respective obligations or duties hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer (or the general partner of the Servicer or, if applicable, the Special Servicer) may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer (or the general partner of the Servicer or, if applicable, the Special Servicer) shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence or (in the case of the Servicer or Special Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Servicer's or the Special Servicer's obligations under Section 3.1(a)) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.6(vi) of this Agreement.

         SECTION 6.4.      Limitation on Resignation of
                           the Servicer and of the Special
                                    Servicer.

         Each of the Servicer and the Special Servicer may assign its respective rights and delegate its respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio,


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



provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee, (B) shall be (I) an
established   mortgage   finance   institution,   bank  or  mortgage   servicing
institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or (II) a Person resulting from a merger, consolidation or succession that is permitted under Section 6.2, and (C) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or the Special Servicer, as applicable, under this Agreement from and after the date of such agreement;
(ii) as evidenced by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Regular Certificates in effect immediately prior to such assignment and delegation will not be qualified, downgraded or withdrawn as a result of such assignment and delegation; (iii) the Servicer or the Special Servicer, as applicable, shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.4; and (iv) the rate at which the Servicing Fee (or any component thereof) is calculated shall not exceed the rate in effect prior to such assignment and delegation. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Servicer or Special Servicer hereunder, as applicable.

         Except as provided in this Section 6.4, neither the Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Servicer's expense) to such effect delivered to the Trustee.

         No resignation or removal of the Servicer or the Special Servicer, as applicable, as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Servicer or the Special Servicer, as applicable, shall have assumed the Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder.

         SECTION 6.5.      Rights of the Depositor and the
                           Trustee in Respect of the
                           Servicer and the Special
                                    Servicer.

         Each of the Servicer and the Special Servicer shall afford the Depositor, the Rating Agencies, and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, each of the Servicer and the Special Servicer shall furnish to the Depositor, the Rating Agencies and the Trustee its most recent financial statements and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise, as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Servicer or the Special Servicer. Neither the Depositor nor the Trustee shall have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer


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



and neither such Person is obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.1.      Events of Default.

         "Event of Default", wherever used herein, with respect to the Servicer and the Special Servicer, as applicable (except with respect to item (vii) in the case of the Special Servicer) means any one of the following events:

         (i)    any failure by the Servicer or the Special
                Servicer, as applicable, to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted by the Servicer or the Special Servicer, as applicable, pursuant to and in accordance with the terms of this Agreement; or

         (ii)     any failure on the part of the Servicer
                  or Special Servicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements, or the breach of any representations or warranties provided herein on the part of the Servicer or the Special Servicer, which, in either event, materially and adversely affects the interests of the Certificateholders, the Servicer, the Special Servicer or the Trustee with respect to any Mortgage
                  Loan and which, in either event,
                  continues unremedied for a period of 30
                  days after the date on which written
                  notice of such failure or breach,
                  requiring the same to be remedied, shall have been given to the Servicer or Special Servicer by the Depositor or the Trustee, or to the Servicer or Special
                  Servicer, the Depositor and the Trustee
                  by the Holders of Certificates entitled
                  to at least 25% of the aggregate Voting
                  Rights of any Class affected thereby; or

         (iii)    confirmation in writing by any of the
                  Rating Agencies that the then- current
                  rating assigned to any Class of
                  Certificates will be withdrawn,
                  downgraded or qualified if the Servicer
                  or Special Servicer, as applicable, is
                  not removed as Servicer or Special
                  Servicer hereunder; or

         (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or Special Servicer, as applicable, and such decree or order shall have remained in force, undischarged or unstayed, for a period of 60 days; or

         (v)    the Servicer or Special Servicer, as
                applicable, shall consent to the
                appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer, or of or relating to all or substantially all of the property of either the Servicer or the Special Servicer; or

         (vi)   the Servicer or Special Servicer, as
                applicable, shall admit in writing its
                inability to pay its debts generally as
                they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vii) the Servicer shall fail to make any Advance required to be made by the Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance);

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of 25% of the aggregate Voting Rights of all Certificates, the Trustee shall, by notice in writing to the Servicer or the Special Servicer, as the case may be, terminate all of its respective rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights it may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination, and the right to the benefits of Section 6.3 notwithstanding any such termination); provided, however, that in the event the Servicer and the Special Servicer are the same Person, the Trustee may, and at the written direction of the Holders of 25% of the aggregate Voting Rights of all Certificates, the Trustee shall require that any termination of the Servicer shall constitute a termination of the Special Servicer and vice versa. On or after the receipt by the Servicer or the Special Servicer, as the case may be, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section (notwithstanding any failure of the Trustee to satisfy the criterion set forth in Section 6.4) and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the defaulting Servicer or Special Servicer, as the case may be, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Servicer and the Special


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



Servicer, on behalf of itself, agrees in the event it is terminated pursuant to this Section 7.1 promptly (and in any event no later than ten Business Days subsequent to such notice) to provide, at its own expense, the Trustee or the successor Servicer or Special Servicer (if other than the Trustee) with all documents and records requested by the Trustee or the successor Servicer or Special Servicer (if other than the Trustee) to enable the Trustee or the successor Servicer or Special Servicer (if other than the Trustee) to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer or the Special Servicer to the Collection Account and any REO Account or Reserve Account or thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Trustee or such successor Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the successor Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Servicer (or copies of the Mortgage Files relating to Specially Serviced Mortgage Loans to the Successor Special Servicer) and amending this Agreement to reflect such succession as Servicer or successor Special Servicer pursuant to this Section 7.1 shall be paid by the predecessor Servicer or Special Servicer upon presentation of reasonable documentation of such costs and expenses; provided, however, that if any such costs and expenses remain unpaid by the predecessor Servicer or Special Servicer within a reasonable time after presentation of such documentation, the Trustee or the successor Servicer or Special Servicer (if other than the Trustee) may be reimbursed from the Collection Account for such unpaid costs and expenses, which shall be deemed to be expenses of the Trust Fund.

         SECTION 7.2.      Trustee to Act; Appointment of
                                   Successor.

         On and after the time the Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.1, the Trustee shall be its successor in such capacity in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that
(i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Servicer or of the Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the terminated party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by any successor hereunder. The appointment of a successor Servicer or Special Servicer shall not affect any liability of the predecessor Servicer or Special Servicer, as applicable, which may have arisen prior to its termination as Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Servicer or of the Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer, as applicable, or for any losses incurred in respect of any Permitted


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Investment  by the  Servicer  pursuant  to Section 3.7  hereunder  nor shall the
Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Servicer or Special Servicer shall be entitled to all Servicing Compensation relating to the Mortgage Loans that accrue after the date of the Trustee's succession to which the Servicer or Special Servicer would have been entitled if the Servicer or Special Servicer, as applicable, had continued to act hereunder. Unless otherwise agreed to in writing by the Servicer and the Trustee, in the event any Advances made by the Servicer, the Fiscal Agent or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee and the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances made by the Trustee and the Fiscal Agent (and accrued and unpaid interest thereon) shall have been repaid in full. In addition to the foregoing, any successor Servicer (which, for the purposes of this sentence, shall not include the Trustee) shall be required to allocate funds available for the payment of unreimbursed Advances (with interest thereon at the Advance Rate) on a first in, first out basis, which results in the payment of unreimbursed Advances (with interest thereon at the Advance Rate) first to the predecessor Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to a majority of the aggregate Voting Rights so request in writing to the Trustee, or if neither the Trustee nor the Fiscal Agent is rated by each Rating Agency in one of its two highest long-term senior unsecured debt rating categories, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Servicer or Special Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of
all  the  Servicer's  or  Special   Servicer's   responsibilities,   duties  and
liabilities hereunder. Pending appointment of a successor to the Servicer or Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the terminated party hereunder. The Depositor, the Trustee, the Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 7.3.      Notification to
                           Certificateholders.

         (a) Upon any termination pursuant to Section 7.1 above or appointment of a successor to the Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.



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         (b) Within 5 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

         SECTION 7.4.      Other Remedies of Trustee.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.6(vi). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         SECTION 7.5.      Waiver of Past Events of
                           Default; Termination.

         The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to (including P&I Advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.1.      Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and


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powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder by the Servicer, the Special Servicer, the Depositor, the Paying Agent or the Auction Agent. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall report such finding to the presenting party and request a correction of such instrument.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the foregoing shall be subject to Section 8.2; and provided, further, that:

         (i)    Prior to the occurrence of an Event of
                Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

         (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

         (iii)    The Trustee shall not be personally
                  liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to a majority of the aggregate
                  Voting Rights (or such other percentage
                  as is specified herein) of each affected
                  Class, or of the aggregate Voting Rights of the


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                Certificates,   relating  to  the  time,  method  and  place  of
                conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

         (iv)   Except as provided in the succeeding
                sentence, the Trustee shall not be charged with knowledge of any failure by the Depositor to comply with the obligations of the Depositor hereunder or any failure of the Servicer or the Special Servicer to comply with the obligations of the Servicer or the Special Servicer referred to in clause (i) or (ii) of Section
                7.1, or of any breach or occurrence
                referred to in clause (iii) through (vi) of Section 7.1, as the case may be, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or occurrence. The
                Trustee shall be deemed to have actual
                knowledge of the Servicer's or the Special
                Servicer's failure to comply with its
                obligations listed in clause (i) (except with respect to remittances to the Collection Account) and (vii) of
                Section 7.1 or to provide scheduled
                reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

         (v) The Trustee and the Fiscal Agent shall not be under any obligation to appear in prosecute or defend any legal action which is not incidental to their respective duties as Trustee and Fiscal Agent in accordance with this Agreement (and, if either does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund, and the Trustee and the Fiscal Agent shall be entitled to be reimbursed therefor from the Collection
                Account, unless such legal action arises out of the negligence or bad faith of the Trustee or the Fiscal Agent, as the case may be, or any breach of a representation, warranty or covenant of the Trustee or the Fiscal Agent, as the case may be, contained herein.

         (vi)   The   execution  by  the  Trustee  of  any  forms  or  plans  of liquidation in connection with REMIC I or REMIC II shall not constitute a representation by the Trustee as to the adequacy of such form or plan of liquidation.

         The Trustee, in its capacity as Trustee, shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except pursuant to Sections 3.22 or 4.6 or during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with


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the terms of this  Agreement.  The  Trustee  shall not be  required  to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement.

         SECTION 8.2.      Certain Matters Affecting the
                                    Trustee.

         (a)    Except as otherwise provided in Section
8.1:

         (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

         (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii)    (A)  The Trustee shall be under no
                  obligation to institute, conduct or
                  defend any litigation hereunder or in
                  relation hereto at the request, order or direction of any of the
                  Certificateholders, pursuant to the
                  provisions of this Agreement, unless
                  such Certificateholders shall have
                  offered to the Trustee reasonable
                  security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this
                  Agreement shall not be construed as a
                  duty, and the Trustee shall not be
                  answerable for other than its negligence or willful misconduct in the performance of any such act; provided, however, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

         (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;



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         (v)    The Trustee shall not be bound to make any
                investigation into the facts or matters
                stated in any resolution, certificate,
                statement, instrument, opinion, report,
                notice, request, consent, order, approval bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to a majority (or such other percentage as is specified herein) of the aggregate Voting Rights of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Servicer, or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

         (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Trustee shall not otherwise be relieved of its duties and obligations hereunder.

         (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject REMIC I or REMIC II to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.



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         SECTION 8.3.      Trustee Not Liable for
                           Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Servicer or the Special Servicer and the Trustee, the Fiscal Agent, the Special Servicer and the Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates, or any private placement memorandum or prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall at no time have any responsibility or liability for or with respect to the legality, validity  and  enforceability  of any  Mortgage  or any  Mortgage  Loan,  or the
perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Servicer pursuant to Section 7.2) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.2); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.2); the compliance by the Depositor, the Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or the Special Servicer or any loss resulting therefrom, it being understood that the Trustee only shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to
Section 7.2) or any subservicer or any Borrower; any action of the Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.2) or any subservicer taken in the name of the Trustee, except with respect to the Trustee, to the extent such action is taken at the express written direction of the Trustee; the failure of the Servicer or the Special Servicer or any subservicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Servicer or the Special Servicer (other than in each case, with respect to the Trustee only, if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.2) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee or the Fiscal Agent of its obligation to perform its duties as specifically set forth in this Agreement. Under no circumstances shall the Fiscal Agent be liable under any of the circumstances described in the preceding sentence. The


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Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, or the Distribution Account by the Depositor, the Servicer or the Special Servicer, other than in each case, with respect to the Trustee only, any funds held by the Trustee. The Trustee (unless the Trustee shall have become the successor Servicer) or the Fiscal Agent shall have no responsibility for (A) filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement, (B) seeing to any insurance, (C) seeing to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Fund, or (D) confirming or verifying the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

         SECTION 8.4.      Trustee May Own Certificates.

         The Trustee and the Fiscal Agent in their individual capacities or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer and the Special Servicer in banking transactions, with the same rights each would have if it were not Trustee or Fiscal Agent.

         SECTION 8.5.      Payment of Trustee's Fees and
                           Expenses; Indemnification.

         (a) The Servicer covenants and agrees to pay to the Trustee or any successor Trustee from time to time, and the Trustee or any successor Trustee shall be entitled to receive from the Servicer on each Distribution Date the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

         (b) To the extent specifically permitted by Section 3.12(d), the Trustee shall be paid or reimbursed from the Trust Fund upon its request for expenses, disbursements and advances incurred or made by the Trustee pursuant to and in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         The Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the


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Trustee in connection with any transfer of the servicing responsibilities of the
Servicer or the Special Servicer, as applicable hereunder, pursuant to or otherwise arising from the resignation or removal of the Servicer or the Special Servicer, as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

         (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Servicer and the Special Servicer shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any, and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement related to each such party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder (including in the case of the Servicer or the Special Servicer, any agent of the Servicer or the Special Servicer).

         (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of this Agreement or the Certificates, in each case to the extent, and only to the extent, such payments are expressly reimbursable under this Agreement or are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), other than (i) those resulting from the negligence, misrepresentation, fraud, bad faith or willful misconduct of the Trustee and (ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.5(c). The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursements of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.3, Section 3.10, the third paragraph of Section 3.11, Section 8.11, Section 4.5, Section 5.1, and Section 7.1. The right of reimbursement of the Indemnified Parties under this Section 8.5(d) shall be senior to the rights of all Certificateholders.

         (e) Notwithstanding anything herein to the contrary, this Section 8.5 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee and the Fiscal Agent as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

         (f) This Section 8.5 shall be expressly  construed to include,  but not
be  limited  to,  such  indemnities,   compensation,   expenses,  disbursements,
advances, losses,


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liabilities, damages and the like, as may pertain or
relate to any environmental law or environmental matter.

         SECTION 8.6.      Eligibility Requirements for
                                    Trustee.

         The  Trustee   hereunder  shall  at  all  times  be  a  corporation  or
association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured senior long-term debt of at least "AA" (unless a Fiscal Agent is appointed and acting hereunder that has a long-term senior unsecured debt rating that is at least "AA" (without regard to any plus or minus)), unless each of the Rating Agencies has confirmed in writing that a lower rating shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Servicer or the Special Servicer, as applicable, pursuant to Section 7.2). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect, at its sole discretion, either to (i) resign immediately in the manner and with the effect specified in Section 8.7, (ii) pay such tax and continue as Trustee or
(iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7.

         SECTION 8.7.      Resignation and Removal of the
                           Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be deemed to have been removed and, accordingly, the Servicer shall promptly appoint a successor Trustee, which appointment of successor Trustee shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agencies to any Class of the Certificates as confirmed in writing by each of the Rating Agencies, and a successor Fiscal Agent, which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, shall be confirmed in writing by each of the Rating Agencies that such appointment of successor Fiscal Agent shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the fiscal agent deemed removed, and the successor Trustee and successor Fiscal Agent. Notwithstanding the foregoing, if no successor


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Trustee  and  Fiscal  Agent  shall  have  been so  appointed  and have  accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and departing Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor or Servicer, or if at any time the Trustee or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicer may remove the Trustee and the Fiscal Agent and shall promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and successor Fiscal Agent.

         The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall be deemed to be a removal also of the Fiscal Agent) and appoint a successor Trustee and successor Fiscal Agent (each meeting the requirements of Section 8.8) by written instrument or instruments, in eight originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Servicer, one complete set to the Special Servicer, one complete set to the Trustee so removed, one complete set to the Fiscal Agent deemed removed, one complete set to the successor Trustee so appointed and one complete set to the successor Fiscal Agent so appointed.

         In the event of the resignation or removal of the Trustee, the Fiscal Agent shall be entitled to resign, it being understood that the initial Fiscal Agent shall not be obligated to act in such capacity hereunder at any time that LaSalle National Bank is not the Trustee.

         Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.7 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, Fiscal Agent as provided in Section 8.8.

         SECTION 8.8.      Successor Trustee.

         Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein, provided that each Rating Agency shall have confirmed in


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writing that the  appointment  of such  successor  Trustee and successor  Fiscal
Agent shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the predecessor Trustee and predecessor Fiscal Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee and successor Fiscal Agent all such rights, powers, duties and obligations. No successor Trustee or successor Fiscal Agent shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor Trustee or successor Fiscal Agent shall be eligible under the provisions of Section 8.6.

         Upon acceptance of appointment by a successor Trustee or successor Fiscal Agent as provided in this Section 8.8, the successor Trustee shall mail notice of the succession of such Trustee and Fiscal Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

         SECTION 8.9.      Merger or Consolidation of
                                    Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Any Person into which the Fiscal Agent may be merged or converted or with which it may be consolidated or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Fiscal Agent shall be the successor of the Fiscal Agent hereunder, provided that such corporation or bank shall be eligible under the provisions of Section 8.6 without the execution or filing of any paper or any farther act on the part of any of the parties hereto, anything to the contrary notwithstanding.

         SECTION 8.10.          Appointment of Co-Trustee
                                or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall no longer be in existence or shall not have joined in such


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appointment  within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

         No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that if the Depositor is no longer in existence, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all


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of its estates, properties,  rights, remedies and trusts hereunder shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11.          Authenticating Agent.

         The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

         Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor, the Special Servicer and the Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor, the Special Servicer and the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

         The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. The Trustee shall pay the Authenticating Agent reasonable compensation from its own funds.

         SECTION 8.12.          Appointment of Custodians.

         The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The
Trustee agrees to comply with the terms of each Custodial
Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each


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Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term senior unsecured debt rating of at least "BBB" from each Rating Agency, unless each of the Rating Agencies has confirmed in writing that a lower rating shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.7. The Trustee shall pay the Custodian reasonable compensation from its own funds. The Trustee shall serve as the initial Custodian.

         SECTION 8.13.          Fiscal Agent Appointed;
                                Concerning the Fiscal
                                Agent.

         (a) The  Trustee  hereby  appoints  ABN AMRO Bank N.V.  as the  initial
Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.22 and 4.6.

         (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.22 and 4.6.

         (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.22 and 4.6, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by any Person and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clauses (ii) and (iv) of Section 8.1(c) shall apply to the Fiscal Agent.

         (d) Except as otherwise provided in Section 8.1(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.2(a).

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.1.      Termination.

         (a) The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the


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occurrence  of the last action  required to be taken by the Trustee  pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

         (b) The Trust Fund, REMIC I and REMIC II shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the Trust Fund, REMIC I and REMIC II shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.1(b), the Notice of Termination given pursuant to Sections 9.1(c) or 9.1(d)(iv) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Trustee in the final federal income tax returns of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1.

         (c) If the Trust Fund has not been  previously  terminated  pursuant to subsection (d) of this Section 9.1, any Holder of a Class R-I Certificate representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and the Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

         (i)    the sum of

                (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any Advances previously made on account of principal);

                (B)    the fair market value of all other
                       property included in the Trust Fund
                       as of the last day of the month
                       preceding such Distribution Date,
                       as determined by an Updated
                       Appraisal performed by an
                       Independent appraiser acceptable to
                       the Servicer as of the date not
                       more than 30 days prior to the last
                       day of the month preceding such
                       Distribution Date;

                (C)    all unpaid interest accrued on such
                       principal balance of each such
                       Mortgage Loan (including for this
                       purpose any Mortgage Loan as to
                       which title to the related
                       Mortgaged Property has been
                       acquired) at the Mortgage Rate to
                       the last day of the month preceding
                       such


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                  Distribution Date (less any Advances
                  previously made on account of interest);

                (D) the aggregate amount of unreimbursed Advances (with interest thereon at the Advance Rate), unpaid Servicing Compensation and unpaid Trust Fund expenses; or

         (ii)     the aggregate fair market value of the
                  Mortgage Loans, and all other property
                  acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution
                  Date, as determined by an Independent
                  financial advisory or investment banking or investment brokerage firm acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution
                  Date, together with one month's interest thereon at the related Mortgage Rate and disposition expenses.

         The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class R-I Certificate representing greater than a 50% Percentage Interest in such Class through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class R-I Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any party to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this
Section 9.1(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

         (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.1, on or after the Auction Valuation Date, the Trustee shall conduct an auction of the Mortgage Loans in accordance with the following principles:

         (i)    The Trustee shall request that four
                Independent financial advisory or
                investment banking or investment brokerage firms nationally recognized in the field of real estate analysis and reasonably acceptable to the Servicer provide the Trustee with an estimated value at which the Mortgage Loans and all other property in respect of any Mortgage Loan in the Trust Fund could be sold at an auction.
                If the aggregate value of the Mortgage
                Loans and such property, as determined by the average of the three highest such estimates, equals or exceeds the aggregate amount of the Certificate Balances of all Certificates outstanding as of the close of business on the Auction Valuation Date, plus unpaid interest thereon, the anticipated Auction Fees, unpaid Servicing
                Compensation, unreimbursed Advances
                (together with interest thereon at the
                Advance Rate), and unpaid Trust Fund
                expenses, the Trustee shall appoint an
                Auction Agent to solicit offers from
                Qualified Bidders to purchase all (but not less than all) of the Mortgage Loans and such property in accordance with the Auction Procedures for


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                a price that is not less than the Minimum  Auction Price. In the event that there is an auction of the Mortgage Loans and such property the Auction Agent shall be authorized to employ
                Independent   attorneys  and  other   Independent   professional
                consultants  (including,  without  limitation,   appraisers  and
                environmental consultants) as reasonably required to conduct such sale.

         (ii)     In determining the aggregate amount of
                  the Certificate Balances pursuant to
                  this Section 9.1(d), there shall be
                  included all Certificates owned by or on behalf of the Depositor, the Servicer, the Special Servicer, the Trustee, a Manager or a Borrower or any Affiliate thereof, notwithstanding the proviso in the first sentence of the definition of the term "Certificateholder."

         (iii)    The Trustee shall reject every bid that
                  the Auction Agent advises the Trustee in writing (a) is from a Person other than a Qualified Bidder, (b) provides for a purchase price that is less than an amount equal to the aggregate amount of the Certificate Balances of all
                  Certificates outstanding as of the close of business on the closing date, plus unpaid interest thereon, the Auction
                  Fees, unpaid Servicing Compensation,
                  unreimbursed Advances (together with
                  interest thereon at the Advance Rate),
                  and unpaid Trust Fund expenses (the
                  "Minimum Auction Price"), (c)
                  provides for purchase on terms other
                  than all-cash or (d) is contingent on
                  the occurrence or non-occurrence of any
                  event, except with respect to any
                  contingency relating to the due
                  diligence which may be performed by the
                  Qualified Bidder pursuant to the Auction
                  Procedures (each, a "Deficient Auction
                  Bid").  If all bids received by the
                  Trustee are Deficient Auction Bids, as
                  advised by the Auction Agent, the
                  Mortgage Loans and such property shall
                  not be sold and there shall be no
                  termination of the Trust Fund pursuant
                  to this Section 9.1(d).

         (iv) In the event the Trustee receives any bids that are not Deficient Auction Bids, the Trustee shall accept the highest bid that is not a Deficient Auction Bid, and shall deliver a Notice of Termination to the Servicer, the Special Servicer, the Rating
                Agencies and the Certificateholders
                specifying the Anticipated Termination
                Date (which shall be first Distribution
                Date following the date of closing of the sale of the Mortgage Loans and such property). The Trustee shall sell the Mortgage Loans and such property to the successful bidder at a closing to be held no later than the Remittance Date immediately preceding the Auction Proceeds
                Distribution Date.

         (v) The Trustee shall be entitled to be reimbursed from the Collection Account for expenses (which shall be deemed to be expenses of the Trust Fund) that it or the Auction Agent on its behalf incurs pursuant


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                to this Section 9.1(d) in connection with the valuation and sale of the Mortgage Loans and such property (collectively, the "Auction Fees"), including all fees and reasonable expenses of legal counsel and other professional consultants retained by either of the Trustee or the Auction Agent. The Trustee shall not be personally liable for any act or omission of the Auction
                Agent   hereunder  or  any   Independent   attorneys  and  other
                Independent professional consultants appointed by the Auction Agent.

         (vi)   Any auction shall be conducted in
                accordance with auction procedures to be developed by the auction agent in connection with such auction (the "Auction
                Procedures"), provided that such
                procedures shall include at a minimum
                provisions substantially to the effect
                that: (i) no due diligence of the
                Servicer's, the Special Servicer's or the Trustee's records with respect to the Mortgage Loans may be conducted by any bidder prior to being notified that it has submitted the highest bid; (ii) the Auction Agent is entitled to require that the highest bidder provide a non-refundable good faith deposit sufficient to reimburse the Trustee and the Auction Agent for all expenses in connection with the evaluation of such bid and in connection with such highest bidder's due diligence, (iii) each bidder may be required to enter into a confidentiality agreement with the
                Servicer, the Special Servicer, the
                Auction Agent and the Trustee prior to
                being permitted to conduct due diligence,
                (iv) Borrowers on any of the Mortgage
                Loans shall be prohibited from submitting bids, and (v) in the event that the highest bidder withdraws, the next highest bidder shall be permitted to conduct due diligence as if it were the highest bidder.

         (e) If the Trust Fund has not been previously terminated pursuant to subsection (c) or (d) of this Section 9.1, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the REMIC I Regular Interests notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Certificate or REMIC I Regular Interest, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.1(a), 4.1(b) or 4.1(c), as applicable, or (ii) if no such Classes of Certificates are then outstanding, to the Holders of the Residual Certificates in accordance with Section 4.1(b)(II), in either case, following the later to occur of (A) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (B) the liquidation or disposition pursuant to Section 3.18 of the last asset held by the Trust Fund.

         (f)  Notice of any  termination  of the  Trust  Fund  pursuant  to this
Section 9.1 shall be mailed by the Trustee to affected Certificateholders with a copy to the Servicer and the Special Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have


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received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

         (i)    specify  the  Anticipated  Termination  Date on which  the final
                distribution   is   anticipated   to  be  made  to   Holders  of
                Certificates of the Classes specified therein;

         (ii)     specify the amount of any such final
                           distribution, if known; and

         (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

         (g) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.1 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-II Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.1.

         SECTION 9.2.      Additional Termination
                           Requirements.

         In the event that (a) the holder of a Class R-I Certificate representing greater than a 50% Percentage Interest in such Class, the Servicer or the Depositor exercises its purchase option as provided in Section 9.1(c) or
(b) the procedures for sale of all Mortgage Loans as provided in Section 9.1(d) are initiated, the Trust Fund shall be terminated in accordance with the following additional requirements: provided that the Trustee has received from the Class R-I Certificateholders, the Servicer, the Depositor or the purchaser of the Mortgage Loans, as appropriate, an Opinion of Counsel or other evidence to the effect that the termination of the Trust Fund (i) will constitute a "qualified liquidation" of each of REMIC I and REMIC II within


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the meaning of Code Section 860F(a)(4)(A-3) and (ii) will not subject REMIC I or
REMIC II to tax or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1.          Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.2.          Limitation on Rights of
                                Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or the Mortgage Loans, unless, with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such


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



Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.3.          Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 10.4.          Notices.

         All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (or, in the case of notice by telecopy, upon confirmation of receipt) as follows:

              If to the Trustee or the Fiscal Agent, to:

                  LaSalle National Bank or ABN AMRO Bank N.V.
                  135 South LaSalle Street
                  Suite 1740
                  Chicago, Illinois 60603
                  Attention Asset - Backed Securities Trust
                            Services, MRAC 1996-C2
                  Telecopy No.: (312) 904-2084

              With copies to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, New York 10022
                  Attention: Mark Michigan, Esq.
                  Telecopy No.: (212) 751-4864

              If to the Depositor, to:

                  Midland Realty Acceptance Corp.
                  210 West 10th Street
                  6th Floor
                  Kansas City, Missouri 64105
                  Attention:  Alan L. Atterbury
                  Telecopy No.:  (816) 435-2326

              With copies to:

                  Morrison & Hecker L.L.P.
                  2600 Grand Avenue
                  Kansas City, Missouri  64108-4606
                  Attention: William A. Hirsch, Esq.
                  Telecopy No.: (816) 474-4208

              If to the Servicer or the Special Servicer, to:

                   Midland Loan Services, L.P.
                   210 West 10th Street
                   6th Floor
                   Kansas City, Missouri 64105
                   Attention: Alan L. Atterbury
                   Telecopy No.: (816) 435-2326

              With copies to:

                  Morrison & Hecker L.L.P.
                  2600 Grand Avenue
                  Kansas City, Missouri 64108-4606
                  Attention: William A. Hirsch, Esq.
                  Telecopy No.: (816) 474-4208

              If to the Mortgage Loan Seller (for the BCMC Loans), to:

                  Boston Capital Mortgage Company, Limited Partnership One Boston Place
                  Boston, Massachusetts 02108-4406
                  Attn: Kingsley Greenland
                  Telecopy No.: (612) 624-8799

              If to the Mortgage Loan Seller (for the GACC Loans), to:

                  German American Capital Corporation
                  31 West 52nd Street
                  New York, New York 10019
                  Attn: General Counsel
                  Telecopy No.: (212) 469-8172

              If to the Mortgage Loan Seller (for the MCFC Loans) to:

                  Midland Commercial Financing Corp.
                  210 West 10th Street
                  Kansas City, Missouri 64105
                  Attention: Alan L. Atterbury
                  Telecopy No.: (816) 435-2326

              With copies to:

                  Morrison & Hecker L.L.P.
                  2600 Grand Avenue
                  Kansas City, Missouri 64108-4606
                  Attention: William A. Hirsch, Esq.
                  Telecopy No.: (816) 474-4208

              If to any Certificateholder, to:

                   the address set forth in the
                   Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

         SECTION 10.5.          Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.6.          Notice to the Depositor
                                and Each Rating Agency.

         (a) The Trustee shall use its best efforts to promptly provide written notice to the Depositor and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

         (i) any material change or amendment to this Agreement;

         (ii)     the occurrence of any Event of Default
                  that has not been cured;

         (iii)    the merger, consolidation, resignation
                  or termination of the Servicer, Special
                  Servicer, Trustee or Fiscal Agent;



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



         (iv)     the repurchase of Mortgage Loans
                  pursuant to Section 2.3(d) or
                  2.3(e);

         (v)  the final payment to any Class of
              Certificateholders;

         (vi)     each report to Certificateholders
                            described in Section 4.2;

         (b) The Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

         (i)      each of its annual statements as to
                  compliance described in Section 3.14;

         (ii)     each of its annual independent public
                  accountants' servicing reports described in Section 3.15.

         (iii)    annual reports of each Borrower with
                  respect to the net operating income and
                  occupancy rates required to be delivered by the related Mortgage and actually received by the Servicer or the Special
                  Servicer, if applicable, pursuant
                  thereto to the extent consistent with
                  applicable law and the related Mortgage
                  Loan Documents.

         (c) The Special Servicer, shall furnish each Rating Agency with such information with respect to any Specially Serviced Mortgage Loan as such Rating Agency shall request and which the Special Servicer can obtain to the extent consistent with applicable law and the related
Mortgage Loan Documents.

         (d)  Notices to each Rating Agency shall be
              addressed as follows:


              Fitch Investors Service, L.P.
              One State Street Plaza
              New York, New York 10004
              Attention: Commercial Mortgage Surveillance

              Moody's Investor Services, Inc.
              99 Church Street
              New York, New York 10007
              Attention: Commercial Mortgage Surveillance

or in each case to such other address as any Rating Agency shall specify by written notice to the parties hereto.

         SECTION 10.7.          Amendment.

         This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement and will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing and, in all cases, which, as evidenced by an Opinion of Counsel at the expense of the party (other than the Trustee, unless such amendment modifies or otherwise relates solely to the obligations, duties or rights of the Trustee) requesting such amendment, shall not adversely affect in any material respect the interests of any Certificateholder.

         This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 662/3% of the aggregate Voting Rights allocated to all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

         (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

         (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates then outstanding; or

         (iii) alter the obligations of the Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

         Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement or any Custodial Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMICs as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

         In the event that neither the Depositor nor the successor thereto, if any, is in existence, any amendment under this Section 10.7 shall be effective with the consent in writing of the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, and, to the extent required by this Section, the Certificateholders and each Rating Agency.

         Promptly after the execution of any amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency (with a copy of such amendment to each Rating Agency).

         It shall not be necessary for the consent of Certificateholders under this Section 10.7 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

         Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property).

         Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer shall be entitled to receive and rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii) or
(iv) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         SECTION 10.8.          Confirmation of Intent.

         It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian or any other agent on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Missouri and Illinois Uniform Commercial Codes; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


Signed and acknowledged
in the presence of:


Print Name:


Print Name:
MIDLAND REALTY ACCEPTANCE CORP., as Depositor



By:  /s/ Clarence A. Krantz
     Name: Clarence A. Krantz
     Title: Executive Vice President


Signed and acknowledged
in the presence of:



Print Name:




Print Name:
MIDLAND LOAN SERVICES, L.P.,
as Servicer and Special Servicer


By:      MIDLAND DATA SYSTEMS, INC.,
     its General Partner


By:  /s/ Alan L. Atterbury
     Name: Alan L. Atterbury
     Title: President

Signed and acknowledged
in the presence of:


Print Name:


Print Name:
LASALLE NATIONAL BANK,
 as Trustee, Custodian, Certificate Registrar and Paying
Agent



By:          /s/Russell M. Goldenberg
     Name:   Russell M. Goldenberg
     Title:  Vice President

Signed and acknowledged
in the presence of:


Print Name:



Print Name:
ABN AMRO BANK
N.V.,                    as Fiscal
Agent of the Trustee





By:  /s/Robert C. Smolka          By:  /s/Kenneth M. Gonski
     Name: Robert C. Smolka            Name: Kenneth M. Gonski
     Title:Group Vice President        Title:Vice President

STATE OF MISSOURI  )
                   ) ss.:
COUNTY OF JACKSON  )


         On this ____ day of December, 1996, before me appeared Clarence A. Krantz to me personally known, who being by me duly sworn did say that he is an Executive Vice President of MIDLAND REALTY ACCEPTANCE CORP., a Missouri corporation and that he signed his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.




                           --------------------------------
                           NOTARY PUBLIC in and for said
                           County and State

                           My Commission expires:

                                     (stamp)

                                     (seal)

STATE OF MISSOURI   )
                    ) ss.:
COUNTY OF JACKSON   )


         On this ____ day of December, 1996, before me appeared Alan L. Atterbury, to me personally known, who being by me duly sworn did say that he is the President of Midland Data Systems, Inc., a Missouri corporation, the general partner of MIDLAND LOAN SERVICES, L.P., a Missouri limited partnership, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors as the general partner of said limited partnership, and said person acknowledged said instrument to be the free act and deed of said corporation as the general partner of said limited partnership and the free act and deed of said limited partnership.

         WITNESS my hand and seal hereto affixed the day and year first above written.




                           --------------------------------
                           NOTARY PUBLIC in and for said
                           County and State

                           My Commission expires:

                                     (stamp)

                                     (seal)

STATE OF __________________   )
                              ) ss.:
COUNTY OF _______________     )


         On this ___ day of
                              , before me appeared
                     ____________________, to me personally
known, who being by me duly sworn did say that he is a
[Title] of
                      , a
                corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and said __________________ acknowledged said instrument to be the free act and deed of said corporation and the free act and deed of said corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.




                           --------------------------------
                           NOTARY PUBLIC in and for said
                           County and State

                           My Commission expires:

                                     (stamp)

                                     (seal)

STATE OF __________________    )
                               ) ss.:
COUNTY OF ________________     )


         On this ___th day of
                        , before me,
the undersigned, a Notary Public in and for the State of
                               , duly commissioned
                         and sworn, personally appeared
                                     , to me
known who, by me duly sworn, did depose and acknowledge before me and say that he resides at

; that he is the
        of
                                       , a
                       , the
corporation described in and that executed the foregoing instrument; and that he signed his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.




                           --------------------------------
                           NOTARY PUBLIC in and for the
                                    State of

                           .
                           My Commission expires:

                                     (stamp)

                                     (seal)


This instrument prepared by:



Name:
Address:

STATE OF __________________    )
                               ) ss.:
COUNTY OF ________________     )



         On the ___th day of
                    , before me,
                                       , a
Notary Public in and for said State, personally appeared

,

and

, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signatures on the instrument the corporation upon behalf of which the person acted executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                     NOTARY PUBLIC


My commission expires ___________________